AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999

                                                        Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                SUPERIOR BANK FSB
        (Exact name of registrant as specified in governing instruments)

                                ---------------

                                  UNITED STATES
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3614142
                     (I.R.S. Employer Identification Number)

                                ---------------

                               ONE LINCOLN CENTRE
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (708) 916-4000
          (Address and telephone number of principal executive offices)

                                ---------------

                               WILLIAM C. BRACKEN,
                            SENIOR VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER,
                                SUPERIOR BANK FSB
                               ONE LINCOLN CENTRE
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (708) 916-4000
            (Name, address and telephone number of agent for service)

                                ---------------

                                   COPIES TO:

                                                           KATHRYN CRUZE, ESQ.
     LAWRENCE S. RIGIE, ESQ.                             THACHER PROFFITT & WOOD
777 WESTCHESTER AVENUE - SUITE 204                       TWO WORLD TRADE CENTER
   WHITE PLAINS, NEW YORK 10604                         NEW YORK, NEW YORK 10048

                                ---------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                          CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                                       PROPOSED
                                                                  PROPOSED              MAXIMUM             AMOUNT OF
         TITLE OF SECURITIES                  AMOUNT              MAXIMUM              AGGREGATE          REGISTRATION
           BEING REGISTERED              BEING REGISTERED      OFFERING PRICE       OFFERING PRICE           FEE(2)
----------------------------------------------------------------------------------------------------------------------
AFC Mortgage Loan Asset Backed
Certificates.......................... $3,000,240,872.08          100%(1)        $3,000,240,872.08      $722,800(3)
======================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee.
(2)      Calculated in reliance upon 457(a).
(3) $400,240,872.08 aggregate principal amount of AFC Mortgage Loan Asset Backed Securities registered by the Registrant under Registration Statement No. 333-61691 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of AFC Mortgage Loan Asset Backed Certificates have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $3,000,240,872.08.

                               ------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-61691 previously filed by the Registrant. This Registration Statement, which relates to $3,000,240,872.08 aggregate principal amount of AFC Mortgage Loan Asset Backed Securities, constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-61691.

================================================================================

                              CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(A)


                  ITEM AND CAPTION IN FORM S-3                            LOCATION IN PROSPECTUS
                  ----------------------------                            ----------------------
1.    Forepart of Registration Statement and Outside Front
        Cover Page of Prospectus.......................................         Forepart of Registration Statement
                                                                                and Outside Front Cover Page of
                                                                                Prospectus
2.    Inside Front and Outside Back Cover Pages of
        Prospectus.....................................................         Inside Front Cover Page of
                                                                                Prospectus and Outside Back Cover
                                                                                Page of Prospectus
3.    Summary Information, Risk Factors and Ratio of Earnings
        to Fixed Charges...............................................         Summary of Prospectus; Risk Factors
4.    Use of Proceeds..................................................         Use of Proceeds
5.    Determination of Offering Price..................................                 *
6.    Dilution.........................................................                 *
7.    Selling Security Holders.........................................                 *
8.    Plan of Distribution.............................................         Method of Distribution
9.    Description of the Securities to be Registered...................         Summary of Prospectus; The
                                                                                Mortgage Pool; Yield and Prepayment
                                                                                Considerations; Description of the
                                                                                Securities**
10.   Interests of Named Experts and Counsel...........................                 *
11.   Material Changes.................................................         Financial Information
12.   Incorporation of Certain Information by Reference................         Incorporation of Certain
                                                                                Information by Reference
13.   Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities.................................         See page II-1

--------------

*     Answer negative or item inapplicable.
**    To be completed from time to time by Prospectus Supplement.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated July 23, 1999, Prospectus Supplement (To Prospectus dated _____, 1999)

                                                                  [Version 1]
                                  $-----------

           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES ____-_

                                SUPERIOR BANK FSB
                             DEPOSITOR AND SERVICER


                                               THE TRUST WILL ISSUE THE
                                               FOLLOWING CERTIFICATES WHICH ARE
                                               OFFERED HEREBY:

YOU SHOULD CONSIDER                                                           INITIAL CERTIFICATE            PASS-THROUGH
CAREFULLY THE RISK FACTORS                              CLASS                 PRINCIPAL BALANCE                   RATE
                                                        -----                 -----------------              ---------
BEGINNING ON PAGE S-__ IN
THIS PROSPECTUS                                1A  . . . . . . . . . . . . . .  $____________                Variable(1)
SUPPLEMENT AND PAGE __                         2A  . . . . . . . . . . . . . .  $____________                Variable(1)
IN THE PROSPECTUS.                             ------------------

The certificates will                          (1)  Calculated as described herein. The pass-through rate is generally based on
represent interests only in a                       one-month
trust consisting primarily of                       LIBOR plus an applicable spread rate subject to a rate cap at the weighted
mortgage loans and will not                         average of the
represent ownership                                 applicable mortgage rates less certain fees.
interests in or obligations of
the servicer, the depositor,                   THE ASSETS OF THE TRUST WILL INCLUDE:
the trustee of the trust or
any of their affiliates.                       o    a pool of fixed-rate mortgage loans;
                                               o    a pool of adjustable-rate mortgage loans;
This prospectus supplement                     o    cash accounts for the purpose of purchasing additional
may be used to offer and                            mortgage loans; and
sell the offered certificates                  o    credit enhancement in the form of a certificate insurance policy.
only if accompanied by the
prospectus.                                                                   [Certificate insurer]


OFFERING INFORMATION:

                                            Price to                      Underwriting                     Proceeds to
                                             Public                         Discount                        Depositor
Class 1A                                      ___%                            ____%                           ____%
Class 2A                                      ___%                            ____%                           ____%
Total                                     $___________                     $_________                      $_________

The underwriters listed below will offer the certificates described above subject to certain conditions, which are discussed in the "Method of Distribution" section of this prospectus supplement. Delivery of the offered certificates is expected to be on or about ______, 199_. The proceeds to the depositor from the sale of such certificates has been determined prior to deducting expenses of approximately
$------.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 [Underwriters]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents included in the accompanying prospectus provides the pages on which these captions are located.


                                                    TABLE OF CONTENTS
                                                                                                                     PAGE
                                                                                                                     ----
                                                  PROSPECTUS SUPPLEMENT
SUMMARY INFORMATION...................................................................................................S-5
RISK FACTORS.........................................................................................................S-12
THE MORTGAGE POOL....................................................................................................S-20
     General Description of the Mortgage Pool........................................................................S-20
     Group 1.........................................................................................................S-20
     Group 2.........................................................................................................S-31
YIELD AND PREPAYMENT CONSIDERATIONS..................................................................................S-42
     Delay in Distributions..........................................................................................S-42
     Prepayment Considerations and Risks.............................................................................S-42
     Optional Purchase of Defaulted Mortgage Loans...................................................................S-43
     Effect of Prepayments and Mortgage Loan Yield on Class 1A Pass-Through Rate.....................................S-44
     Prepayment Model for Class 1A Certificates......................................................................S-44
     Effect of Prepayments and Mortgage Loan Yield on Class 2A Pass-Through Rate.....................................S-50
     Prepayment Model for Class 2A Certificates......................................................................S-51
     Limitation on Adjustments.......................................................................................S-57
THE DEPOSITOR........................................................................................................S-57
     Loan Origination History........................................................................................S-57
     Underwriting Criteria...........................................................................................S-57
DESCRIPTION OF THE CERTIFICATES......................................................................................S-67
     Registration of Certificates....................................................................................S-69
     Glossary of Terms...............................................................................................S-73
     The Principal and Interest Accounts.............................................................................S-79
     The Certificate Accounts........................................................................................S-80
     Calculation of One-Month LIBOR..................................................................................S-81
     Allocation of Amount Available .................................................................................S-81
     Interest Coverage Account and Reserve Account...................................................................S-87
     Advances........................................................................................................S-88
     Excess Spread, Overcollateralization and Cross-Collateralization Provisions.....................................S-88
POOLING AND SERVICING AGREEMENT......................................................................................S-89
     General.........................................................................................................S-89
     The servicer....................................................................................................S-90
     The Trustee.....................................................................................................S-92
     Payment of Expenses.............................................................................................S-93
     Termination; Purchase of mortgage loans.........................................................................S-93
     Removal and Resignation of Servicer.............................................................................S-94
     Recordation of Assignments of Mortgages.........................................................................S-95
     Amendment.......................................................................................................S-96
THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY ........................................................S-96
     Capitalization..................................................................................................S-96
     Certificate Insurance Policy....................................................................................S-96
FEDERAL INCOME TAX CONSEQUENCES......................................................................................S-96
ERISA CONSIDERATIONS.................................................................................................S-99
LEGAL INVESTMENT....................................................................................................S-101
METHOD OF DISTRIBUTION..............................................................................................S-102
EXPERTS.............................................................................................................S-103


                                                           S-3




RATINGS.............................................................................................................S-103
LEGAL MATTERS.......................................................................................................S-104
ANNEX I...............................................................................................................I-1

                               SUMMARY INFORMATION

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series.............................AFC Mortgage Loan Asset Backed Certificates, Series ____-_.

Cut-off Date................................_____, 199_.

Closing Date................................On or about ____, 199_.

Depositor...................................Superior Bank FSB, a federally chartered stock savings bank. Superior
                                            Bank FSB's principal offices are located at One Lincoln Centre,
                                            Oakbrook Terrace, Illinois 60181 and its phone number is (630) 916-
                                            4000.

Servicer....................................__________________.

Trustee....................................._________________________________.

Certificate Insurer........................._________________________.

THE TRUST

The depositor will establish a trust with respect to the Series ____-_ certificates, pursuant to a pooling and servicing agreement dated as of _____, 199_ among the depositor, the servicer, and the trustee. On the closing date, the depositor will deposit two separate pools of mortgage loans into the trust. The first pool is "GROUP 1" and consists of fixed-rate mortgage loans. The second pool is "GROUP 2" and consists of adjustable-rate mortgage loans.

The Series ____-_ Certificates will consist of Class 1A, Class 2A and Class R Certificates. Each Series ____-_ Certificate will evidence a partial undivided interest in the trust.

THE OFFERED CERTIFICATES

Only the Class 1A and Class 2A certificates are offered hereby. The offered certificates will have the characteristics shown in the first table on the cover of this prospectus supplement.

The offered certificates will initially be represented by one or more book-entry certificates registered in the name of CEDE & Co., as nominee of the Depository Trust Company, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

SEE "DESCRIPTION OF THE CERTIFICATES--REGISTRATION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES" IN THE PROSPECTUS.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will remit interest and principal on the 25th of each month beginning in ________. However, if the 25th is not a business day, distributions will be made on the next business day after the 25th of the month. The first remittance date will be _________, 199_.

As described in greater detail in this prospectus supplement, distributions on the Class 1A certificates will generally be paid from collections on the group 1 mortgage loans and distributions on the Class 2A certificates will generally be paid from collections on the group 2 mortgage loans.

INTEREST PAYMENTS

Interest will accrue on each of the offered certificates at the related pass-through rate. The pass-through rates are adjustable and will be calculated for each remittance date based on one-month LIBOR plus an applicable spread rate, subject to a rate cap at the weighted average of the applicable mortgage rates less certain fees. The spread rate is ___% for the Class 1A certificates and ___% for the Class 2A certificates.

If on any remittance date the interest paid on the Class 2A certificates is based on the rate cap rather than LIBOR plus the applicable spread rate, the resulting difference, subject to an available funds cap rate, together with interest on that amount, will be carried forward and paid as an additional interest payment on future remittance dates from funds available to that group after all other distributions, other than distributions on the Class R certificates, have been made.

SEE "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE MONTH LIBOR"; "--ALLOCATION OF AMOUNT AVAILABLE"; AND "--DEFINITIONS" IN THIS PROSPECTUS SUPPLEMENT.

PRINCIPAL PAYMENTS

Generally, the required amount of principal distributable on each class of offered certificates on each remittance date will be the lesser of:

(1) principal actually received on the mortgage loans in the related group plus any excess of the certificate principal balance of that class over the mortgage loan balance of that group due to losses on those mortgage loans; and

(2) the amount, if any, needed to pay down the certificate principal balance of such class so that the outstanding balance of the related group exceeds such certificate principal balance by the amount required by the certificate insurer for the related group. Such excess is referred to as the "REQUIRED OVERCOLLATERALIZATION AMOUNT."

However, the amount of principal distributable on a certificate will never be greater than the outstanding principal balance of that certificate.

Under certain circumstances, the amount of required principal distributable to you may be zero. This can occur on any remittance date on which the required overcollateralization amount for the group related to your certificate has been reached or maintained.

SEE "DESCRIPTION OF THE CERTIFICATES-ALLOCATION OF AMOUNT AVAILABLE"; AND "--DEFINITIONS" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

Credit enhancement refers to features of the offered certificates that are intended to reduce the effect on holders of the offered certificates of losses on the mortgage loans. The credit enhancement consists of excess spread, cross-collateralization, overcollateralization and the certificate insurance policy, each as described below.

EXCESS SPREAD

On each remittance date, the amount of interest due on the mortgage loans of each group will generally be greater than the amount needed to make monthly interest payments on the related certificates and to pay certain fees for that month. Such excess interest that is collected is referred to as "EXCESS SPREAD". As described in greater detail in this prospectus supplement, excess spread from a group of mortgage loans will be used first to cover any shortfalls in the required payments of principal on the offered certificates related to such group, and then for cross-collateralization and/or overcollateralization as described below.

On the closing date, the certificate insurer will establish for each group of mortgage loans a maximum dollar amount of excess spread that may be used to cover realized losses in principal for such group. On the date on which the aggregate amount of excess spread applied to cover those losses is equal to such dollar amount, excess spread will no longer be available to cover shortfalls in required principal payments, or to create overcollateralization on that group. That date is referred to as the "CROSS-OVER DATE" for a group.

SEE "DESCRIPTION OF THE CERTIFICATES--EXCESS SPREAD, OVERCOLLATERALIZATION AND CROSS- COLLATERALIZATION PROVISIONS"; AND "-DEFINITIONS" IN THIS PROSPECTUS SUPPLEMENT.

CROSS-COLLATERALIZATION

Cross-collateralization generally refers to the use of amounts received on one group of mortgage loans, after payment of required interest and principal on the related offered certificates, to pay shortfalls of required interest and principal on the offered certificates related to the other group. In addition, after payments of required interest and principal payments on both groups, excess funds for such group will be used, if necessary, first to reach the required overcollateralization amount for such group, and then to reach the required overcollateralization amount for the other group.

The excess funds for a group are from two sources: (1) excess spread that is not needed to pay shortfalls in principal for that group and (2) excess principal that is not needed because principal received for that group exceeds the amount necessary to reach or maintain the required overcollateralization amount.

SEE "DESCRIPTION OF THE CERTIFICATES--EXCESS SPREAD, OVERCOLLATERALIZATION AND CROSS- COLLATERALIZATION PROVISIONS"; AND "-DEFINITIONS" IN THIS PROSPECTUS SUPPLEMENT.

OVERCOLLATERALIZATION

Overcollateralization refers to the actual amount by which the aggregate principal balance due on the mortgage loans in a group exceeds the aggregate principal balance due on the related offered certificates. That excess is intended to protect certificateholders against shortfalls in required payments on the related offered certificates.

An initial amount of overcollateralization will be required for each group. The following chart indicates the amount of initial overcollateralization as of the closing date:


   Cut-off Date                                Over-
   Mortgage Loan       Closing Date      collateralization
 Balance and Pre-       Certificate     (expressed as a % of
  Funding Amount          Balance          group balance)
  --------------          -------          --------------
Group 1:             Class 1A:
$----------          $---------                 ---%
Group 2:             Class 2A:
$----------          $----------                ---%

On the closing date, the certificate insurer will also specify the required overcollateralization amount for each group (which will vary throughout the life of the certificates). The required overcollateralization amount for a group is intended to be reached by an additional payment of principal from amounts that are available for such group after payments of required principal and interest payments on all offered certificates and certain fees and expenses. That amount, if any, will be used to pay principal on the related offered certificates on an accelerated basis in relation to the related mortgage loans, thereby increasing the amount of overcollateralization for the related group.

SEE "DESCRIPTION OF THE CERTIFICATES--EXCESS SPREAD, OVERCOLLATERALIZATION AND CROSS- COLLATERALIZATION PROVISIONS"; AND "-DEFINITIONS" IN THIS PROSPECTUS SUPPLEMENT.

CERTIFICATE INSURANCE POLICY

____________________, a _________ insurance corporation, will issue a certificate insurance policy. Subject to certain limitations described in this prospectus supplement, the policy will irrevocably and unconditionally guarantee payment to the holders of the Class A certificates of the required monthly payment of interest due (which does not include the payment of interest carried forward and payable to the Class 2A certificateholders) to each Class A certificateholder and the ultimate receipt of the certificate principal balance of each such certificate.

If the certificate insurer fails to make a payment due under the certificate insurance policy, you will directly bear the risk of loss.

SEE "THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF PAYMENTS

In general, the trustee will remit funds available for a group (after payment of certain fees and expenses) on each remittance date in the following order of priority:

FIRST, to make the required payments of interest on the offered certificates related to that group;

SECOND, to make the required payments of principal on the offered certificates related to that group;

THIRD, to pay any accrued but unpaid trustee's fees related to that group;

FOURTH, to make the required payments of interest and principal on the offered certificates related to the other group, if funds available for that other group are insufficient;

FIFTH, if the remittance date is prior to the cross-over date for that group, to make an additional payment of principal on the offered certificates related to that group, if necessary, in order to reach the required overcollateralization amount for that group;

SIXTH, if the remittance date is prior to the cross-over date for the other group, to make an additional payment of principal on the offered certificates related to that other group, if necessary, in order to reach the required overcollateralization amount for that other group;

SEVENTH, to reimburse the servicer and/or depositor for certain unreimbursed expenses or advances related to that group;

EIGHTH, if the offered certificates related to that group are Class 2A certificates, to make an additional payment of interest on those offered certificates equal to any additional interest amount carried forward;

NINTH, to pay the balance of any funds available to the Class R certificateholders.

SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AMOUNT AVAILABLE" IN THIS PROSPECTUS SUPPLEMENT.

THE MORTGAGE LOANS

The trust will consist of two groups of mortgage loans. The group 1 mortgage loans are fixed-rate mortgage loans secured by first or second liens on residential, commercial or mixed-use residential and commercial real properties. The group 1 mortgage loans have an aggregate principal balance of approximately $____________ as of _________, 199_.

FOR ADDITIONAL INFORMATION REGARDING THE FIXED- RATE MORTGAGE LOANS, SEE "THE MORTGAGE POOL- GROUP 1" IN THIS PROSPECTUS SUPPLEMENT.

The group 2 mortgage loans are adjustable-rate mortgage loans secured by first liens on residential real properties. The adjustable-rate mortgage loans have an aggregate principal balance of approximately $______________ as of _______, 199_.

FOR ADDITIONAL INFORMATION REGARDING THE ADJUSTABLE-RATE MORTGAGE LOANS, SEE "THE MORTGAGE POOL-GROUP 2" IN THIS PROSPECTUS SUPPLEMENT.

COLLECTIONS ON THE MORTGAGE LOANS AND ADVANCES BY THE SERVICER

The servicer will collect monthly payments of principal and interest on the mortgage loans. Each month, the servicer will retain its servicing fee and amounts payable or reimbursable to it or the depositor and forward the remainder of the collections, including unscheduled payments, to the trustee. For any month, if the servicer receives an interest payment on a mortgage loan that is less than the full interest payment due (or if no interest payment is received at all), the servicer will advance to the trustee its own funds to cover that shortfall in interest.

SEE "DESCRIPTION OF THE CERTIFICATES--THE PRINCIPAL AND INTEREST ACCOUNTS"; AND "ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE CERTIFICATES-MONTHLY ADVANCES IN RESPECT OF DELINQUENCIES" AND "-COMPENSATING INTEREST" IN THE PROSPECTUS.

PRE-FUNDING ACCOUNTS AND SUBSEQUENT
MORTGAGE LOANS

On the closing date, the depositor will pay to the trustee approximately $______________ which will be held by the trustee in two separate pre- funding accounts as follows:


Group 1 Pre-Funding                  $__________
Account
Group 2 Pre-Funding
Account                              $__________

For a period of not more than 90 days after the closing date, the depositor will be obligated to sell and the trustee will be obligated to purchase with the funds in each pre-funding account additional mortgage loans to be included in the related group. Each mortgage loan purchased by the trust during this period must meet the criteria set forth in the pooling and servicing agreement, which are described in this prospectus supplement. Any amounts remaining in the pre-funding accounts at the end of the 90-day period following the closing date will be distributed on the next remittance date to the holders of the related Class A certificates as a payment of principal.

SEE "THE MORTGAGE POOL-GROUP 1-CONVEYANCE OF GROUP 1 SUBSEQUENT MORTGAGE LOANS AND THE GROUP 1 PRE-FUNDING ACCOUNT" AND -- "GROUP 2-CONVEYANCE OF GROUP 2 SUBSEQUENT MORTGAGE LOANS AND THE GROUP 2 PRE-FUNDING ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

When the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to less than 5% of the sum of (1) the aggregate principal balance of the mortgage loans as of ____, 199_, and (2) the aggregate amounts on deposit in the pre-funding accounts on the closing date, the servicer, at its option, may purchase all the remaining mortgage loans and properties on behalf of the trust, and thereby cause an early retirement of the certificates.

SEE "THE POOLING AGREEMENT-- TERMINATION; PURCHASE OF MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT.

FEDERAL INCOME TAX CONSEQUENCES

An election will be made to treat designated portions of the trust as a real estate mortgage investment conduit for federal income tax purposes. The offered certificates will represent ownership of regular interests in the trust. Such certificates will generally be treated as debt instruments for federal income tax purposes. You will be required to include in your income all interest and original issue discount, if any, on your certificate in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the Class R certificates will be the sole residual interest in the real estate mortgage investment conduit.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS.

RATINGS

When issued, the offered certificates will receive the following ratings from [_______________] and [__________________]:



      OFFERED              [RATING             [RATING
    CERTIFICATES           AGENCY]             AGENCY]
-------------------------------------------------------------
      Class 1A               Aaa                 AAA
      Class 2A               Aaa                 AAA

The security ratings address the likelihood that you will receive all distributions on the underlying mortgage loans to which you are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings do not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. In addition, the ratings do not address the likelihood of payment of any interest carried forward and payable to the Class 2A certificateholders on future remittance dates.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

The Class 1A certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. When issued, the Class 2A certificates will not constitute "mortgage related securities" for purposes of SMMEA. However, when the group 2 pre-funding account has been reduced to zero, the Class 2A certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

If you are buying the offered certificates on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in this prospectus supplement under the caption "ERISA Considerations." Buying certificates on behalf of an employee benefit plan may result in a so-called "prohibited transaction" unless you meet the requirements of certain exemptions. The Department of Labor has given exemptions to the two underwriters listed on the cover page of this prospectus supplement. These exemptions generally apply to certificates like the offered certificates if certain requirements are met.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

         You should consider, among other things, the following factors in connection with the purchase of the offered certificates.

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE YIELD TO MATURITY ON YOUR CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

         The yield to maturity on each class of offered certificates will depend on a variety of factors, including:

          o the rate and timing of principal payments on the mortgage loans related to that class;

          o the rate and timing of payments of excess spread and excess principal to accelerate payments of principal on such class;

          o    the pass-through rate for that class; and

          o    the purchase price of that class.

         Since a majority of the mortgagors are permitted to prepay their mortgage loans at any time, without penalty, the rate and timing of principal distributions on the offered certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Conversely, when market interest rates decrease, borrowers are more likely to prepay their mortgage loans. General economic conditions and homeowner mobility will also influence such decisions.

         Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

         Prepayments of principal may also be caused by the following: liquidations of defaulted mortgage loans; insurance payments on the mortgage loans; repurchases due to breaches of representations and warranties or defective documentation; optional purchase by the servicer of defaulted mortgage loans and the optional purchase by the servicer of all the mortgage loans in connection with the termination of the trust.

         A prepayment of a mortgage loan in a group will usually result in a prepayment of principal on the related offered certificates which would otherwise be distributed over the term of the related mortgage loan. Increased prepayments could result in a faster return of principal to you at a time when you may not be able to reinvest those funds at an interest rate as high as the pass-through rate on your class of certificates. Conversely, reduced prepayments could result in a slower return of principal to you at a time when you may be able to reinvest those funds at a higher rate of interest than the pass-through rate on your class of certificates. In particular, a reduction in the rate of principal payments will occur when interest only vouchers are used to defer principal payments and interest only payments are made under the depositor's periodic payment loan program described in this prospectus supplement.

         In general, if you purchase a class of offered certificates at a price higher than its outstanding principal balance and principal distributions on such class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered certificates at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

         SEE "YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.]

[ACCELERATED PAYMENTS OF PRINCIPAL ON THE OFFERED CERTIFICATES WILL AFFECT THE YIELD TO MATURITY ON YOUR CERTIFICATES

         Your yield to maturity will also depend on whether, and to what extent, excess spread and excess principal are used to make additional principal payments to you in order to reach the required overcollateralization amount for your group. If the required overcollateralization amount with respect to the group related to your certificate has not been reached, excess spread and excess principal may be used to accelerate the return of principal to you on each remittance date prior to the cross-over date for your group. However, excess spread and excess principal will first be used to cover any shortfalls in the required payments of interest and principal on your certificates. By applying these amounts first to shortfalls, the amounts available to accelerate payment of principal in satisfaction of the required overcollateralization amount is reduced and the rate at which payments of principal would otherwise be accelerated is less than it would have been if excess spread and excess principal were first applied to reach the required overcollateralization amount. On and after the cross-over date for a group, this acceleration of principal feature will no longer apply to the offered certificates related to that group.

         In general, if you purchase a class of offered certificates at a price higher than its outstanding principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered certificates at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

         SEE "YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.]

[THE VARIABLE PASS-THROUGH RATE ON THE CERTIFICATES MAY AFFECT YOUR YIELD TO MATURITY

         The pass-through rate applicable to your certificate on each remittance date will affect your yield to maturity. The pass-through rates on the offered certificates are based on one-month LIBOR plus an applicable fixed spread rate (subject to certain caps). The mortgage rates on the group 1 mortgage loans are fixed. The mortgage rates on the group 2 mortgage loans adjust annually or semi-annually based upon six-month LIBOR. One-month LIBOR will fluctuate in response to economic and market conditions, whereas the fixed mortgage rates will remain fixed. Six-month LIBOR will also fluctuate but may respond differently to the same economic and market conditions than one-month LIBOR, and there is not necessarily any correlation between them. One-month LIBOR may increase to a level such that the amount of interest collected on the mortgage loans is insufficient to pay interest on some or all of the offered certificates at one-month LIBOR plus the applicable spread rate. If that occurs, the rate payable on the affected offered certificates will be capped at the rate equal to the weighted average of the mortgage rates for the related group less certain fees. The Class 1A certificates do not contain a "carry forward" or "catch-up" feature if the amount of interest paid is so capped. Accordingly, if mortgage market interest rates or market yields for securities similar to the Class 1A offered certificates rise, the value of such certificates may decline. The

Class 2A certificates do contain a "carry forward" or "catch-up" feature and the amount of the shortfall resulting from paying interest based on the cap rate will be paid on future remittance dates, but only on a subordinated basis from any amounts that would otherwise be distributable on the Class R certificates and such "carry forward" or "catch up" payments are subject to an available funds cap rate.

         SEE "YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.]

[PRINCIPAL DISTRIBUTIONS ARE UNPREDICTABLE AND, THEREFORE, MAY BE AN INAPPROPRIATE INVESTMENT FOR YOU

         If you require a particular amount of principal on a specific date or an otherwise predictable stream of principal distributions, an investment in any class of offered certificates may be an inappropriate investment for you. As described in greater detail in this prospectus supplement, the amount and rate at which principal distributions will be made on the offered certificates is unpredictable. The amount of principal distributable to each class on a remittance date may be any one of the following: the amount of principal received on the mortgage loans from the related group, a lesser or greater amount based on the required overcollateralization amount for such group, or zero if such required overcollateralization amount has been reached on such remittance date. The depositor cannot assure you as to the amount of or the rate at which principal distributions will be made to you.]

THE PAYMENT PERFORMANCE OF THE CERTIFICATES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; SOME TYPES OF MORTGAGE LOANS MAY BE PRONE TO DEFAULTS AND MAY EXPOSE YOUR CERTIFICATES TO GREATER LOSSES

         The excess spread, cross-collateralization, overcollateralization and certificate insurance features described in this prospectus supplement are intended to enhance the likelihood that you will receive regular payments of interest and principal. However, higher than anticipated rates of delinquencies or defaults on the mortgage loans may result in delays in the receipt of principal by you, thereby affecting the yield to maturity on your certificates. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans, any resulting losses will be covered by funds available through the excess spread, cross- collateralization and overcollateralization features described above and by amounts paid under the certificate insurance policy. Any such payments would result in prepayments of principal that would otherwise be distributed over the remaining terms of the mortgage loans and thus will affect the yield to maturity of your certificate as described above. The risk of delinquency, defaults or losses may be higher for certain mortgage loans. You should consider the following:

         [MULTIFAMILY, COMMERCIAL, MIXED-USE LOANS. Approximately ___% of the group 1 mortgage loans (by group 1 statistical principal balance) are secured by multifamily properties. Approximately ___% of the group 1 mortgage loans (by group 1 statistical principal balance) are secured by commercial properties. Approximately ___% of the group 1 mortgage loans (by group 1 statistical principal balance) are secured by mixed-use residential and commercial properties. Multifamily loans, commercial loans and mortgage loans secured by mixed residential and commercial properties are generally viewed by lenders as exposing the lender to a greater risk of loss than mortgage loans secured by one- to four-family residential properties, units in planned unit developments, individual condominium units or manufactured homes. That is because multifamily lending, commercial lending and mixed use lending typically involves larger loans that may result in larger losses than those on residential properties. In addition, repayment of multifamily, commercial and mixed-used loans is typically dependent upon the successful operation of the related mortgaged property.

Income from and the market value of the mortgaged property would be adversely affected if space in the mortgaged property could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected. Successful operation of an income-producing mortgaged property is dependent upon, among other factors, economic conditions generally and in the geographic area, operating costs and the performance of the management agent, if any. In some cases, that operation may be subject to circumstances outside the control of the borrower or lender, including the quality or stability of surrounding neighborhoods, the development of competing properties or businesses, maintenance expenses (including energy costs), rent control or stabilization laws and changes in the tax laws. If the cash flow from a particular mortgaged property is reduced (for example, if leases are not renewed, if tenants default or if rental rates decline), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline. No assurance can be given to you that the values of the mortgaged properties securing the multifamily loans, commercial loans and mixed-use loans have remained or will remain at the levels in effect on the dates of origination of the related loans. FOR FURTHER INFORMATION REGARDING THE PRIMARY RISK TO HOLDERS OF MORTGAGE LOANS SECURED BY MULTIFAMILY PROPERTIES, COMMERCIAL PROPERTIES AND MIXED-USE PROPERTIES, SEE "LEGAL ASPECTS OF MORTGAGE LOANS" IN THE PROSPECTUS.]

         [SECOND LIENS. Approximately ___% of the group 1 mortgage loans (by group 1 statistical principal balance) are secured by second liens and the related first liens are not included in the trust. The primary risk to holders of mortgage loans secured by second liens is the possibility that funds received in connection with a foreclosure of the related first lien will be inadequate to satisfy fully both the first lien and the second lien. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust as holder of the second lien receives any payments in respect of the mortgage loan. Consequently, the trust as holder of the second lien may receive substantially less than it is owed on such loan, or nothing. Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by certificateholders could occur. FOR FURTHER INFORMATION REGARDING THE PRIMARY RISK TO HOLDERS OF MORTGAGE LOANS SECURED BY SECOND LIENS SEE "LEGAL ASPECTS OF MORTGAGE LOANS" IN THE PROSPECTUS.]

         [MANUFACTURED HOMES. Approximately ___% of the group 1 mortgage loans (by group 1 statistical principal balance) and approximately ___% of the group 2 mortgage loans (by group 2 original principal balance) are secured by a lien on real estate to which a manufactured home (as defined in the prospectus) has been permanently attached. Under the laws of most states, a manufactured home that has been permanently attached to its site becomes subject to real estate title and recording laws. The depositor has recorded or caused to be recorded a real estate mortgage or deed of trust where the related manufactured home is located in order to perfect a security interest in each manufactured home securing the manufactured home loans to be conveyed to the trust. The depositor also obtains a manufactured housing unit (ALTA 7 or state equivalent) endorsement from each title insurer of a manufactured home loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. If however, the manufactured home is deemed not permanently attached to the real estate, under the laws of most states, it will be considered personal property and perfection of a security interest in such manufactured home is effected, depending on applicable state law, either by noting the security interest on the certificate of title for the manufactured home or by filing a financing statement under the Uniform Commercial Code with the office of the Secretary of State and, in some states, the office of the county clerk of the state where the home is located. Consequently, if a determination is made that the manufactured home is considered personal property, other parties could obtain an interest in the manufactured home which is prior to the security interest retained by the trust. FOR FURTHER INFORMATION REGARDING THE PRIMARY RISK TO HOLDERS OF MORTGAGE LOANS SECURED BY MANUFACTURED HOMES, SEE "LEGAL ASPECTS OF MORTGAGE LOANS - MANUFACTURED HOME LOANS" IN THE PROSPECTUS.]

         [BALLOON PAYMENTS. Because borrowers of balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing mortgage loans. Approximately ___% of the group 1 mortgage loans (by group 1 statistical principal balance) are balloon loans which provide for equal monthly payments of principal and interest based on a 30-year amortization schedule, and a single payment of the remaining principal balance of the balloon loan at the end of the 15th year following origination.

         In addition, approximately ___% of the group 1 mortgage loans (by group 1 statistical principal balance) provide that the mortgagors have the option, at any time during the term of the related mortgage loan, to use a limited number of payment vouchers provided to them at origination in order to defer payment of the principal portion of the corresponding payment. If such a voucher is used, the mortgagor is only required to pay the interest portion due on a payment date. Any principal so deferred will increase the principal balance that would otherwise be due at the maturity of such loan, creating a final payment that may be substantially greater than any other previous payment depending on how many interest only vouchers are used by the mortgagor. FOR FURTHER INFORMATION REGARDING THE PRIMARY RISK TO HOLDERS OF MORTGAGE LOANS SECURED BY BALLOON LOANS, SEE "RISK FACTORS-RISK ASSOCIATED WITH THE MORTGAGE LOANS AND MORTGAGED PROPERTIES-BALLOON PAYMENTS" IN THE PROSPECTUS.]

[THE YIELD TO MATURITY ON YOUR CERTIFICATES MAY BE AFFECTED BY THE GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN THE TRUST FUND

         The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. If the regional economy or housing market of any region having a significant concentration of properties underlying the mortgage loans becomes weak, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, or the value of properties located in such regions may decline resulting in an increase in the loan-to-value ratios. In addition, regardless of its location, manufactured housing generally depreciates in value. Accordingly, when coupled with a deteriorating real estate market in a particular region, the value of the mortgaged property improved by a manufactured home could be or become lower than the outstanding principal balance of the mortgage loan it secures. Approximately ___%, ___%, ___%, ___% and ___% of the group 1 mortgage loans (by group 1 statistical principal balance) are located in ________, _______, _________, _______ and ________.
Approximately ___%, ___%, ___%, ___%, ___%, ___% and ___% of the group 2 mortgage loans (by group 2 original principal balance) are located in ________, ____, __________, _______, ________, ____________ and ________. Any
deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of losses on the mortgage loans. Such losses, if they occur, will be covered through the credit enhancement features described above but may result in unanticipated rates and timing of prepayments that have an adverse affect on the yield to maturity of your certificates.]

[THE SUBSEQUENT MORTGAGE LOANS TO BE INCLUDED IN THE TRUST FUND MAY DIFFER FROM THE INITIAL MORTGAGE LOANS

         The mortgage loans transferred to the trust after the closing date may have characteristics different from those of the mortgage loans expected to be in the trust on the closing date. However, each mortgage loan subsequently transferred to the trust must satisfy the eligibility criteria referred to herein, as applicable, under "The Mortgage Pool--group 1--Conveyance of group 1 Subsequent Mortgage Loans and the group 1 Pre-Funding Account" and "--group 2--Conveyance of group 2 Subsequent Mortgage Loans and the group 2 pre-funding account" at the time of its conveyance to the trust and be underwritten in accordance with the criteria set forth herein, as applicable, under "The Depositor--Underwriting Criteria--group 1" and "--group 2".]

[YOU WILL RECEIVE A MANDATORY PREPAYMENT OF PRINCIPAL WHICH MAY AFFECT THE YIELD TO MATURITY ON YOUR CERTIFICATES

         To the extent that amounts on deposit in the related pre-funding account have not been fully applied to the purchase of subsequent mortgage loans by the trust, the holders of the related offered certificate will receive, pro rata, a prepayment of principal in an amount equal to the related pre-funded amount remaining in the related account. This prepayment, in general, will have the same effect on Class A certificateholders as prepayments on the mortgage loans. Although no assurance can be given to you, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the trust after the closing date will require the application of substantially all of the amounts on deposit in the pre-funding accounts on the closing date so that there should be no material amount of principal prepaid to you from such pre-funding accounts. However, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the original amounts on deposit in each pre-funding account, with the result being that some prepayment to you will occur on the __________________ remittance date. SEE "YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.]

[POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS

         You may experience some delay in the receipt of distributions of interest and principal on your certificates since such distributions will be forwarded by the trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of certificateholders either directly or indirectly through indirect participants. SEE "DESCRIPTION OF THE CERTIFICATES-REGISTRATION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.]

[LACK OF HISTORICAL DATA FOR MULTIFAMILY LOANS, COMMERCIAL LOANS, MIXED-USE LOANS AND MANUFACTURED HOME LOANS ORIGINATED BY THE DEPOSITOR

         The depositor's mortgage loan programs pertaining to multifamily loans, mixed-use loans, commercial loans and manufactured home loans described in "Description of the Mortgage Pool--Underwriting" in this prospectus supplement have produced a relatively low total volume of mortgage loans. As a result, the depositor does not have significant historical delinquency, foreclosure or loss experience with respect to its multifamily loan, mixed-use loan, commercial loan or manufactured home loan programs that may provide a basis to you for purposes of estimating the future delinquency, foreclosure or loss experience on mortgage loans similar to the multifamily loans, mixed-use loans, commercial loans and manufactured home loans included in the trust. SEE "THE DEPOSITOR" IN THIS PROSPECTUS SUPPLEMENT.]

[YOUR CERTIFICATES MAY BE EXPOSED TO GREATER LOSSES BECAUSE THE UNDERWRITING STANDARDS FOR A MAJORITY OF THE MORTGAGE LOANS ARE LESS STRINGENT THAN FANNIE MAE OR FREDDIE MAC UNDERWRITING STANDARDS

         A majority of the mortgage loans have been originated using program criteria and underwriting standards that are less stringent than the program criteria and underwriting standards applied by other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac. Accordingly, these mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. In the event that the mortgaged properties fail to provide adequate security for the loans, any resulting losses will be covered through the credit enhancement features described above, but may result in unanticipated rates and timing of prepayments that have an adverse affect on the yield to maturity on your certificates. In particular, because in the absence of shortfalls excess spread and excess principal will, prior to the cross-over date for a group, be used to accelerate payments of principal on the related offered certificates, and in certain circumstances described above, the offered certificates with respect to the other group, application of excess spread to cover shortfalls will reduce accelerated payments of principal to you. SEE "THE DEPOSITOR-UNDERWRITING CRITERIA".]

[THE FAILURE OF THE CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE CERTIFICATES

         The excess spread, cross-collateralization and overcollateralization features described above are intended to protect you against shortfalls in required payments of interest and principal to you. If excess spread and excess principal on the mortgage loans are insufficient to protect against shortfalls, the certificate insurer, subject to certain limitations described in this prospectus supplement, will be required to make a payment to you. If the certificate insurer is unable to meet its obligations under the certificate insurance policy, you could experience a loss on your investment. FOR FINANCIAL AND OTHER INFORMATION CONCERNING THE CERTIFICATE INSURER, SEE "THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY" AND APPENDIX A AND APPENDIX B IN THIS PROSPECTUS SUPPLEMENT.]

[THE RATINGS ON YOUR CERTIFICATES WILL DEPEND PRIMARILY ON THE CREDITWORTHINESS OF THE CERTIFICATE INSURER

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated "AAA" by ___________ and Aaa by _________. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time. There can be no assurance to you that the rating assigned to any class of the offered certificates will not be lowered or withdrawn by a rating agency at any time after the initial issuance. If any rating is revised or withdrawn, the liquidity of your certificates may be adversely affected. In addition, the rating of the offered certificates will depend primarily on the creditworthiness of the certificate insurer. Any reduction in the rating assigned to the claims-paying ability of the certificate insurer below the rating initially given to the offered certificates would likely result in a reduction in the rating of the offered certificates. SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS" IN THE PROSPECTUS.]

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE SERVICER TO PERFORM ITS DUTIES

         As is the case with most companies using computers in their operations, the servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. The servicer has completed its renovation, testing and implementation efforts to make its applicable servicing systems and software year 2000 compliant. However, in the event that any of the servicer's suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the servicer under the pooling and servicing agreement could be adversely affected. SEE "POOLING AGREEMENT-THE SERVICER-YEAR 2000 COMPLIANCE" IN THIS PROSPECTUS SUPPLEMENT.]

         Some capitalized terms used in this prospectus supplement will have the meaning designed to them under "Description of the Certificates-Glossary of Terms" or in the prospectus under "Glossary".

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE POOL

         The Class A certificates will represent a senior undivided interest in a trust fund created by Superior Bank FSB, the depositor, consisting of, among other things, two pools of mortgage loans evidenced by promissory notes secured by mortgages, deeds of trust or other similar security instruments creating a first or second lien on one- to four-family properties, units in planned unit developments, individual condominium units, manufactured homes, multifamily properties, commercial properties and mixed-use residential and commercial structures and all proceeds thereof due after the cut-off date, with respect to the initial mortgage loans, or the subsequent cut-off date with respect to the subsequent mortgage loans other than the Depositor's Yield as described in the prospectus. The two pools are referred to herein as "group 1" and "group 2", each, a "group" and collectively, the mortgage pool. The initial mortgage pool will consist of mortgage loans with an aggregate principal balance as of the cut-off date equal to approximately $_________________.

         Additional mortgage loans are intended to be purchased by the trust fund from the depositor from time to time on or before __________________, from funds on deposit in the related pre-funding account. The initial mortgage loans and the subsequent mortgage loans, if available, will be originated or purchased by the depositor, and sold by the depositor to the trust. The pooling and servicing agreement will provide that the mortgage loans in the related groups, following the conveyance of the related subsequent mortgage loans, must conform to certain specified characteristics described below under "--group 1--Conveyance of group 1 subsequent mortgage loans and the group 1 Pre-Funding Account" and "--group 2--Conveyance of group 2 subsequent mortgage loans and the group 2 pre-funding account". Funds on deposit in the group 1 pre- funding account will only be used to purchase group 1 subsequent mortgage loans and funds on deposit in the group 2 pre-funding account will only be used to purchase group 2 subsequent mortgage loans. In the sole discretion of the certificate insurer, subsequent mortgage loans with characteristics varying from those described herein may be purchased by the trust fund; provided, however, that the addition of such mortgage loans will not materially affect the aggregate characteristics of the entire mortgage pool.

         Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described herein. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it exists at the time the certificates are issued, although the range of interest rates borne by the related mortgage notes and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary as described herein.

GROUP 1

         The initial group 1 consists of mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting all payments of principal received or deferred on or before such date, of $______________. The group 1 initial mortgage loans consist of conventional, fixed-rate mortgage loans secured by first or second liens on one- to four-family residential properties, units in planned unit developments, individual condominium units and manufactured homes, residential properties consisting of five or more dwelling units, commercial properties and mixed-use residential and commercial structures, with original terms to maturity of up to ___ months. Approximately ____% of the group 1 initial mortgage loans, by group 1 statistical principal balance, were originated and underwritten by the depositor and the remainder of the group 1 initial mortgage loans were purchased and re-underwritten by the depositor. In each case the underwriting was performed in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--group 1" herein. The predecessor of the depositor began originating and purchasing mortgage loans pursuant to its Fixed Rate Mortgage Program in 1985. The depositor began originating and purchasing mortgage loans pursuant to its Fixed Rate Mortgage Program-Multifamily and Mixed Use Properties in September 1994, pursuant to its Manufactured Home Loan Program in March 1997 and pursuant to its Commercial Property Program in August 1997. SEE "THE DEPOSITOR--LOAN ORIGINATION HISTORY" HEREIN.

         FOR PURPOSES OF THE STATISTICAL INFORMATION SET FORTH IN THE FOLLOWING PARAGRAPHS AND THE TABLES WITH RESPECT TO GROUP 1, THE AGGREGATE PRINCIPAL BALANCE OF THE GROUP 1 INITIAL MORTGAGE LOANS WILL BE $______________ WHICH IS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT AS THE "GROUP 1 STATISTICAL PRINCIPAL BALANCE" AND WHICH EXCLUDES THE PERMANENT BUYDOWN COMPANION LOANS AND THE AGGREGATE PRINCIPAL PORTION OF ANY DEFERRED PAYMENTS INCLUDED IN THE INITIAL GROUP 1.

         PAYMENTS ON THE GROUP 1 MORTGAGE LOANS

         SIMPLE INTEREST LOANS. Approximately ____% of the group 1 initial mortgage loans, by group 1 statistical principal balance, provide for substantially equal monthly payments (except, in the case of a balloon loan, for the final monthly payment) that are allocated to principal and interest according to the daily simple interest method. Each monthly payment with respect to substantially all of the simple interest loans consists of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of the simple interest loan multiplied by the stated note rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the last day interest was satisfied and the denominator of which is 365 days, as opposed to the customary method, on which 30 days of interest is owed each month irrespective of the day on which the payment is received. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, if the next succeeding payment is made on the due date, a greater amount will be allocated to interest than would be the case if the previous payment had also been on the due date.

         Conversely, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the simple interest loan will amortize in the manner described in the preceding paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the simple interest loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the simple interest loan.

         With respect to the simple interest loans, the mortgagor is required to pay interest only to the date of prepayment in the case of principal prepayments and curtailments.

         PERIODIC PAYMENT LOANS. Approximately ____% of the group 1 initial mortgage loans, by group 1 statistical principal balance, provide for substantially equal payments to be made every 28 day period. Each periodic payment consists of an installment of interest which is calculated according to the customary method, applied on a 28/364 day basis, so that each payment is applied first to accrued and unpaid interest as if the payment were made on its due date, regardless of when the payment is actually received, and the remainder to the unpaid principal balance. Although partial prepayments of principal on periodic payment loans are applied on scheduled periodic payment dates, with no resulting reduction in interest payable for the period in which the partial prepayment is made, the related mortgagors are required to pay interest only to the date of prepayment if accompanied by a prepayment of principal in full.

         LOANS WITH PAYMENT VOUCHERS. Approximately ___% of the group 1 initial mortgage loans, by group 1 statistical principal balance, are mortgage loans the mortgage notes of which provide that the mortgagors have the option at any time during the term of the related mortgage loan, to use a limited number of payment vouchers provided to them at origination in order to defer payment of the principal portion of the corresponding payment and pay only the interest portion due on such payment date. Any principal deferred in such a manner will be due in full on the maturity date of the related mortgage loan.

         DEFERRED PAYMENT LOANS. Approximately ___% of the group 1 initial mortgage loans, by group 1 statistical principal balance, are mortgage loans for which the mortgagor has elected, pursuant to the terms of the related mortgage note, to defer the first two or three payments due on the related payment dates thereunder and the principal balance conveyed to the trust fund has been reduced by the principal amount so deferred. If the mortgagor has not prepaid the loan before a certain date and the maturity date is not otherwise accelerated by the servicer, these deferred payments will be forgiven. On the closing date and, if necessary, on any subsequent transfer date, the depositor will deposit into the group 1 interest coverage account an amount to be applied by the trustee to cover the interest that will accrue during the period of deferment on the principal balance of a deferred payment loan as transferred to the trust fund. To the extent the deferred payments are not forgiven, the servicer will retain deferred payments collected for payment to the depositor as part of the Depositor's Yield.

         TEMPORARY BUYDOWN LOANS. Approximately ___% of the group 1 initial mortgage loans, by group 1 statistical principal balance, provide that the mortgage rate stated in the related mortgage note will be reduced by __% during the first twelve month period of the loan, and reduced by __% during the second twelve month period of the loan, after which such stated mortgage rate will apply.

         PERMANENT BUYDOWN LOANS AND PERMANENT BUYDOWN COMPANION LOANS. Approximately ___% of the group 1 initial mortgage loans, by group 1 statistical principal balance, are permanent buydown loans made by the depositor to a borrower together with a companion loan for the purpose of financing a buydown of the interest rate on the permanent buydown loan. Each permanent buydown companion loan provides for equal payments of principal only for a term not to exceed 5 years. Although the permanent buydown loan and the permanent buydown companion loan are evidenced by separate notes, the servicer will treat both loans as a single obligation. The permanent buydown loan and the permanent buydown companion loan are given a single loan number and are billed on a single statement. Both notes are secured by either a first or second lien on the same mortgaged property, and a default under one note will trigger a default under the other.

         CHARACTERISTICS OF THE GROUP 1 MORTGAGE LOANS

         Each group 1 initial mortgage loan was originated on or after __________. As of the cut-off date, none of the group 1 initial mortgage loans were contractually delinquent for two or more payments. Since the origination of the group 1 mortgage loans, _____ of the group 1 initial mortgage loans have been contractually delinquent for two consecutive payments on any occasion prior to the cut-off date.

         In addition, the group 1 initial mortgage loans will have the following characteristics as of the cut-off date (expressed, where applicable, as a percentage of the group 1 statistical principal balance):

                  None of the group 1 initial mortgage loans will have had a first payment date prior to ___________ and none of the group 1 initial mortgage loans will have a remaining term to maturity of less than approximately ___ months. The latest maturity date of any of the group 1 initial mortgage loans will be ____________.

                  Approximately ___% of the group 1 initial mortgage loans will be mortgage loans the proceeds of which were used to purchase a mortgaged property. The proceeds of not more than approximately ___% of the group 1 initial mortgage loans will be used to refinance an existing mortgage loan and not more than approximately ___% of the group 1 initial mortgage loans will be cash-out loans.

                  No more than approximately ___% of the group 1 initial mortgage loans will be secured by mortgaged properties located in any one zip code area.

                  Approximately ___% of the group 1 initial mortgage loans are balloon loans.

                  [None] of the group 1 initial mortgage loans provide for negative amortization.

                  [None] of the group 1 initial mortgage loans will be insured by any primary mortgage insurance policy.

                  Approximately ___% of the group 1 initial mortgage loans, by group 1 statistical principal balance, are secured by second liens with a first lien on the related underlying mortgaged property. Approximately ___% of the group 1 initial mortgage loans secured by a second lien have the related first liens included in group 1. With respect to the remainder of the group 1 initial mortgage loans there exists no other mortgage lien senior to that of such group 1 initial mortgage loans.

                  Approximately ___% of the group 1 initial mortgage loans will be secured by attached or detached one-family dwelling units. Approximately ___% of the group 1 initial mortgage loans will be secured by units in condominiums. Approximately ___% of the group 1 initial mortgage loans will be secured by manufactured homes. Approximately ___% of the group 1 initial mortgage loans will be secured by units in planned unit developments. No more than approximately ___% of the group 1 initial mortgage loans will be secured by units in properties consisting of two- to four-family dwelling units. Approximately ___% of the group 1 initial mortgage loans will be secured by multifamily properties. Approximately ___% of the group 1 initial mortgage loans will be secured by commercial properties and no more than approximately ___% of the group 1 initial mortgage loans will be secured by mixed use properties.

                   Based on representations of mortgagors at origination, approximately ___% of the group 1 initial mortgage loans will be secured by investor properties and approximately ___% of the group 1 initial mortgage loans will be secured by owner-occupied properties. The apparent discrepancy in these percentages results from there being approximately ___% of the group 1 initial mortgage loans that are secured by (a) units in properties consisting of two- to four-family dwelling units, (b) multifamily properties and mixed use properties partially occupied by the mortgagor as the mortgagor's primary residence and partially rented out as investor property, and (c) commercial properties partially operated by the mortgagor as the mortgagor's primary place of business.

         PERMANENT BUYDOWN LOANS AND PERMANENT BUYDOWN COMPANION LOANS. The permanent buydown loans, all of which will be included in the initial group 1, will have an aggregate principal balance as of the cut-off date, after deducting all payments received on or before such date, of $_____________. The aggregate principal balance of the corresponding permanent buydown companion loans as of the cut-off date, after deducting all payments received on or before such date, will be $____________. At origination, no combined loan-to-value ratio of any permanent buydown loan and permanent buydown companion loan exceeded ______%.

         As of the cut-off date, the average principal balance of the permanent buydown loans is $_________. The lowest and highest principal balances of the permanent buydown loans, as of the cut-off date are $_________ and $__________, respectively.

         As of the cut-off date, the average principal balance of the permanent buydown companion loans is $________. The lowest and highest principal balances of the permanent buydown companion loans, as of the cut-off date, are $______ and $_________, respectively.

         As of the cut-off date, the weighted average remaining term to maturity of the permanent buydown loans will be approximately ___ months. As of the cut-off date, the weighted average remaining term to maturity of the permanent buydown companion loans will be approximately ___ months. All of the permanent buydown companion loans had an original term to maturity of ___ months.

         TABLES

         THE FOLLOWING INFORMATION SETS FORTH IN TABULAR FORMAT CERTAIN ADDITIONAL CHARACTERISTICS OF THE GROUP 1 INITIAL MORTGAGE LOANS, OTHER THAN THE PERMANENT BUYDOWN COMPANION LOANS, AS OF THE CUT-OFF DATE. THE PRINCIPAL BALANCES OF THE GROUP 1 MORTGAGE LOANS AS SET FORTH IN THE FOLLOWING TABLES ARE AS REDUCED BY THE PRINCIPAL PORTION OF ANY DEFERRED PAYMENTS.

         The following table sets forth the range of principal balances of the group 1 initial mortgage loans as of the cut-off date:


                                     GROUP 1



                                                         PERCENT BY   NUMBER OF
                                             PRINCIPAL    PRINCIPAL   MORTGAGE
     RANGE OF PRINCIPAL BALANCE               BALANCE      BALANCE      LOANS
-------------------------------------        ---------   ----------  ----------

$. . . . . . . . .-  $. . . . . . .
 . .
$. . . . . . . . .-  $ . . . . . .
 . . .
$. . . . . . . . .-  $. . . . . . .
 . .
$. . . . . . . . .-  $ . . . . . .
 . . .
$. . . . . . . . .-  $ . . . . . .

Totals..............................

         As of the cut-off date, the average principal balance is $_________ for the group 1 initial mortgage loans. The lowest and highest principal balances of the group 1 initial mortgage loans, as of the cut-off date, are $________ and $__________, respectively.

         The average principal balance of the group 1 initial mortgage loans at origination was approximately $_________. No group 1 initial mortgage loans had a principal balance at origination of less than $_______ or greater than $__________.

         The following table sets forth the geographic distribution of the group 1 initial mortgage loans as of the cut-off date:

                                     GROUP 1


                                                         PERCENT BY   NUMBER OF
                                             PRINCIPAL    PRINCIPAL   MORTGAGE
     GEOGRAPHIC DISTRIBUTION                  BALANCE      BALANCE      LOANS
-------------------------------------        ---------   ----------  ----------
Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North
Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Totals..............................

         The following table sets forth the original combined loan-to-value ratios (CLTV) of the group 1 initial mortgage loans as of the cut-off date:

                                     GROUP 1

                                                          PERCENT BY   NUMBER OF
       ORIGINAL COMBINED                     PRINCIPAL    PRINCIPAL   MORTGAGE
      LOAN-TO-VALUE RATIO                     BALANCE      BALANCE      LOANS
-------------------------------------        ---------   ----------  ----------

    .........%    -.........%
    .........%    -.........%
    .........%    -.........%
    .........%    -.........%
    .........%    -.........%
Totals..............................

         At origination, no group 1 initial mortgage loans had a combined loan-to-value ratio exceeding ____%. The weighted average CLTV of the group 1 initial mortgage loans, as of the cut-off date and without considering the permanent buydown companion loans, was approximately ___%. Taking into consideration the permanent buydown companion loans, no group 1 initial mortgage loans had a combined loan-to-value ratio exceeding ___%, at origination, and the weighted average combined loan-to-value ratio of the group 1 initial mortgage loans was approximately ___% as of the cut-off date.

         The original CLTVs shown on the table above are equal to (i) the sum of
(a) the original principal balance of the mortgage loan at the date of origination plus (b) the then outstanding principal balance of any related first lien, divided by (ii) the collateral value of the related mortgaged property. The "collateral value" of a mortgaged property is the lesser of (x) the appraised value based on an appraisal made for the originator of the initial mortgage loans by an independent fee appraiser (or, in certain instances, by a licensed in-house appraiser of the depositor) at the time of the origination of the initial mortgage loan and (y) the sales price of the mortgaged property at the time of origination. With respect to an initial mortgage loan for which the proceeds were used to refinance an existing mortgage loan, the collateral value is the appraised value of the related mortgaged property based upon the appraisal obtained at the time of refinancing.

         The following table sets forth the mortgage rates borne by the mortgage notes relating to the group 1 initial mortgage loans as of the cut-off date:

                                     GROUP 1


                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL    PRINCIPAL   MORTGAGE
      MORTGAGE RATES                           BALANCE      BALANCE      LOANS
-------------------------------------         --------   ----------  ----------
     ........   -.........%
     ........   -.........%
     ........   -.........%
     ........   -.........%
     ........   -.........%
Totals..............................

         As of the cut-off date, the weighted average mortgage rate of the group 1 initial mortgage loans was approximately ___% per annum and ranged from ___% to ___%.

         The following table sets forth the number of remaining months to maturity of the group 1 initial mortgage loans as of the cut-off date:

                                     GROUP 1



                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL    PRINCIPAL   MORTGAGE
    REMAINING MONTHS TO MATURITY               BALANCE      BALANCE      LOANS
-------------------------------------         --------   ----------  ----------

    .........     -.........
    .........     -.........
    .........     - ........
    .........     - ........
    .........     - ........
Totals..............................
         As of the cut-off date, the weighted average remaining term to maturity of the group 1 initial mortgage loans will be approximately ___ months.

         The following table sets forth the distribution of the group 1 initial mortgage loans by the depositor's underwriting class as of the cut-off date:

                                     GROUP 1


                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL    PRINCIPAL   MORTGAGE
         UNDERWRITING CLASS                    BALANCE      BALANCE      LOANS
-------------------------------------         --------   ----------  ----------

 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
Totals..............................

         The following table sets forth the property types of the group 1 initial mortgage loans:

                                     GROUP 1


                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL    PRINCIPAL   MORTGAGE
           PROPERTY TYPES                      BALANCE      BALANCE      LOANS
-------------------------------------         --------   ----------  ----------

One Family (attached/detached)
Condominium
Two-to-Four Family
Planned Unit Development
Manufactured Homes
Multifamily
Mixed Use
Commercial Properties
Totals..............................

         CONVEYANCE OF GROUP 1 SUBSEQUENT MORTGAGE LOANS AND THE GROUP 1 PRE-FUNDING ACCOUNT

         Under the pooling and servicing agreement, following the initial issuance of the certificates, the depositor has committed to sell, and the trust fund will be obligated to purchase from the depositor, on or before ___________, subject to the availability thereof, additional conventional, fixed-rate residential mortgage loans secured by first or second liens on Single Family Properties, multifamily properties, commercial properties and mixed use properties which will be originated and underwritten or purchased and re-underwritten by the depositor. In each case the underwriting will be performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Group 1". Group 1 subsequent mortgage loans will be transferred to the trust fund pursuant to subsequent transfer instruments between the depositor and the trustee. In connection with the purchase of group 1 subsequent mortgage loans on the dates of transfer, the trust fund will be required to pay to the depositor, from amounts on deposit in the group 1 pre- funding account, a cash purchase price of (a) for each group 1 subsequent mortgage loans that is not a permanent buydown loan or a permanent buydown companion loan, 100% of the principal balance thereof (as already reduced by the principal portion of any deferred payments) or (b) for each group 1 subsequent mortgage loans that is a permanent buydown loan and for its corresponding permanent buydown companion loan, an amount equal to the principal balance of the permanent buydown loan over the sum of the principal balance of the permanent buydown loan and the principal balance of the related permanent buydown companion loan multiplied by the sum of the principal balances of the permanent buydown loan and permanent buydown companion loan. The depositor will designate the close of business on the day prior to the related group 1 subsequent transfer date as the cut-off date with respect to the related subsequent mortgage loans purchased on that date and, as a result, the trust fund will not be required to pay accrued interest with respect thereto. Therefore, the aggregate principal balance of the related group after the closing date will increase by an amount equal to the aggregate principal balance of the related group 1 subsequent mortgage loans so purchased and the amount in the related pre-funding account will decrease accordingly.

         With respect to group 1, the trustee will establish a pre-funding account into which it will deposit upon receipt from the depositor $______________, to be used to purchase the group 1 subsequent mortgage loans. The original group 1 pre-funded amount will be reduced during the funding period by the amount thereof used to purchase group 1 subsequent mortgage loans in accordance with the pooling and servicing agreement. During the period from the closing date until the earlier of (a) the date on which the amount on deposit in the group 1 pre-funding account is zero or (b) __________________, the group 1 pre-funded amount will be maintained in the group 1 pre-funding account.

         Any conveyance of group 1 subsequent mortgage loans on a group 1 subsequent transfer date is subject to certain conditions including, but not limited to, the following:

          o each group 1 subsequent mortgage loans must satisfy the representations and warranties specified in the group 1 subsequent transfer instrument and the pooling and servicing agreement;

          o the depositor will not select such subsequent mortgage loans in a manner that it believes is adverse to the interests of the certificateholders;

          o the depositor will deliver opinions of counsel with respect to the validity of the conveyance of such subsequent mortgage loans;

          o the difference between (1) the sum of the aggregate principal balance of the group 1 mortgage loans, excluding the permanent buydown companion loans, and the pre-funded amount and

               (2) the certificate principal balance of the Class 1A certificates, will be the same immediately following the purchase of each group 1 subsequent mortgage loans as it was immediately prior to the purchase of each group 1 subsequent mortgage loans;

          o each group 1 subsequent mortgage loans may not be contractually delinquent for two or more consecutive payments as of the related group 1 subsequent cut-off date;

          o the original term to maturity of each group 1 subsequent mortgage loan will not be less than ___ months and will not exceed ___ months;

          o each group 1 subsequent mortgage loan may not provide for negative amortization;

          o each group 1 subsequent mortgage loan (other than any permanent buydown companion loan) will have a mortgage rate not less than ___%;

          o each group 1 subsequent mortgage loan will be underwritten in accordance with the criteria set forth under "The
               Depositor--Underwriting Criteria--Group 1" in this prospectus supplement;

          o each group 1 subsequent mortgage loan will have been serviced by the servicer since origination or purchase by the depositor;

          o each group 1 subsequent mortgage loan will not have a CLTV (excluding any permanent buydown companion loan) greater than ___%; and

          o each group 1 subsequent mortgage loans will have (A) as of the end of the group 1 funding period, a weighted average number of months since origination of not over ___ months and (B) no subsequent mortgage loan will have a first payment date later than ____________ and at least ___% of such subsequent mortgage loans by aggregate principal balance will have a first payment date on or prior to ___________.

         In addition, following the purchase of any group 1 subsequent mortgage loan by the trust fund, the group 1 mortgage loans (including the group 1 subsequent mortgage loans but excluding any permanent buydown companion loans) as of the end of the group 1 funding period will:

          o    have a weighted average mortgage rate of at least _____%;

          o have a weighted average remaining term to stated maturity of not more than ___ months and not less than ___ months;

          o    have a weighted average CLTV of not more than ___%;

          o have not in excess of ___% by aggregate principal balance of group 1 mortgage loans that are balloon loans;

          o have no group 1 mortgage loan with a principal balance in excess of $______;

          o not have in excess of __% by aggregate principal balance of group 1 mortgage loans secured by non-owner occupied mortgaged properties;

          o not have a concentration of mortgaged properties in a single zip code in excess of ___% by aggregate principal balance of group 1 mortgage loans;

          o not have in excess of __% by aggregate principal balance of group 1 mortgage loans secured by mortgaged properties that are condominiums;

          o have at least __% by aggregate principal balance of group 1 mortgage loans secured by fee simple interests in attached or detached Single Family Properties;

          o not have in excess of __% by aggregate principal balance of group 1 mortgage loans secured by multifamily properties and mixed use properties;

          o not have in excess of __% by aggregate principal balance of group 1 mortgage loans secured by manufactured homes and

          o not have in excess of __% by aggregate principal balance of group 1 mortgage loans secured by commercial properties.

         In the sole discretion of the certificate insurer, group 1 subsequent mortgage loans with characteristics varying from those set forth in this paragraph may be purchased by the trust fund; provided, however, that the addition of these mortgage loans will not materially affect the aggregate characteristics of group 1.

GROUP 2

         The initial group 2 consists of the group 2 initial mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting all payments of principal received or deferred on or before such date, of $______________. The group 2 initial mortgage loans consist of conventional, adjustable-rate mortgage loans secured by first liens on Single Family Properties with original terms to maturity of up to ___ months. Approximately ____% of the group 2 initial mortgage loans, by original group 2 principal balance, were originated and underwritten by the depositor, and the remainder of the group 2 initial mortgage loans were purchased and re-underwritten by the depositor. In each case the underwriting was performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Group 2". The depositor began originating and purchasing mortgage loans pursuant to its Adjustable Rate First Mortgage Program in the fourth calendar quarter of 1992.

         PAYMENTS ON THE GROUP 2 MORTGAGE LOANS

         The group 2 initial mortgage loans have mortgage rates subject to an annual or semiannual adjustment after an initial six month, twenty-four month or thirty-six month period on the day of the month specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in THE WALL STREET JOURNAL and as most recently available as of the date specified in the related mortgage note, (2) a fixed percentage amount specified in the related mortgage note; provided, however, that the mortgage rate will not increase or decrease on any adjustment date by more than __%, or, with respect to the initial adjustment date, not increase by more than
__% with respect to group 2 initial mortgage loans that are subject to an adjustment after an initial twenty-four month period. All of the group 2 initial mortgage loans provide that over the life of the mortgage loan the mortgage rate will in no event be more than the fixed percentage set forth in the mortgage note. Approximately ___% of the group 2 initial mortgage loans provide that the mortgage rate may be __% lower than the initial mortgage rate. Effective with the first payment due on a group 2 initial mortgage loan after each related adjustment date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the group 2 initial mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. ___% of the group 2 initial mortgage loans were originated with a mortgage rate less than the sum of (1) the six-month LIBOR index at the time the initial mortgage rate was established and (2) the gross margin, such sum rounded as described above.

         If the six-month LIBOR index ceases to be published or is otherwise unavailable, the servicer will select an alternative index for mortgage loans on comparable properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

         DEFERRED PAYMENT LOANS. Approximately ___% of the group 2 initial mortgage loans, by original group 2 principal balance, are mortgage loans for which the mortgagor has elected, pursuant to the terms of the related mortgage note, to defer the first two payments due on the related payment dates thereunder and the principal balance conveyed to the trust has been reduced by the principal amount so deferred. If the mortgagor has not prepaid the loan before a certain date and the maturity date is not otherwise accelerated by the servicer, these deferred payments will be forgiven. On the closing date and, if necessary, on any subsequent transfer date, the depositor will deposit into the group 2 interest coverage account an amount to be applied by the trustee to cover the interest that will accrue during the period of deferment on the principal balance of the deferred payment loan as transferred to the trust fund. To the extent the deferred payments are not forgiven, the servicer will retain deferred payments collected for payment to the depositor as part of the Depositor's Yield.

         TEMPORARY BUYDOWN LOANS. Approximately ___% of the group 2 initial mortgage loans, by original group 2 principal balance, provide that the mortgage rate stated in the related mortgage note will be reduced by __% during the first twelve month period of the loan, and reduced by __% during the second twelve month period of the loan, after which the stated mortgage rate, as subject to adjustment, will apply.

         CHARACTERISTICS OF THE MORTGAGE LOANS

         As of the cut-off date, none of the group 2 initial mortgage loans were contractually delinquent for two or more consecutive payments. Since the origination of the group 2 initial mortgage loans, four of the group 2 initial mortgage loans have been contractually delinquent for two consecutive payments on any occasion prior to the cut-off date.

         Each group 2 initial mortgage loan was originated on or after ______________, and has an initial or next adjustment date on or before
________________.

         In addition, the group 2 initial mortgage loans will have the following characteristics as of the cut-off date (expressed, where applicable, as a percentage of the original group 2 principal balance):

                  None of the group 2 initial mortgage loans will have had a first payment date prior to __________ and none of the group 2 initial mortgage loans will have a remaining term to maturity of less than approximately ___ months. The latest maturity date of any of the group 2 initial mortgage loans will be ________________.

                  Approximately ___% of the group 2 initial mortgage loans will be mortgage loans the proceeds of which were used to purchase a mortgaged property. The proceeds of not more than approximately ___% of the group 2 initial mortgage loans will be used to refinance an existing mortgage loan and the proceeds of not more than approximately ___% of the group 2 initial mortgage loans will be cash-out mortgage loans.

                  No more than approximately ___% of the group 2 initial mortgage loans will be secured by mortgaged properties located in any one zip code area.

                  [None] of the group 2 initial mortgage loans provide for negative amortization.

                  [None] of the group 2 initial mortgage loans will be insured by any primary mortgage insurance policy.

                  Approximately ___% of the group 2 initial mortgage loans will be secured by attached or detached one-family dwelling units (not including manufactured homes). Approximately ___% of the group 2 initial mortgage loans will be secured by units in condominiums. Approximately ___% of the group 2 initial mortgage loans will be secured by units in planned unit developments. Approximately ___% of the group 2 initial mortgage loans will be secured by manufactured homes. No more than approximately ____% of the group 2 initial mortgage loans will be secured by units in properties consisting of two- to four-family dwelling units. None of the group 2 initial mortgage loans will be secured by multifamily properties, commercial properties or mixed use properties.

                  Based on representations of mortgagors at origination, approximately ___% of the group 2 initial mortgage loans will be secured by investor properties and approximately ___% of the group 2 initial mortgage loans will be secured by owner-occupied properties. The apparent discrepancy in these percentages results from there being approximately ___% of the group 2 initial mortgage loans that are secured by units in properties consisting of two- to four-family dwelling units partially occupied by the mortgagor as the mortgagor's primary residence and partially rented out as investor property.

         TABLES. THE FOLLOWING INFORMATION SETS FORTH IN TABULAR FORMAT CERTAIN ADDITIONAL CHARACTERISTICS OF THE GROUP 2 INITIAL MORTGAGE LOANS AS OF THE CUT-OFF DATE. THE PRINCIPAL BALANCES OF THE GROUP 2 MORTGAGE LOANS AS SET FORTH IN THE FOLLOWING TABLES ARE AS REDUCED BY THE PRINCIPAL PORTION OF ANY DEFERRED PAYMENTS.

         The following table sets forth the range of principal balances of the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2



                                                         PERCENT BY   NUMBER OF
                                             PRINCIPAL    PRINCIPAL   MORTGAGE
     RANGE OF PRINCIPAL BALANCE               BALANCE      BALANCE      LOANS
-------------------------------------        ---------   ----------  ----------
$. . . . . . . . . -    $. . . . .
                        . . . .
$. . . . . . . . . . -  $. . . . .
 . . . .
$. . . . . . . . . . -  $. . . . .
 . . . .
$. . . . . . . . . . -  $. . . . .
 . . . .
$. . . . . . . . . . -  $. . . . .
 . . . .
$. . . . . . . . . . -  $. . . . .
 . . . .
Totals..............................

         As of the cut-off date, the average principal balance is $_________ for the group 2 initial mortgage loans. As of the cut-off date, the lowest and highest principal balances of the group 2 initial mortgage loans are $________ and $__________, respectively.

         The average principal balance of the group 2 initial mortgage loans at origination was approximately $_________. No group 2 initial mortgage loan had a principal balance at origination of less than $________ or greater than $_________________.

         The following table sets forth the geographic distribution of the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2


                                                         PERCENT BY   NUMBER OF
                                             PRINCIPAL    PRINCIPAL   MORTGAGE
     GEOGRAPHIC DISTRIBUTION                  BALANCE      BALANCE      LOANS
-------------------------------------        ---------   ----------  ----------
Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North
Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Totals..............................

         The following table sets forth the original loan-to-value (LTV) ratios of the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2


                                                          PERCENT BY   NUMBER OF
       ORIGINAL COMBINED                     PRINCIPAL    PRINCIPAL   MORTGAGE
      LOAN-TO-VALUE RATIO                     BALANCE      BALANCE      LOANS
-------------------------------------        ---------   ----------  ----------

    .........%    -.........%
    .........%    -.........%
    .........%    -.........%
    .........%    -.........%
    .........%    -.........%
Totals..............................

         The original loan-to-value ratios shown on the previous table are equal, with respect to each group 2 initial mortgage loan, to (1) the principal balance of such group 2 initial mortgage loan at the date of origination, divided by (2) the collateral value of the related mortgaged property.

         At origination, no group 2 initial mortgage loan had an LTV exceeding ____%. As of the cut-off date, the weighted average LTV of the group 2 initial mortgage loans (weighted based upon the original group 2 principal balance) was approximately _____%.

         The following table sets forth the mortgage rates borne by the mortgage notes relating to the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2




                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL    PRINCIPAL   MORTGAGE
      MORTGAGE RATES                           BALANCE      BALANCE      LOANS
-------------------------------------         --------   ----------  ----------
     ........   -.........%
     ........   -.........%
     ........   -.........%
     ........   -.........%
     ........   -.........%
Totals..............................


         As of the cut-off date, the weighted average mortgage rate of the group 2 initial mortgage loans was approximately ____% per annum and ranged from ___% to ____%.

         The following table sets forth the number of remaining months to maturity of the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2



                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL    PRINCIPAL   MORTGAGE
    REMAINING MONTHS TO MATURITY               BALANCE      BALANCE      LOANS
-------------------------------------         --------   ----------  ----------

    .........     -.........
    .........     -.........
    .........     - ........
    .........     - ........
    .........     - ........
Totals..............................

         As of the cut-off date, the weighted average remaining term to maturity of the group 2 initial mortgage loans will be approximately ___ months.

         The following table sets forth the distribution of the group 2 initial mortgage loans by month of next rate adjustment as of the cut-off date:

                                     GROUP 2



                                                          PERCENT BY   NUMBER OF
          MONTH OF NEXT                        PRINCIPAL   PRINCIPAL   MORTGAGE
         RATE ADJUSTMENT                       BALANCE      BALANCE      LOANS
-------------------------------------          -------     --------  ----------

 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
Totals..............................


         The following table sets forth the distribution of the gross margins set forth in the mortgage notes relating to the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2


                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL   PRINCIPAL   MORTGAGE
             GROSS MARGIN                      BALANCE      BALANCE      LOANS
-------------------------------------          -------     --------  ----------

 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
Totals..............................



         As of the cut-off date the weighted average gross margins on the group 2 initial mortgage loans was approximately ___% per annum and ranged from ____% to ____%.

         The following table sets forth the distribution of the maximum mortgage rates set forth in the mortgage notes relating to the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2



                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL   PRINCIPAL   MORTGAGE
       MAXIMUM MORTGAGE RATES                  BALANCE      BALANCE      LOANS
-------------------------------------          -------     --------  ----------

 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
Totals..............................

         The following table sets forth the distribution of minimum mortgage rates set forth in the mortgage notes relating to the group 2 initial mortgage loans as of the cut-off date:

                                     GROUP 2



                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL   PRINCIPAL   MORTGAGE
        MINIMUM MORTGAGE RATES                 BALANCE      BALANCE      LOANS
-------------------------------------          -------     --------  ----------

 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
 . . . . . . . .
Totals..............................

              The following table sets forth the distribution of the group 2 initial mortgage loans by the depositor's underwriting class as of the cut-off date:

                                     GROUP 2


                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL   PRINCIPAL   MORTGAGE
          UNDERWRITING CLASS                   BALANCE      BALANCE      LOANS
-------------------------------------          -------     --------  ----------

 . . . . . . .
 . . . . . . .
 . . . . . . .
 . . . . . . .
 . . . . . . .
Totals..............................

         The following table sets forth the number of months since origination of the group 2 initial mortgage loans:

                                     GROUP 2

                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL   PRINCIPAL   MORTGAGE
      MONTHS SINCE ORIGINATION                BALANCE      BALANCE      LOANS
-------------------------------------          -------     --------  ----------

 . . . . . . .
 . . . . . . .
 . . . . . . .
 . . . . . . .
 . . . . . . .
Totals..............................


         The following table sets forth the property types of the group 2 initial mortgage loans:

                                     GROUP 2

                                                          PERCENT BY   NUMBER OF
                                              PRINCIPAL   PRINCIPAL   MORTGAGE
              PROPERTY TYPES                   BALANCE      BALANCE      LOANS
-------------------------------------          -------     --------  ----------

One Family (attached/detached)
Condominium
Two-to-Four Family
Planned Unit Development
Manufactured Homes
Totals..............................

CONVEYANCE OF GROUP 2 SUBSEQUENT MORTGAGE LOANS AND THE GROUP 2 PRE-FUNDING ACCOUNT

         Under the pooling and servicing agreement, following the initial issuance of the certificates, the depositor has committed to sell, and the trust fund will be obligated to purchase from the depositor, on or before __________________, subject to the availability thereof, additional conventional, adjustable-rate residential mortgage loans secured by first liens on Single Family Properties which will be originated and underwritten or purchased and re-underwritten by the depositor. In each case the underwriting will be performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Group 2". Group 2 subsequent mortgage loans will be transferred to the trust fund pursuant to subsequent transfer instruments between the depositor and the trustee. In connection with the purchase of group 2 subsequent mortgage loans on the dates of transfer, the trust fund will be required to pay to the depositor from amounts on deposit in the group 2 pre-funding account a cash purchase price of 100% of the principal balance thereof as already reduced by the principal portion of any deferred payments. The depositor will designate the close of business on the day prior to the group 2 subsequent transfer date as the cut-off date with respect to the related group 2 subsequent mortgage loans purchased on such date and, as a result, the trust fund will not be required to pay accrued interest with respect thereto. Therefore, the aggregate principal balance of group 2 after the closing date will increase by an amount equal to the aggregate principal balance of the group 2 subsequent mortgage loans so purchased and the amount in the group 2 pre-funding account will decrease accordingly.

         With respect to group 2, the trustee will establish a pre-funding account into which it will deposit upon receipt from the depositor, $______________ to be used to purchase group 2 subsequent mortgage loans. The original group 2 pre-funded amount will be reduced during the funding period by the amount thereof used to purchase group 2 subsequent mortgage loans in accordance with the pooling and servicing agreement. During the period from the closing date until the earlier of (a) the date on which the amount on deposit in the group 2 pre-funding account is zero and (b) __________________, the group 2 pre-funded amount will be maintained in the group 2 pre-funding account.

         Any conveyance of group 2 subsequent mortgage loans on a group 2 subsequent transfer date is subject to certain conditions including, but not limited to, the following:

          o each subsequent mortgage loan must satisfy the representations and warranties specified in the group 2 subsequent transfer instrument and the pooling and servicing agreement;

          o the depositor will not select such subsequent mortgage loans in a manner that it believes is adverse to the interests of the certificateholders;

          o the depositor will deliver opinions of counsel with respect to the validity of the conveyance of such subsequent mortgage loans;

          o each group 2 subsequent mortgage loan may not be ___ or more days contractually delinquent as of the related group 2 subsequent cut-off date;

          o the original term to maturity of such group 2 subsequent mortgage loan will not be less than ___ months and will not exceed ___ months;

          o each group 2 subsequent mortgage loan may not provide for negative amortization;

          o each group 2 subsequent mortgage loan will have a gross margin not less than ___%;

          o each group 2 subsequent mortgage loan will be underwritten in accordance with the criteria set forth under "The
               Depositor--Underwriting Criteria--Group 2" herein;

          o each group 2 subsequent mortgage loan will have been serviced by the servicer since origination or purchase by the depositor;

          o each group 2 subsequent mortgage loan will not have an LTV greater than ___%;

          o each group 2 subsequent mortgage loan will have a maximum mortgage rate not less than ____%; and

          o each group 2 subsequent mortgage loans will have (A) as of the end of the group 2 funding period, a weighted average number of months since origination of not over 4 months and (B) no subsequent mortgage loan will have a first payment date later than ________________ and at least __% of such subsequent mortgage loans by aggregate principal balance will have a first payment date on or prior to _______________.

         In addition, following the purchase of any group 2 subsequent mortgage loan by the trust fund, the group 2 mortgage loans (including the group 2 subsequent mortgage loans) as of the end of the group 2 funding period will:

          o have a weighted average gross margin of at least ____% and a weighted average coupon of at least ___%;

          o have a weighted average remaining term to stated maturity of not more than ___ months and not less than ___ months;

          o    have a weighted average LTV of not more than ___%;

          o have no group 2 mortgage loan with a principal balance in excess of $_______;

          o not have in excess of __% by aggregate principal balance of group 2 mortgage loans secured by non-owner occupied mortgaged properties;

          o not have a concentration of mortgaged properties in a single zip code in excess of ___% by aggregate principal balance of group 2 mortgage loans;

          o not have in excess of ___% by aggregate principal balance of group 2 mortgage loans secured by mortgaged properties that are condominiums;

          o have at least ___% by aggregate principal balance of group 2 mortgage loans secured by fee simple interests in attached or detached Single Family Properties;

          o    not be secured by multifamily properties;

          o    not be secured by mixed use properties;

          o    not be secured by commercial properties;

          o not have in excess of __% by aggregate principal balance of the group 2 mortgage loans secured by manufactured homes and

          o be secured by a first priority lien on the related mortgaged property.

         In the sole discretion of the certificate insurer, group 2 subsequent mortgage loans with characteristics varying from those set forth in this paragraph may be purchased by the trust fund; provided, however, that the addition of these group 2 mortgage loans will not materially affect the aggregate characteristics of group 2.

                       YIELD AND PREPAYMENT CONSIDERATIONS

DELAY IN DISTRIBUTIONS

         The effective yield to the Class A certificateholders will be slightly lower than the yield otherwise produced by the related Class A pass-through rate because the distribution of such interest will not be made until the 25th day (or, if such day is not a business day, on the first business day thereafter) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings thereon in respect of such delay). A "business day" is any day other than Saturday or Sunday, or a day on which banking institutions in the States of New York, Illinois or New Jersey are authorized or obligated by law or executive order to be closed. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

PREPAYMENT CONSIDERATIONS AND RISKS

         A substantial majority of the mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. Upon prepayment of a deferred payment loan, the deferred payments may be due and payable. Any prepayment charges and deferred payments collected shall be retained by the servicer and paid to the depositor.

         Interest shortfalls on the mortgage loans due to principal prepayments in full and curtailments will be covered to the extent described in this prospectus supplement and in the prospectus by payments of compensating interest by the servicer and any shortfalls not covered by such payments that would otherwise be borne by the Class A certificates will be covered by distributions of Excess Spread from the related group, Net Excess Spread and Excess Principal from the other group (prior to the related cross-over date), and payments pursuant to the certificate insurance policy, subject to the limitations described herein. Because in the absence of such shortfalls the Excess Spread will, prior to the related cross-over date, be used to accelerate payments of principal on the related Class A certificates, and in certain circumstances, the Class A certificates with respect to the other group, application of Excess Spread to cover any interest shortfalls will reduce accelerated payments of principal to the Class A certificates.

         To the extent that the original pre-funded amount with respect to a group has not been fully applied to the purchase of related subsequent mortgage loans by the trust fund by the end of the related funding period, the holders of the related Class A certificates will receive, pro rata, a prepayment of principal in an amount equal to the lesser of (a) the pre-funded amount remaining in the related pre-funding account on the first remittance date following the termination of the funding period and (b) the related outstanding Class A principal balance. Although no assurance can be given, it is anticipated by the depositor that the principal amount of subsequent mortgage loans sold to the trust fund will require the application of substantially all of the original pre-funded amounts and that there should be no material amount of principal prepaid to the related Class A certificateholders from the related pre-funding account. However, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with an aggregate principal balance identical to the related original pre-funded amounts, with the result that some prepayment of the related Class A certificates will occur on the __________________ remittance date.

         In addition, the yield to maturity of the Class A certificates will depend on whether, to what extent, and the timing with respect to which, Excess Spread, Available Transfer Cashflow and Net Excess Principal is used to accelerate payments of principal on such Class A certificates. With respect to each group, on any remittance date on which the Overcollateralization Amount equals the Required Overcollateralization Amount, Excess Spread, Available Transfer Cashflow and Net Excess Principal will not be applied to accelerate payments of principal on such Class A certificates. In addition, on any such date, distributions in respect of principal to the related Class A certificates may only equal that amount necessary to maintain the Required Overcollateralization Amount with respect to a group, which amount may be zero, therefore reducing the rate of principal payments allocated to the related Class A certificates.

         Greater than anticipated prepayments of principal will increase the yield on Class A certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Class A certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the mortgage loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Class A certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A certificates will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties.

         The rate of principal payments on the Class A certificates, the aggregate amount of distributions on the Class A certificates and the yield to maturity of the Class A certificates is directly related to the rate of payments of principal on the mortgage loans in the related group, which may be in the form of scheduled and unscheduled payments. In particular, a reduction in the rate of principal payments will occur when interest only vouchers are used to defer principal payments and interest only payments are made under the periodic payment loans. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. The rate of principal payments will in turn be affected by the amortization schedules (which will change periodically to accommodate adjustments to the mortgage rates on group 2 mortgage loans) and by the rate of principal prepayments and Curtailments on the related mortgage loans (including, for this purpose, prepayments resulting from (a) refinancings, (b) liquidations due to defaults, casualties and condemnations and (c) repurchases by the depositor or the servicer). The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the mortgage loans will result in distributions to related Class A certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the related mortgage loans. A substantial majority of the mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty and the mortgagor is required to pay interest only to the date of prepayment.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         Although the servicer has no obligation to do so, the servicer may purchase from the trust fund a mortgage loan which is delinquent in payment 90 days or more. The purchase price for such mortgage loan will be equal to 100% of the principal balance thereof plus accrued and unpaid interest thereon.

         In addition, the servicer may, at its option, with written notice to the certificateholders and the trustee, purchase from the trust fund all of the outstanding mortgage loans and REO Properties, and thus effect the early retirement of the related Class A certificates, on any remittance date on which the outstanding aggregate principal balance of the mortgage loans is less than or equal to ___% of the sum of the original pool principal balance and the original pre-funded amounts. SEE "POOLING AGREEMENT-- TERMINATION; PURCHASE OF MORTGAGE LOANS" HEREIN AND "DESCRIPTION OF THE CERTIFICATES--TERMINATION" IN THE PROSPECTUS.

EFFECT OF PREPAYMENTS AND MORTGAGE LOAN YIELD ON CLASS 1A PASS-THROUGH RATE

         The Class 1A pass-through rate for each remittance date will be equal to the lesser of (1) one-month LIBOR plus ___% per annum, and (2) the weighted average of the mortgage rates of the group 1 mortgage loans minus, with respect to group 1, the sum of (a) the rate at which the servicing fee is calculated,
(b) the rate at which the monthly premium payable to the certificate insurer is calculated and (c) the rate at which the annual trustee expense amount is calculated; provided that on any remittance date on which the servicer does not exercise its option to purchase the mortgage loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the Mortgage Loans" in this prospectus supplement, the rate provided in clause (1) of this sentence will be one-month LIBOR plus ___% per annum.

         Disproportionate principal payments (whether resulting from principal prepayments or curtailments) on group 1 mortgage loans having mortgage rates higher or lower than the then current Class 1A pass-through rate may also affect the yield on the Class 1A certificates. The yield to maturity of the Class 1A certificates may be lower than that otherwise produced if disproportionate principal payments (including principal prepayments) are made on group 1 mortgage loans having mortgage rates that exceed the Class 1A pass-through rate.

         The Class 1A pass-through rate is based upon, among other factors as described above, the value of an index, one-month LIBOR which is different from the fixed rates applicable to the group 1 mortgage loans, as described under "The Mortgage Pool-Group 1" herein. See "Description of the Certificates-Calculation of One-Month LIBOR" herein. Each group 1 mortgage loan bears a fixed rate whereas the Class 1A pass-through rate adjusts monthly and may be based upon one-month LIBOR. Because the mortgage rates on the group 1 mortgage loans are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the Class 1A certificates were to rise, the market value of the Class 1A certificates may decline in cases where the Class 1A pass-through rate did not increase accordingly. One-month LIBOR may respond to economic and market factors, while the mortgage rates on the group 1 mortgage loans will be fixed. One-month LIBOR may increase to a level at which the amount of interest collected on all of the group 1 mortgage loans during the related accrual period may be insufficient to pay interest on the Class 1A certificates at the Class 1A pass-through rate calculated using One-month LIBOR and the rate payable on the Class 1A certificates will be the Class 1A Cap Rate. The Class 1A certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is so limited.

PREPAYMENT MODEL FOR CLASS 1A CERTIFICATES

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to group 1 is based on a constant annual rate of prepayment relative to the then outstanding principal balance of the related mortgage loans applied monthly during the period indicated of the life of the group 1 mortgage loan. The prepayment model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the group 1 mortgage loans. The depositor does not make any representation about the appropriateness of any prepayment model.

         The percentages and weighted average lives in the following tables were determined assuming that

          o scheduled interest and principal payments (including balloon payments) on the group 1 mortgage loans are received in a timely manner and prepayments of group 1 mortgage loans in full are made at the indicated scenario level set forth in the tables;

          o the servicer exercises its right of optional termination described above on the earliest permissible date;

          o distributions are made on the 25th day of each calendar month regardless of the day on which the remittance date actually occurs, commencing in _________;

          o the group 1 mortgage loans have been aggregated into ___ hypothetical initial mortgage loans, one of which is a permanent buydown companion loan and two of which are temporary buydown loans, and _______ hypothetical subsequent mortgage loans, four of which are temporary buydown loans, with the characteristics set forth in the first following table; and the group 1 subsequent mortgage loans are purchased by _____________ resulting in no mandatory prepayment of the Class 1A certificates on ____________;

          o    no losses on the group 1 mortgage loans have occurred;

          o the sum of the servicing fee and fees payable out of the trust fund to the trustee and the certificate insurer, respectively, equals approximately ___% per annum of the scheduled principal balance of the group 1 mortgage loans for each remittance date;

          o no interest shortfalls will arise in connection with prepayment in full of the group 1 mortgage loans;

          o the initial Class 1A pass-through rate is equal to _______% per annum and the initial Class 1A principal balance is equal to $______________,

          o the Class A Principal Remittance Amount with respect to each of the Class 1A certificates on each remittance date occurring prior to the step-down date is equal to principal received from group 1 plus the related Unrecovered Class A Portion for such remittance date and on each remittance date occurring on or after the step-down date is equal to that amount required to reach or maintain the Required Overcollateralization Amount;

          o on each remittance date prior to the cross-over date, the Excess Spread for group 1 is applied in an amount required to reach or maintain the Required Overcollateralization Amount for group 1 and to reduce the principal balance of the Class 1A certificates to the extent that the amount of such current application plus such amounts applied on all prior remittance dates does not exceed $_____________ for group 1 (not including the permanent buydown companion loans);

          o each remittance date is deemed to occur before the cross-over date;

          o    the Class 1A certificates are purchased on _____________;

          o no Available Funds Shortfall with respect to group 1 exists and Available Transfer Cashflow and Net Excess Principal is applied to reach or maintain the Required Overcollateralization Amount as described in the pooling and servicing agreement; and

          o the Required Overcollateralization Amount for group 1 is the Overcollateralization Amount required by the certificate insurer at any time as set forth in the insurance agreement with respect to group 1 among the depositor, the servicer, the certificate insurer and the trustee.

         The first and second following tables assume that there are no delinquencies on the group 1 mortgage loans and that the related interest coverage account has sufficient funds on deposit to cover shortfalls in interest of the Class 1A certificates during the funding period attributable to the pre-funding feature. The "step-down date" will be the remittance date following the later to occur of (1) the _______ remittance date and (2) the date on which the then outstanding group 1 principal balance is equal to ___% of the sum of the original group 1 pre-funded amount and the original group 1 principal balance.

                                     GROUP 1
                       HYPOTHETICAL GROUP 1 MORTGAGE LOANS

                                                                                 REMAINING
                                                      ORIGINAL      REMAINING    MONTHS TO
                                                   AMORTIZATION    AMORTIZATION   BALLOON
                                    MORTGAGE           TERM            TERM       PAYMENT
               PRINCIPAL BALANCE  INTEREST RATE     (IN MONTHS)    (IN MONTHS)  (IN MONTHS)
--------------------------------- -------------  ---------------- ------------- ------------
Initial mortgage loans:





Subsequent group 1 mortgage loans (first subsequent transfer balance as of _____________):









Subsequent group 1 mortgage loans (second subsequent transfer balance as of _______):









------------------------------------

(1) Temporary buydown loan which assumes the mortgage rate increases 1% in month twelve and an additional
1% in month twenty-four.

(2) Permanent buydown companion loan which provides for equal monthly payments of principal only for 60 months.

         Since the following tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual group 1 mortgage loans and the characteristics of the mortgage loans assumed in preparing such tables. Any such discrepancy may have an effect upon the percentages of the principal balance outstanding of the Class 1A certificates and the weighted average life of the Class 1A certificates set forth in the tables. In addition, since the actual group 1 mortgage loans and the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class 1A certificates may be made earlier or later than as indicated in the tables.

         It is not likely that the group 1 mortgage loans will prepay to maturity at any of the prepayment models specified in the tables below or that all group 1 mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the group 1 mortgage loans (which include recently originated group 1 mortgage loans) could produce slower or faster distributions of principal than are indicated in the following tables at the prepayment model specified even if the weighted average of the remaining terms to maturity of the group 1 mortgage loans equals those assumed.

         Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         The model used in this prospectus supplement with respect to the Class 1A certificates is the prepayment assumption which represents the assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the Class 1A certificates, a 100% prepayment assumption assumes a constant prepayment rate of __% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional ___% per annum in each month thereafter until the twenty-first month. Beginning in the twenty-first month and in each month thereafter during the life of the mortgage loans, a ___% prepayment assumption assumes a constant prepayment rate of __% per annum. As used in the table entitled "Prepayment Scenarios", 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption i.e., no prepayments. Correspondingly, 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption and so forth. In comparison, the model used in this prospectus supplement with respect to group 2 is based on a Constant Prepayment Rate more fully defined herein under the caption "Certain Yield and Prepayment Considerations--prepayment model for Class 2A certificates". A "Constant Prepayment Rate" or "CPR" represents a constant annual rate of payment relative to the then outstanding principal balance of the related mortgage loans applied monthly during the indicated portion of the life of the group 2 mortgage loan.



                                                          PREPAYMENT SCENARIOS
                    SCENARIO 1          SCENARIO 2           SCENARIO 3           SCENARIO 4           SCENARIO 5
                    ----------          ----------           ----------           ----------           ----------
   Group 1(1)           %                    %                    %                   %                     %
   Group 2(2)           %                    %                    %                   %                     %


(1) As a percentage of the prepayment assumption.
(2) As a constant prepayment rate (CPR).

         Based on the foregoing assumptions, the following tables indicate the projected weighted average life of the Class 1A certificates.


          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 1A
                   CERTIFICATES OUTSTANDING AT THE RESPECTIVE
                        PREPAYMENT MODELS SET FORTH BELOW




               REMITTANCE DATE                   SCENARIO 1        SCENARIO 2         SCENARIO 3        SCENARIO 4      SCENARIO 5
               ---------------                   ----------        ----------         ----------        ----------      ----------

Initial Percentage...........................      100%              100%               100%            100%            100%
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
Weighted Average Life (1)(2) years...........
Weighted Average Life (1)(3) years...........
--------------------------

(1) The weighted average life of a Class 1A certificate is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of such certificate by the number of years from the date of issuance of such Class 1A certificate to the stated remittance date, (2) adding the results, and (3) dividing the sum by the initial principal balance of such Class 1A certificate.

(2) Assumes servicer exercises its right of optional termination at the earliest permissible date.

(3) Assumes that the Class 1A certificates remain outstanding to their maturity date.

         As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The depositor makes no representation as to the particular factors that will affect the prepayment of the group 1 mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the group 1 mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the group 1 mortgage loans.

EFFECT OF PREPAYMENTS AND MORTGAGE LOAN YIELD ON CLASS 2A PASS-THROUGH RATE

         The Class 2A pass-through rate for each remittance date will be equal to the lesser of (1) One- month LIBOR plus ___% per annum and (2) the weighted average of the mortgage rates of the group 2 mortgage loans minus, with respect to group 2, the sum of (a) the rate at which servicing fee is calculated, (b) the rate at which the monthly premium payable to the certificate insurer is calculated and (c) the rate at which the annual trustee expense amount is calculated; provided, that on any remittance date on which the servicer does not exercise its option to purchase the mortgage loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the mortgage loans" herein, the rate provided in clause (1) of this sentence will be one-month LIBOR plus ____% per annum.

         Disproportionate principal payments (whether resulting from principal prepayments or curtailments) on group 2 mortgage loans having mortgage rates higher or lower than the then current Class 2A pass-through rate may also affect the yield on the Class 2A certificates. The yield to maturity of the Class 2A certificates will be lower than that otherwise produced if disproportionate principal payments (including principal prepayments) are made on group 2 mortgage loans having mortgage rates that exceed the Class 2A pass-through rate.

         The Class 2A pass-through rate is based upon, among other factors as described above, the value of an index, one-month LIBOR, which is different from the value of the six-month LIBOR index applicable to the group 2 mortgage loans, as described under "The Mortgage Pool-Group 2" herein. See "Description of the Certificates-Calculation of One-Month LIBOR" herein. Each group 2 mortgage loan, after the initial adjustment, adjusts annually or semiannually based upon the six-month LIBOR index whereas the Class 2A pass-through rate adjusts monthly and may be based upon one-month LIBOR. One-month LIBOR and the six-month LIBOR index applicable to the mortgage loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, the mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the six-month LIBOR index on the mortgage loans is stable or are falling or that, even if both one-month LIBOR and the six-month LIBOR index rise during the same period, one-month LIBOR may increase to a level at which the amount of interest collected on all group 2 mortgage loans during the related accrual period may be insufficient to pay interest on the Class 2A certificates at the Class 2A pass-through rate calculated using one-month LIBOR and the rate payable on the Class 2A certificates will be the Class 2A cap rate. In such an event, the resulting interest differential amount will be paid to the Class 2A certificateholders on future distribution dates but, on a subordinated basis subject to the Available Funds Cap Carry Forward Amount.

         In addition, a number of factors affect the performance of one-month LIBOR and may cause one-month LIBOR to move in a different manner from other indices. To the extent that one-month LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Class 2A certificateholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, one-month LIBOR may remain higher than other market interest rates.

         All of the group 2 mortgage loans are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, ARM Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARM Loans to "lock in" lower fixed interest rates. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the group 2 mortgage loans in stable or changing interest rate environments and the depositor makes no representations as to the particular factors that will affect the prepayment of the group 2 mortgage loans.

PREPAYMENT MODEL FOR CLASS 2A CERTIFICATES

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As described above, the prepayment model with respect to group 2 is based on a CPR. The prepayment model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the group 2 mortgage loans. The depositor does not make any representation about the appropriateness of any prepayment model.

         The percentages and weighted average lives in the following tables were determined assuming that:

          o scheduled interest and principal payments on the group 2 mortgage loans are received in a timely manner and prepayments of group 2 mortgage loans in full are made at the indicated CPR set forth in the table entitled "Prepayment Scenarios";

          o the servicer exercises its right of optional termination on the earliest permissible date as described above;

          o distributions are made on the 25th day of each calendar month regardless of the day on which the remittance date actually occurs, commencing in _____, ____;

          o the group 2 mortgage loans have been aggregated into seven hypothetical group 2 initial mortgage loans, one of which is a temporary buydown loan, and fourteen hypothetical group 2 subsequent mortgage loans, two of which are temporary buydown loans, with the characteristics set forth in the first and second following table; and the group 2 subsequent mortgage loans are purchased by __________________ resulting in no mandatory prepayment of the Class 2A certificates on ____________;

          o    no losses on the group 2 mortgage loans have occurred;

          o the sum of the servicing fee and the fees payable to the trustee and the certificate insurer, respectively, equals approximately ___% per annum of the scheduled principal balance of the group 2 mortgage loans for each remittance date;

          o no interest shortfalls will arise in connection with prepayment in full of the group 2 mortgage loans;

          o the initial Class 2A pass-through rate is equal to _______% per annum and the initial Class 2A principal balance is equal to $___________;

          o the Class A Principal Remittance Amount with respect to each of the Class 2A certificates on each remittance date occurring prior to the step-down date is equal to principal received from group 2 plus the related Unrecovered Class A Portion for such remittance date and on each remittance date occurring on or after the step-down date is equal to that amount required to reach or maintain the Required Overcollateralization Amount;

          o on each remittance date prior to the cross-over date, the Excess Spread for group 2 is applied in an amount required to reach or maintain the Required Overcollateralization Amount and to reduce the principal balance of the related Class 2A certificates to the extent that the amount of such current application plus such amounts applied on all prior remittance dates does not exceed $___________ for group 2,

          o each remittance date is deemed to occur before the cross-over date;

          o    the Class 2A certificates are purchased on ________;

          o the Six-Month LIBOR Index remains at a constant rate equal to ________%, with respect to any adjustment date; and

          o no Available Funds Shortfall with respect to group 2 exists and Available Transfer Cashflow and Net Excess Principal is applied to reach or maintain the Required Overcollateralization Amount as described in the pooling and servicing agreement.

         The first through fourth following tables also assume that (1) there are no delinquencies on the group 2 mortgage loans; (2) the group 2 interest coverage account has sufficient funds on deposit to cover shortfalls in interest on the Class 2A certificates during the funding period attributable to the pre-funding feature; and (3) the Required Overcollateralization Amount for group 2 is the Overcollateralization Amount required by the certificate insurer at any time as set forth in the insurance agreement with respect to group 2 among the depositor, the servicer, the certificate insurer and the trustee. The "step-down date" will be the remittance date following the later to occur of (1) the _______ remittance date and (2) the date on which the then outstanding group 2 principal balance is equal to ___% of the sum of the original group 2 pre-funded amount and the original group 2 principal balance.

                                          HYPOTHETICAL GROUP 2 MORTGAGE LOANS

                      MONTHS                                                                ORIGINAL       REMAINING
                        TO          MORTGAGE                     MAXIMUM      MINIMUM        TERM TO        TERM TO
     PRINCIPAL         RATE         INTEREST          GROSS     INTEREST     INTEREST       MATURITY       MATURITY
      BALANCE         CHANGE          RATE           MARGIN       RATE         RATE        (IN MONTHS)    (IN MONTHS)
      -------         ------          ----           ------       ----         ----        -----------    -----------


Initial group 2 mortgage loans:









Subsequent group 2 mortgage loans (first subsequent transfer balance as of _____________):









Subsequent group 2 mortgage loans (second subsequent transfer balance as of _____________):







------------------------------------

(1) Temporary buydown loan which assumes the mortgage rate increases 1% in month twelve. Beginning in month twenty-four the mortgage rate adjusts every six months based on the six month LIBOR index.

         Since the following tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual group 2 mortgage loans and the characteristics of the mortgage loans assumed in preparing such table. Any such discrepancy may have an effect upon the percentages of the Class 2A principal balance outstanding and the weighted average life of the Class 2A certificates set forth in the tables. In addition, since the actual group 2 mortgage loans and the trust fund have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class 2A certificates may be made earlier or later than as indicated in the table.

         It is not likely that the group 2 mortgage loans will prepay to maturity at the prepayment model specified in the tables below or that all group 2 mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the group 2 mortgage loans (which include recently originated group 2 mortgage loans) could produce slower or faster distributions of principal than are indicated in the table at the various percentages of the prepayment model specified even if the weighted average of the remaining terms to maturity of the group 2 mortgage loans equals those assumed.

         Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         The model used in this prospectus supplement with respect to the Class 2A certificates is based on a percentage of CPR as shown in the table entitled "Prepayment Scenarios". See "Certain Yield and Prepayment
Considerations--prepayment model for Class 1A Certificates" above.

         Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Class 2A certificates.

                                  PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 2A
                                           CERTIFICATES OUTSTANDING AT THE RESPECTIVE
                                                PREPAYMENT MODELS SET FORTH BELOW



               REMITTANCE DATE                   SCENARIO 1        SCENARIO 2         SCENARIO 3        SCENARIO 4       SCENARIO 5
               ---------------                   ----------        ----------         ----------        ----------       ----------
Initial Percentage...........................        100%              100%               100%             100%             100%
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
 .............................................
Weighted Average Life (1)(2) years...........
Weighted Average Life (1)(3) years...........

--------------------------

(1) The weighted average life of a Class 2A certificate is determined by (1) multiplying the amount of cash distributions in reduction of the principal balance of such certificate by the number of years from the date of issuance of such Class 2A certificate to the stated remittance date, (2) adding the results, and (3) dividing the sum by the initial principal balance of such Class 2A certificate.

(2) Assumes servicer exercises its right of optional termination at the earliest permissible date.

(3) Assumes that the Class 2A certificates remain outstanding to their maturity.

         The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The depositor makes no representation as to the particular factors that will affect the prepayment of the group 2 mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the group 2 mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the group 2 mortgage loans.

         LIMITATION ON ADJUSTMENTS

         Although each of the group 2 mortgage loans bears interest at an adjustable mortgage rate, the adjustments of the mortgage rate for any group 2 mortgage loan will not exceed the periodic rate cap and the mortgage rate will in no event exceed the maximum mortgage rate or be less than the minimum mortgage rate for such group 2 mortgage loan, regardless of the level of interest rates generally or the rate otherwise produced by adding the six-month LIBOR index and the gross margin. In addition, such adjustments will be subject to rounding to the nearest 0.125%.


                                  THE DEPOSITOR

         FOR FURTHER INFORMATION REGARDING THE DEPOSITOR, SEE "THE DEPOSITOR" IN THE PROSPECTUS.

LOAN ORIGINATION HISTORY

         The depositor originates mortgage loans on single family properties, multifamily properties, commercial properties, mixed use and manufactured home properties nationwide and purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis. The depositor conducts loan origination and/or wholesale operations in all states in the United States except Alaska and Hawaii. The dollar amounts of first and second mortgage loans originated and purchased by the depositor, collectively, during the nine month period ended ______________ and the twelve month periods ended _______________, 199_, 199_ and 199_ were approximately $_____________, $_____________,
$___________, $___________ and $___________, respectively.

UNDERWRITING CRITERIA

         [All of the mortgage loans were or will be originated or purchased by the depositor and are or will be serviced by the servicer. All mortgage loan applications are underwritten, and properties appraised, prior to origination and/or purchase by the depositor. All loans are reviewed and approved by a loan officer of the depositor, each of whom has specific credit limits based on experience and seniority. However, only _________ senior loan officers can approve loan applications from $_______-$_______, only thirteen executive officers of the depositor can approve loan applications from $_______-$_______ and only _____ senior executive officers of the depositor can approve loan applications from $_______-$_______. All loan applications over $_______ require the approval of two specific senior executive officers of the depositor and ratification by the board of directors of the depositor.

         Borrower loan applications are reviewed through a combination of reviews of credit bureau reports and/or individual certifications. Income is determined through various means, including applicant interviews, written verifications with employers and review of pay stubs and tax returns, and a determination is made that the borrower has a sufficient level of disposable income to satisfy debt repayment requirements.

         Substantially all properties of the depositor are appraised by independent fee appraisers approved by the depositor in advance of funding, although in rare instances the appraisal may be performed by a licensed in-house appraiser of the depositor. In addition, as part of the depositor's quality control audit procedures, approximately one of every ten properties with respect to a loan originated by the depositor is then reappraised by a different appraiser and approximately 10% of all loans originated or purchased are reunderwritten. With respect to manufactured homes, standard Fannie Mae manufactured housing appraisal guidelines are used by both staff and independent fee appraisers. Loans are closed through approved attorneys, title insurers or agents of title insurers and escrow companies, and the lien position is insured by major title companies. The depositor makes loans primarily on suburban and urban single family homes in major metropolitan areas. In addition, the depositor makes loans secured by owner-occupied and investor properties which include a commercial unit. Loans secured by multifamily properties and mixed residential and commercial structures are also made where the loan proceeds may be used by the borrower for business purposes.

         The maximum permitted combined loan-to-value ratio and debt-to-income ratio guidelines for each underwriting program and class are set forth herein under "The Depositor-Underwriting Criteria-group 1" and "The
Depositor-Underwriting Criteria-group 2". Approximately ____% of the group 1 initial mortgage loans (by group 1 statistical principal balance) were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V.

         Approximately ____% of the group 2 initial mortgage loans, by original group 2 principal balance, were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V.]

         GROUP 1

         [SINGLE FAMILY LOANS. Approximately ____% of the group 1 initial mortgage loans, by group 1 statistical principal balance, were originated or purchased by the depositor pursuant to its Fixed-Rate Mortgage Program underwriting guidelines. The Fixed-Rate Mortgage Program Underwriting Guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

         The group 1 mortgage loans are originated primarily for borrowers who are refinancing existing debt, which may include mortgage loans. Therefore, the related mortgage may be either a senior or junior lien. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

         The Fixed-Rate Mortgage Program allows originations of mortgage loans secured by primary residences or investment properties.

         Several different underwriting classes are used to categorize borrowers' creditworthiness. In addition to general Fixed-Rate Mortgage Program underwriting guidelines, each class has guidelines relating to maximum permitted combined loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

         Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Fixed-Rate Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Fixed-Rate Mortgage Program Class AAA, Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class III-SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class IV program generally requires the verification of income that is stated on the application. The Class IV-PI program generally requires the verification of fifty percent of income that is stated on the application. The Class V program generally requires the verification of all income that can be verified by independent means. Generally, the maximum permitted combined loan-to-value ratio and debt-to- income ratio guidelines for each Fixed-Rate Mortgage Program underwriting class are as follows:

                                               FIXED-RATE MORTGAGE PROGRAM
                                                   SINGLE FAMILY LOANS


                                                                                        MAXIMUM
                                                                                       PERMITTED              MAXIMUM
                                                                                        COMBINED             PERMITTED
      UNDERWRITING                                                                   LOAN-TO-VALUE        DEBT-TO-INCOME
         CLASS                                PROPERTY TYPE                              RATIO                 RATIO
         -----                                -------------                              -----                 -----
          AAA            Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

           AA            Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

          ANIV           Owner Occupied One- to Four-Family
                         Owner-Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

           I             Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

           II            Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

          IIB            Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

          III            Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

         III-SE          Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

           IV            Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD

         IV-PI           Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD
                         Non-Owner Occupied One- to Four-Family
                         Non-Owner Occupied Condominium/Townhouse/PUD
                         Owner Occupied One- to Four-Family
                         Owner Occupied Condominium/Townhouse/PUD

           V             Non-Owner Occupied One- to Four-Family

         The maximum permitted combined loan-to-value ratio may be increased by __% for Classes ______, _______ and __________on only owner occupied one- to four-family dwellings and units in planned unit developments, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

         Further adjustments to both the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio are available only on owner occupied one- to four-family dwellings and units in planned unit developments, through utilization of the "rate add-on feature". This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of __%. The rate add-on feature is no longer available on any other property type but, rather, has been incorporated into the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio at origination.

         Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is __% of the sale price, except with respect to Class AAA, Class AA and Class I which is __% of the sale price. For all classes with the exception of V, if the property is an owner-occupied one- to four-family residence, a seller financed subordinate mortgage loan is allowed. In some cases a seller financed subordinate loan may exceed __% of the purchase price.

         On a case-by-case basis, the depositor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the class guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low combined loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and duration of residence at the applicant's current address.]

         [MANUFACTURED HOME LOANS. The manufactured home loans included in the initial group 1 (approximately ___% of the group 1 initial mortgage loans, by group 1 statistical principal balance) were originated or purchased by the depositor pursuant to its Manufactured Home Loan Program. The Manufactured Home Loan Program allows origination of fixed-rate and adjustable-rate mortgage loans on manufactured homes that have been permanently affixed to a permanent foundation and to the real property. In addition, the Manufactured Home Loan Program allows origination of fully amortizing loans only, with a standard amortization term of ten (10), fifteen (15) or twenty (20) years for multi-wide properties and fifteen (15) years for single-wide properties and balloon loans which provide for equal monthly payments of principal and interest based on a 30 year amortization schedule, and a single payment of the remaining principal balance of the balloon loan at the end of the 15th year following origination. Thirty (30) year and twenty-five (25) year amortizations may also be permitted, subject to certain limitations, for loans secured by multi-wide properties. Subject to certain limitations, the manufactured home, if multi-wide, may be either a second home or a vacation home.

         The depositor's underwriting standards under the Manufactured Home Loan Program are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the manufactured home and underlying real estate as collateral for such mortgage loan. In general, the depositor's underwriting guidelines with respect to eligible borrowers under the Manufactured Home Loan Program are the same as those under the depositor's Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be.

         The Manufactured Home Loan Program underwriting guidelines with respect to eligible properties are, in general, the same as those for the Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be, with necessary modifications due to the nature of the product. The Manufactured Home must be constructed pursuant to Federal Manufactured Home Construction and Safety Standards and the property must be zoned 1-4 family residential. The wheels, axles and trailer hitch must have been removed and the home must be permanently affixed to a permanent foundation on the real estate. The depositor requires a manufactured housing unit (ALTA 7 or state equivalent) endorsement from each title insurer of a Manufactured Home Loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. Each underwriting class, in addition to standard Fixed-Rate Mortgage Program guidelines or Adjustable-Rate Mortgage Program guidelines, as the case may be, has guidelines as to the maximum permitted combined loan-to-value ratio based on the size of the manufactured home (single-wide or multi-wide). Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.]


                                             MANUFACTURED HOME LOAN PROGRAM


                                                                          MAXIMUM
                                                                         PERMITTED             MAXIMUM
                                                                         COMBINED             PERMITTED
       UNDERWRITING                                                    LOAN-TO-VALUE       DEBT-TO-INCOME
           CLASS                      PROPERTY TYPE                        RATIO                RATIO
           -----                      -------------                        -----                -----
           AA                  Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           ANIV                Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           I                   Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           II                  Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           IIB                 Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           III                 Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           III-SE              Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           IV                  Owner Occupied Single-wide
                               Owner Occupied Multi-wide

         [MULTIFAMILY LOANS AND MIXED USE LOANS. The multifamily and mixed use loans included in the initial group 1 (approximately ___% of the group 1 initial mortgage loans, by group 1 statistical principal balance) were originated or purchased by the depositor pursuant to its Fixed Rate Mortgage Program--Multifamily and Mixed Use. The depositor primarily underwrites loans for 5 or more unit apartment buildings in Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Louisiana, Maine, Massachusetts, Maryland, Michigan, Minnesota, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin and the District of Columbia under the Fixed-Rate Mortgage Program--Multifamily and Mixed Use.

         The depositor's underwriting standards under the Fixed Rate Mortgage Program--Multifamily and Mixed Use are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the depositor considers the reliability of the income stream from investment property, the debt service coverage ratios and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. The "debt service coverage ratio" or "DSCR" with respect to a mortgaged property means (a) the annual net operating income for the related mortgaged property used in underwriting the related mortgage loan divided by (b) the annual debt service (principal and interest) for such mortgage loan. While their primary consideration in underwriting a mortgage loan is the mortgaged property, sufficient documentation on the mortgagor is required to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and the mortgage.

         Under the Fixed Rate Mortgage Program--Multifamily and Mixed Use, the amount of the mortgage loan is not more than ___% of the appraised value. The debt service coverage ratio ("DSCR") is not less than ______.

         The Fixed Rate Mortgage Program--Multifamily and Mixed Use requires the inspection of the property and records regarding the property are inspected to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by licensed and insured independent appraisers approved by the depositor and reviewed either by the depositor's property evaluation department and/or an outside consultant.]

         Generally, the maximum permitted combined loan-to-value ratio and minimum permitted debt service coverage ratio guidelines for each underwriting class are as follows:

                                               FIXED-RATE MORTGAGE PROGRAM
                                                MULTIFAMILY AND MIXED USE


                                                                          MAXIMUM
                                                                         PERMITTED             MINIMUM
                                                                         COMBINED             PERMITTED
       UNDERWRITING                                                    LOAN-TO-VALUE        DEBT SERVICE
           CLASS                      PROPERTY TYPE                        RATIO              COVERAGE
           -----                      -------------                        -----              --------
           AA          Owner Occupied..............................
                       Non-Owner Occupied..........................

           I           Owner Occupied..............................
                       Non-Owner Occupied..........................

           II          Owner Occupied..............................
                       Non-Owner Occupied..........................

           IV          Owner Occupied..............................
                       Non-Owner Occupied..........................



                                      S-63




           V           Owner Occupied..............................
                       Non-Owner Occupied..........................


         [COMMERCIAL LOANS. The commercial loans included in the initial group 1 (approximately ___% of the group 1 initial mortgage loans, by group 1 statistical principal balance) were originated or purchased by the depositor pursuant to its Commercial Property Program. Under this program the depositor primarily underwrites loans for 3 or more unit buildings with less than a 40% residential component. The properties primarily consist of commercial and/or office space with a minimum of three tenants.

         The depositor's underwriting standards under the Commercial Property Program are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the depositor considers the reliability of the income stream from investment property, the DSCRs and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. While the primary consideration in underwriting a mortgage loan under this program is the mortgaged property, sufficient documentation on the mortgagor is required to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and the mortgage.

         Under the Commercial Property Program, the amount of the mortgage loan is not more than __% of the appraised value. The DSCR is not less than ___.

         The Commercial Property Program requires the inspection of the property and records regarding the property to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by licensed and insured independent appraisers approved by the depositor and reviewed either by the depositor's property evaluation department and/or an outside consultant.]

         Generally, the maximum permitted CLTV and minimum permitted DSCR guidelines for each underwriting class are as follows:

                                               COMMERCIAL PROPERTY PROGRAM

                                                                          MAXIMUM
                                                                         PERMITTED             MINIMUM
                                                                         COMBINED             PERMITTED
       UNDERWRITING                                                    LOAN-TO-VALUE        DEBT SERVICE
           CLASS                      PROPERTY TYPE                        RATIO           COVERAGE RATIO
           -----                      -------------                        -----           --------------
           A           Owner Occupied..............................
                       Non-Owner Occupied..........................

           I           Owner Occupied..............................
                       Non-Owner Occupied..........................

           II          Owner Occupied..............................
                       Non-Owner Occupied..........................

           IV          Owner Occupied..............................
                       Non-Owner Occupied..........................

           V           Owner Occupied..............................
                       Non-Owner Occupied..........................

         GROUP 2

         [SINGLE FAMILY LOANS. Approximately ___% of the group 2 initial mortgage loans, by original group 2 principal balance, were originated or purchased by the depositor pursuant to its Adjustable-Rate First Mortgage Program underwriting guidelines. The Adjustable-Rate First Mortgage Program guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

         The group 2 mortgage loans are originated primarily for borrowers who are refinancing existing debt. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

         Several different underwriting classes are used to categorize the creditworthiness of borrowers. In addition to general Adjustable-Rate First Mortgage Program guidelines, each class has guidelines relating to maximum permitted loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

         Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Adjustable-Rate First Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Adjustable-Rate First Mortgage

Program Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class III-SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class III-SE program, although originally intended for self-employed borrowers only, is now used as a credit class for all borrowers. The Class IV program generally requires the verification of income that is stated on the application and the Class V program generally requires the verification of all income that can be verified by independent means.]

         Generally, the maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio guidelines for each underwriting class are as follows:


                                         ADJUSTABLE-RATE FIRST MORTGAGE PROGRAM


                                                                                    MAXIMUM               MAXIMUM
                                                                                   PERMITTED             PERMITTED
   UNDERWRITING                                                                  LOAN-TO-VALUE        DEBT-TO-INCOME
       CLASS                              PROPERTY TYPE                              RATIO                 RATIO
       -----                              -------------                              -----                 -----
        AA           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

       ANIV          Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

         I           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

        II           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

        IIB          Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

      III-SE         Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

        III          Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

        IV           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD



                                      S-66





                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

       IV-PI         Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

         V           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family

         The maximum permitted loan-to-value ratio may be increased 5% for Class AA, ANIV, I, II, IIB, III-SE, III, IV and IV-PI on owner-occupied one- to four-family dwellings only, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

         Further adjustments to both maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio are available only on owner-occupied one- to four-family dwellings, through utilization of the rate add-on feature. This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of __%. The rate add-on feature is no longer available on any other property type but, rather, has been incorporated into the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio at origination.

         Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is __% of the sale price, except with respect to Class AA and Class I which is __% of the sale price. For all classes with the exception of V, if the property is an owner-occupied one- to four-family residence, a seller financed subordinate mortgage loan is allowed. In some cases a seller financed subordinate loan may exceed __% of the purchase price.

         On a case-by-case basis, the depositor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the guidelines of a particular class warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address.]

         [MANUFACTURED HOME LOANS. All of the manufactured home loans included in the initial group 2 (approximately ___% of the group 2 initial mortgage loans, by original group 2 principal balance) were originated or purchased by the depositor pursuant to its Manufactured Home Loan Program as described above under the caption "The Depositor-Underwriting Criteria-group 1".]


                         DESCRIPTION OF THE CERTIFICATES

         The Series ______-_ AFC Mortgage Loan Asset Backed certificates will consist of three Classes of certificates, Class 1A, Class 2A and Class R. Only the Class 1A and Class 2A certificates are offered hereby.

         The Class 1A certificates will have an initial Class 1A principal balance of $___________ and the Class 2A certificates will have an initial Class 2A principal balance of $___________. The Class R certificates will have no principal balance. In certain circumstances, the Class R certificates may receive distributions in respect of principal on the mortgage loans. The rights of the Class R certificateholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the Class A certificateholders to the extent described herein.

         On each remittance date, with respect to the Class A certificates, interest will be paid at the related Class A pass-through rate in an amount equal to interest accrued during the related accrual period on the related Class A principal balance prior to giving effect to principal distributions to be made on that date.

         Interest payable with respect to each remittance date on the Class A certificates will accrue during the period commencing on the remittance date of the immediately preceding month and ending on the day immediately preceding the related remittance date, except that with respect to the first remittance date interest payable on the Class A certificates will accrue during the period commencing on the closing date and ending on the day immediately preceding the first remittance date. All calculations of interest on the Class A certificates will be computed on the basis of the actual number of days elapsed in the accrual period and a 360-day year.

         Each of the Class A certificates represents fractional undivided ownership interests in a trust fund consisting of group 1 and group 2, created and held pursuant to the pooling and servicing agreement. Each group includes:

         o the related mortgage loans (including the related initial mortgage loans and any related subsequent mortgage loans) and all proceeds thereof due after the cut-off date with respect to the initial mortgage loans and after the related subsequent cut-off date with respect to the subsequent mortgage loans,

         o the related certificate account, the related principal and interest account, the related trustee expense account, the related pre-funding account and subject to certain limitations, the related interest coverage account and related reserve account, and those assets as from time to time are deposited in these accounts, including amounts on deposit therein and invested in permitted instruments,

         o        any related REO Property,

         o the trustee's rights under all insurance policies with respect to the related mortgage loans required to be maintained pursuant to the pooling and servicing agreement and any insurance proceeds and

         o        the certificate insurance policy.

         Distributions on the Class A certificates will be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter commencing on _______, to the persons in whose names such certificates are registered (which, initially, will be CEDE & Co., the nominee of DTC) as of the Record Date which will be the business day immediately preceding each remittance date except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the office or agency of the trustee in Chicago, Illinois.

         Distributions on each remittance date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or, in the case of Class A certificates if the Holder of record owns Class A certificates with an initial Class A principal balance in excess of $_________, and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, the final distribution in retirement of the Class A certificates will be made only upon presentment and surrender of the certificate at the corporate trust office of the trustee. On each remittance date, a holder of a Class A certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to such Class A certificates. The "percentage interest" evidenced by a certificate will equal the percentage derived by dividing the denomination of the certificate by the aggregate denominations of all certificates of the same class.

REGISTRATION OF CERTIFICATES

         The Class A certificates will be issued in book-entry form. The Class A certificates will be issued in minimum dollar denominations of $______ and integral multiples of $_______ in excess thereof (except that a single certificate of each of the Class 1A and Class 2A certificates may be issued in a different amount which is less than the related minimum dollar denomination). The assumed final maturity date of the Class A certificates is ________, which is thirty years after the closing date.

         Holders of certificates may hold their certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         The certificates will initially be registered in the name of CEDE & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear.

         Certificateholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry notes may do so only through participants and indirect participants. In addition, certificateholders will receive all distributions of principal of and interest on the book-entry notes from the trustee through DTC and DTC participants. The trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to certificateholders. Unless and until definitive notes are issued, it is anticipated that the only certificateholders of the book-entry certificates will be CEDE & Co., as nominee of DTC. Certificateholders will not be recognized by the trustee as certificateholders, as the term is used in the pooling and servicing agreement and

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certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants and to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with which certificateholders have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificateholders. Accordingly, although certificateholders will not possess definitive certificates, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which certificateholders through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a note owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these certificates, may be limited due to the absence of physical certificates for the book-entry certificates. In addition, under a book-entry format, certificateholders may experience delays in their receipt of payments since distributions will be made by the trustee to CEDE & Co., as nominee for DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations , DTC will take action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC account the book-entry certificates are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry certificates evidencing these voting rights, authorize divergent action.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

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         Because of time-zone differences, credits of securities received in
Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. FOR INFORMATION WITH RESPECT TO TAX DOCUMENTATION PROCEDURES RELATING TO THE CERTIFICATES, SEE "U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS" AND "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" IN ANNEX I HERETO.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by

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the Euroclear operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative established policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. SEE "FEDERAL INCOME TAX CONSEQUENCES IN THE PROSPECTUS". Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the

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provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         The depositor, the servicer, the trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY OF TERMS

         The following terms are given the meaning shown below to help describe the cash flows on the certificates:

         The ADDITIONAL PRINCIPAL for any Class 1A or Class 2A certificate and any remittance date will equal the amount necessary to reduce the related Class A principal balance so that the Overcollateralization Amount for the related group equals the related Required Overcollateralization Amount for that group.

         The AMOUNT AVAILABLE for a group on a remittance date will equal the sum of:

                  (1) the Available Remittance Amount for that group (reduced by any monthly premium payable to the certificate insurer);

                  (2) the Excess Spread for that group with respect to such remittance date;

                  (3) if an Available Funds Shortfall exists in that group,

                           (a) first, the Net Excess Spread from the other
                  group, to the extent of the Available Funds Shortfall; and

                           (b) second, the Excess Principal from the other
                  group, to the extent of any remaining Available Funds
                  Shortfall;

                  (4) if the remittance date is prior to the cross-over date, the Available Transfer Cashflow, to the extent necessary to reach the Required Overcollateralization Amount for that group;

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                  (5) any amounts required to be deposited in the certificate account for that group from the reserve account for that group; and

                  (6) any payments made by the certificate insurer with respect to the related class of certificates.

         The AVAILABLE FUNDS CAP CARRY FORWARD AMOUNT with respect to group 2 and on any remittance date up to and including (but not after) the remittance date on which the Class 2A principal balance is reduced to zero, will be an amount equal to the sum of (1) the excess, if any, of (x) the Class A Interest Remittance Amount with respect to the Class 2A certificates for the immediately preceding remittance date calculated pursuant to clause (1) of the definition of Class 2A pass-through rate, but in no event greater than the Available Funds Cap Rate, over (y) the Class A Interest Remittance Amount with respect to the Class 2A certificates for the immediately preceding remittance date calculated pursuant to clause (2) of the definition of Class 2A pass-through rate, (2) the amount of any Available Funds Cap Carry Forward Amount for the preceding remittance date to the extent not distributed to the Class 2A certificateholders on such preceding remittance date and (3) interest accrued on the amounts described in clauses (1) and (2) above during the accrual period for the current remittance date at the Class 2A pass-through rate for that remittance date.

         The AVAILABLE FUNDS CAP RATE with respect to group 2 and any remittance date, will be the rate equal to the weighted average of the maximum mortgage rates for group 2 mortgage loans minus, with respect to group 2, the sum of (a) the rate at which servicing fee is calculated, (b) the rate at which the monthly premium payable to the certificate insurer is calculated and (c) the rate at which the annual trustee expense amount is calculated.

         An AVAILABLE FUNDS SHORTFALL with respect to any group and remittance date means the amount by which the Available Remittance Amount plus Excess Spread for that group is less than the Required Payments (other than in respect of the Class A Principal Remittance Amount after the related cross-over date) for that group.

         The AVAILABLE PRINCIPAL AMOUNT for any group and remittance date will equal the excess, if any, of the amount described in the related definition of "Class A Principal Remittance Amount" without giving effect to clause (a) thereof over the amount described in the related definition of "Class A Principal Remittance Amount" after giving effect to clause (a) thereof.

         The AVAILABLE REMITTANCE AMOUNT with respect to any group and remittance date will be the sum of the following:

                  (1) the sum of all amounts received or required to be paid by the servicer, the depositor or any Sub-servicer in respect of the related mortgage loans (exclusive of (a) the Depositor's Yield, (b) the Excess Spread, (c) amounts withdrawn by the servicer from the related principal and interest accounts as set forth in clauses (2), (3), (4),
         (5) and (6) above under the caption "--The Principal and Interest Accounts" and any amounts not required to be deposited therein and (d) scheduled payments received in advance of their due date for application on such due date at the request of the related mortgagor) during the related Due Period (or, in the case of amounts paid by the depositor in connection with the purchase or substitution of a mortgage loan as to which there is defective loan documentation or a breach of representation or warranty, as of

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         the related determination date) and deposited into the related principal and interest accounts as of the related determination date;

                  (2) the amount of any advances and compensating interest payments with respect to the related group remitted by the servicer for such remittance date;

                  (3) any amount applied by the trustee from funds on deposit in the related interest coverage accounts to cover shortfalls in interest on the related Class of Class A certificates attributable to the pre-funding feature and to cover the interest portion of deferred payments; and

                  (4) with respect to the final remittance date in connection with the purchase of all the mortgage loans and REO Properties, the termination price remitted by the servicer.

         The AVAILABLE TRANSFER CASHFLOW for each group and remittance date will equal the Remaining Net Excess Spread and Net Excess Principal for the other group remaining after the payment, if any, of Additional Principal on the class of Class A certificates related to that other group.

         The CLASS 1A PASS-THROUGH RATE for any remittance date will be a rate equal to the lesser of (1) one-month LIBOR plus ___% per annum, and (2) the weighted average of the mortgage rates of the group 1 mortgage loans minus, with respect to group 1, the sum of (a) the rate at which the servicing fee is calculated, (b) the rate at which the monthly premium payable to the certificate insurer is calculated and (c) the rate at which the annual trustee expense amount is calculated, the rate described in this clause (2), the "Class 1A Cap Rate". However, on any remittance date on which the servicer does not exercise its option to purchase the mortgage loans and REO Properties as described under "pooling and servicing agreement--Termination; Purchase of the mortgage loans" herein, the rate provided in clause (1) will be one-month LIBOR plus __% per annum. One-month LIBOR will be determined on the second business day preceding the beginning of each accrual period with respect to the Class 1A certificates.

         The CLASS 2A PASS-THROUGH RATE for any particular remittance date will be equal to the lesser of (1) one-month LIBOR plus ___% per annum and (2) the weighted average of the mortgage rates of the group 2 mortgage loans minus, with respect to group 2, the sum of (a) the rate at which is servicing fee is calculated, (b) the rate at which the monthly premium payable to the certificate insurer is calculated and (c) the rate at which the annual trustee expense amount is calculated, the rate described in clause (1), the "Class 2A LIBOR Rate" and the rate described in this clause (2), the "Class 2A Cap Rate". However, on any remittance date on which the servicer does not exercise its option to purchase the mortgage loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the mortgage loans" herein, the rate described in clause (1) will be one-month LIBOR plus ___% per annum. One-month LIBOR will be determined on the second business day preceding the beginning of each accrual period with respect to the Class 2A certificates.

         The CLASS A CARRY-FORWARD AMOUNT with respect to each class of Class A certificates and for any remittance date, is the sum of (1) the amount, if any, by which (A) the related Class A remittance amount with respect to each such class of Class A certificates as of the immediately preceding remittance date exceeded (B) the amount of the actual distribution, exclusive of any related Insured Payment, to the related class of Class A certificateholders made on such immediately preceding remittance date and (2) interest on the amount, if any, described in clause (1) above (to the extent that the amount in clause (1)

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above represents Insured Payments), at the Class 1A pass-through rate with respect to group 1, and the Class 2A pass-through rate with respect to group 2 from such immediately preceding remittance date.

         The CLASS A INTEREST REMITTANCE AMOUNT with respect to each class of Class A certificates for any remittance date will be the interest accrued at the related Class A pass-through rate for the related accrual period on the related Class A principal balance immediately prior to such remittance date. All calculations of interest on the Class A certificates will be computed on the basis of the actual number of days elapsed in the related accrual period and in a year of 360 days.

         The CLASS A PRINCIPAL BALANCE for any class of Class A certificates as of any date of determination is equal to the related initial Class A principal balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) distributed to such Class A certificateholders in respect of principal on all previous remittance dates on account of amounts described in clauses (1), (2), (3) (to the extent the amount in clause (3) represents a right to receive principal not previously covered by Insured Payments), (5) and (6) of the definition of Class A Principal Remittance Amount, (B) all other amounts previously distributed to the related Class A certificateholders constituting Additional Principal in reduction of the related Class A principal balance and (C) all amounts previously distributed to the related Class A certificateholders as a mandatory prepayment as described below under "--Mandatory Prepayments on Class A certificates" (only on the remittance date occurring on __________________).

         The CLASS A PRINCIPAL REMITTANCE AMOUNT with respect to any class of Class A certificates and the related group and remittance date will be equal to the least of (a) if such remittance date is prior to the cross-over date, that amount required to reach the Required Overcollateralization Amount with respect to that group or thereafter, to maintain that Required Overcollateralization Amount on the remittance date, (b) the sum of the related Class A principal balance with respect to the related class of Class A certificates and the amounts described in clauses (3) (to the extent the amount in clause (3) represents prior insured payments with respect to the related group or interest thereon) and (5) below and (c) the sum of the following amounts relating to that group:

                  (1) the principal portion of all scheduled and unscheduled payments received on the related mortgage loans during the Due Period including all principal prepayments, curtailments, other excess payments of principal in respect of the related mortgage loans, Insurance Proceeds, Released Mortgaged Property Proceeds and net liquidation proceeds, but exclusive of the principal portions of any deferred payments subsequently paid by the related mortgagor;

                  (2) an amount equal to the Unrecovered Class A Portion with respect to the related Class A certificate;

                  (3) the Class A Carry-Forward Amount with respect to the related Class A certificate;

                  (4) the principal portion of all proceeds deposited in the principal and interest account with respect to the related group as of the related determination date in connection with the purchase or substitution of a mortgage loan as to which there is defective loan documentation or a breach of a representation or warranty;

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                  (5) any amounts recovered from the related Class A
         certificateholders during the related Due Period that constituted a mortgagor payment on a related mortgage loan or an advance with respect to the related group that was recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction; and

                  (6) the amount, if any, by which (A) the related Class A principal balance with respect to the related class of Class A certificates immediately prior to such remittance date minus the amounts to be distributed on such remittance date pursuant to clauses
         (1) and (2) above and pursuant to clause (X)(2) above under "--Allocation of Amount Available--group 1" and clause (X)(2) above under "--Allocation of Amount Available--group 2" and applied to reduce the related Class A principal balance with respect to the related Class of Class A certificates, exceeds (B) the related Scheduled Class A principal balance for such remittance date as set forth in the related principal payment table attached as an exhibit to the pooling and servicing agreement and provided by the certificate insurer.

         As to the final remittance date in connection with the purchase by the servicer of all the related mortgage loans and REO Properties pursuant to the pooling and servicing agreement, the related Class A Principal Remittance Amount shall be that amount described in clause (b) of the definition of Class A Principal Remittance Amount above with respect to the related group and that remittance date.

         The CLASS A REMITTANCE AMOUNT for any class of Class A certificates and any remittance date is equal to the sum of the related Class A Interest Remittance Amount and the related Class A Principal Remittance Amount for that remittance date.

         The CROSS-OVER DATE with respect to a group is the date on and after which the aggregate amount of Excess Spread for that group distributed to the Class A certificateholders since the closing date on account of Realized Losses for such group (excluding, in the case of group 1, Excess Spread distributed in respect of Realized Losses on the permanent buydown companion loans for group 1) equals the subordinated amount specified by the certificate insurer for that group and set forth in the insurance agreement, among the depositor, the servicer, the certificate insurer and the trustee.

         The EXCESS PRINCIPAL for any group and remittance date will equal the lesser of (1) the Available Principal Amount for such group and (2) the Available Principal Amount after the application of the related Available Remittance Amount to cover the Required Payments for such group.

         The EXCESS SPREAD WITH RESPECT TO GROUP 1 for any remittance date, is an amount equal to the sum of (a) the excess of (x) all payments received or advanced on account of interest on the group 1 mortgage loans during the related Due Period and amounts withdrawn from the related reserve account for that remittance date over (y) the sum of (1) the Class A Interest Remittance Amount for the Class 1A certificates for that remittance date, (2) one-twelfth of the annual trustee expense amount with respect to group 1, (3) the monthly premium payable to the certificate insurer with respect to group 1, and (4) the servicing fee with respect to group 1 for that remittance date and (b) with respect to the __________, _______________ and __________________ remittance dates only, an amount with respect to the group 1 pre-funded amount determined by the certificate insurer and deposited into the group 1 interest coverage account by the depositor on the closing date.

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         The EXCESS SPREAD WITH RESPECT TO GROUP 2 for any remittance date, is an amount equal to the sum of (a) the excess of (x) all payments received or advanced on account of interest on the group 2 mortgage loans during the related Due Period and amounts withdrawn from the related reserve account for that remittance date over (y) the sum of (1) the Class A Interest Remittance Amount for the Class 2A certificates for that remittance date, (2) one-twelfth of the annual trustee expense amount with respect to group 2, (3) the monthly premium payable to the certificate insurer with respect to group 2, and (4) the servicing fee with respect to group 2 for that remittance date and (b) with respect to the __________, _______________ and __________________ remittance dates only, an amount with respect to the group 2 pre-funded amount determined by the certificate insurer and deposited into the group 2 interest coverage account by the depositor on the closing date.

         The NET EXCESS AMOUNT AVAILABLE is the sum of the amounts described in clauses (1) and (6) of the definition of Amount Available.

         The NET EXCESS PRINCIPAL for any group and remittance date will equal the Excess Principal for that group remaining after the application thereof to cover an Available Funds Shortfall with respect to the other group.

         The NET EXCESS SPREAD for any group and remittance date will equal the Excess Spread for that group remaining after the application thereof to cover Required Payments with respect to that group (other than in respect of the related Class A Principal Remittance Amount after the related cross-over date).

         The OVERCOLLATERALIZATION AMOUNT for any group and remittance date will equal the excess, if any, of (1) the sum of (a) the aggregate principal balances of the mortgage loans related to that group, (b) the related pre-funded amount and (c) the amount, if any, on deposit in the related reserve account over (2) the related Class A principal balance after giving effect to the distributions of the related Class A Principal Remittance Amount on that remittance date.

         A REALIZED LOSS with respect to any remittance date is for each mortgage loan which was liquidated during the related Due Period, an amount (not less than zero or greater than the related principal balance) equal to the excess of (1) the principal balance of the liquidated mortgage loans over (2) the principal portion of the Liquidation Proceeds to be distributed to the Class A Certificateholders on that remittance date net of amounts reimbursable to the servicer and trustee.

         The REMAINING NET EXCESS SPREAD for any group and remittance date will equal the Net Excess Spread for such group remaining after the application thereof to cover an Available Funds Shortfall with respect to the other group.

         The REQUIRED OVERCOLLATERALIZATION AMOUNT for any group is the overcollateralization amount required by the certificate insurer at any time and set forth in the insurance agreement.

         The REQUIRED PAYMENTS for any group and remittance date will equal the amount required to pay the Class A Interest Remittance Amount with respect to the related class of Class A certificates, the Class A Principal Remittance Amount with respect to the related class of Class A certificates, one-twelfth of the annual trustee expense amount and the monthly premium payable to the certificate insurer in respect of that group.

         The SCHEDULED CLASS A PRINCIPAL BALANCE with respect to each Class of Class A certificates specified in the principal payment table for the remittance date in each of the months commencing with __________ ending with _________, inclusive, is equal to the related initial Class A principal balance; and the related Scheduled Class A principal balance specified in the related principal payment table for the remittance date in each of the months commencing after _________ is computed based upon the assumed Class 1A or Class 2A principal balance on such date based upon (1) a 0% prepayment assumption, (2) a weighted average coupon (A) with respect to the group 1 mortgage loans of ____% for balloon loans and ____% for non-balloon loans and (B) with respect to group 2 mortgage loans of _____% for non-balloon loans, (ii) a weighted average remaining amortization term (A) with respect to the group 1 mortgage loans of __ months for balloon loans and __ months for non-balloon loans, and in the case of balloon loans, a balloon payment of principal due in ____ months and an otherwise normal amortization of the group 1 mortgage loans since the cut-off date, (B) with respect to group 2 mortgage loans of ___ months for non-balloon loans and an otherwise normal amortization of the group 2 mortgage loans since the cut-off date.

         The UNRECOVERED CLASS A PORTION with respect to each Class of Class A certificates and any remittance date is an amount equal to the excess, if any, of

         (A) the related Class A principal balance minus the sum of (1) all amounts (excluding that portion of Insured Payments with respect to the related group, if any, to be made in respect of principal) to be distributed to the related Class A certificateholders in respect of principal on that remittance date on account of amounts described in clauses (1), (3) (to the extent the amount in clause (3) represents a right to receive principal not previously covered by an Insured Payment), (4) and (6) of the definition of Class A Principal Remittance Amount, and (2) all amounts distributed to the related Class A certificateholders as a mandatory prepayment on the remittance date occurring on ________________, over

         (B) the sum of (1) the principal balance of the related group plus (2) the related pre-funded Amount minus the sum of (x) the principal portion of the monthly payments received during the related Due Period and deposited in the related principal and interest account and all principal prepayments, curtailments, other excess payments of principal, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property with respect to the related group to the extent applied by the servicer as recoveries of principal in respect of the related mortgage loans, which will be distributed to the related Class A certificateholders on that remittance date, plus (y) the aggregate Realized Losses for that remittance date.

THE PRINCIPAL AND INTEREST ACCOUNTS

         The servicer shall establish and maintain an account for each group, which shall be an eligible account, on behalf of the certificateholders. The servicer shall deposit therein payments and collections received or made by it in connection with the related mortgage loans, net of the servicing fee, subsequent to the cut-off date or related subsequent cut-off date, as the case may be, to the extent not applied in computing the aggregate principal balance of the related mortgage loans as of such date. The servicer may withdraw funds from a principal and interest account only for the purposes set forth in the pooling and servicing agreement, including but not limited to the following:

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                  (1) to effect the remittance to the trustee on the
         twenty-second day of each month, or if such day is not a business day, on the immediately following business day, of the Excess Spread and the amounts set forth in clause (1) of the definition of the Available Remittance Amount;

                  (2) subject to the limitations set forth in the pooling and servicing agreement, to pay the servicer for any accrued and unpaid servicing fees with respect to related mortgage loans and to reimburse itself for related unreimbursed advances and servicing advances and any amount used to cover shortfalls in interest on newly originated mortgage loans as described below under "--Advances." The servicer's right to pay itself unpaid servicing fees, and to reimburse itself for unreimbursed servicing advances and amounts used to cover any such interest shortfalls, is limited to late collections on the related mortgage loan, and such other amounts as may be collected by the servicer from the related mortgagor or otherwise with respect to the related mortgage loan in respect of which such unreimbursed amounts are owed. The servicer's right to reimbursement for unreimbursed advances is limited to late collections of interest on any mortgage loan; provided that the servicer shall not be entitled to reimbursement from Liquidation Proceeds for advances made as described in subsection (3) of the paragraph under the caption "Advances" in this prospectus supplement. The servicer's right to such reimbursements is senior to the rights of holders of certificates;

                  (3) to withdraw any amount received from a mortgagor on a related mortgage loan that is recoverable and sought to be recovered as a preference amount;

                  (4) to make investments in permitted instruments and to pay itself interest earned in respect of permitted instruments or on funds deposited in the related principal and interest account;

                  (5) to pay itself the servicing fee and any other permitted servicing compensation to the extent not previously retained or paid; and

                  (6) to withdraw funds necessary for the conservation and disposition of any REO Property.

THE CERTIFICATE ACCOUNTS

         The trustee shall establish and maintain an account for each group, which shall be an eligible account, on behalf of the certificateholders. The trustee shall, promptly upon receipt, deposit in the related certificate account and retain therein the following:

                  (1) the related Available Remittance Amount for a remittance date;

                  (2) the related Excess Spread for a remittance date; and

                  (3) any amount required to be deposited by the servicer in connection with any losses on permitted instruments.

         The trustee shall withdraw funds from the certificate account for distribution to certificateholders as described below under "--Allocation of Amount Available" and as otherwise provided in the pooling and servicing agreement.

CALCULATION OF ONE-MONTH LIBOR

         On the second business day preceding the beginning of each accrual period, the trustee will determine one-month LIBOR for such accrual period with respect to the Class A certificates. One-month LIBOR will be the rate for deposits in United States dollars for a term equal to the relevant accrual period which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. The first accrual period shall begin on the closing date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant accrual period. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant accrual period. If on any interest determination date, the trustee is unable to determine one-month LIBOR for an accrual period, one-month LIBOR for such accrual period shall be one-month LIBOR as determined on the previous interest determination date; provided, however, that one-month LIBOR for an accrual period shall not be based on one-month LIBOR for the previous accrual period for three consecutive accrual periods. If one-month LIBOR for an accrual period would be based on one-month LIBOR for the previous accrual period for the second consecutive accrual period, the trustee will select a comparable alternative Index (over which the trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

         Telerate Page 3750 means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and Reference Banks means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

         The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the Class 1A and Class 2A certificates for the related accrual period shall (in the absence of manifest error) be final and binding.

ALLOCATION OF AMOUNT AVAILABLE

         On or before each remittance date, the servicer will determine the Overcollateralization Amount for each group after giving effect to the distribution of the related Class A Principal Remittance Amount to the related Class A certificates on that remittance date and the amount of the related Net Excess Spread.

         On each remittance date, the trustee will withdraw from each certificate account the related Amount Available, and make distributions thereof in the following order of priority and to the extent of available funds. Notwithstanding the foregoing, on any remittance date, in the event that the Amount Available with respect to a particular group is insufficient to distribute the entire amount of the related Class A Interest Remittance Amount, such Amount Available shall be distributed by the trustee among the related Class A certificateholders in proportion to the total respective distributions of such amounts on each such Class of certificates that would otherwise be payable on such remittance date.

         GROUP 1

         With respect to the Class 1A certificates and group 1:

         If the remittance date is prior to the cross-over date, the trustee shall distribute the indicated amounts in the following order of priority:

                  (X)(1) to the Class 1A certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

                           (A) the Amount Available with respect to group 1; and

                           (B) the Class A Interest Remittance Amount with respect to the Class 1A certificates;

                  (2) to the Class 1A certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A principal balance until the Class 1A principal balance has been reduced to zero and to make payments in respect of the amounts described in clauses (3) (to the extent the amount in clause
         (3) represents prior Insured Payments or interest thereon) and (5) of the definition of Class A Principal Remittance Amount below, the lesser of:

                           (A) the balance of the Amount Available with respect
                  to group 1 after payments described in clause (X)(1) above;
                  and

                           (B) the Class A Principal Remittance Amount with
                  respect to the Class 1A certificates;

                  (3) to the group 1 trustee expense account, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (X)(1) and (2) above and
         (B) any accrued and unpaid annual trustee expense amount with respect to group 1;

                  (4) to the Class 1A certificateholders to be applied to reduce the Class 1A principal balance until the Class 1A principal balance has been reduced to zero, an amount equal to the lesser of:

                           (A) the balance of the Amount Available with respect
                  to group 1 after payments described in clauses (X)(1) through
                  (3) above and, to the extent applicable, after payments to the Class 2A certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below; and

                           (B) the Additional Principal with respect to the
                  Class 1A certificates;

                  (5) to the servicer and/or the depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (X)(1) through (4) above and, to the extent applicable, after payments to the Class 2A certificateholders as described under "Excess Spread, Overcollateralization and Cross- Collateralization Provisions" below and (B) any expenses paid by the servicer and/or depositor that were incurred in connection with any third party claims that remain unreimbursed;

                  (6) to the servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (X)(1) through (5) above and, to the extent applicable, after payments to the Class 2A certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any nonrecoverable servicing advances and nonrecoverable monthly advances with respect to group 1 previously made by the servicer and not previously reimbursed; and

                  (7) to the Class R certificateholders, the balance of the Amount Available with respect to group 1, if any, after payments described in clauses (X)(1) through (6) above and, to the extent applicable, after payments to the Class 2A certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below.

         If the remittance date is on or after the cross-over date, the trustee shall distribute the indicated amounts in the following order of priority:

                  (Y)(1) to the Class 1A certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

                           (A) the Amount Available with respect to group 1; and

                           (B) the Class A Interest Remittance Amount with
                  respect to the Class 1A certificates;

                  (2) to the Class 1A certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A principal balance until the Class 1A principal balance has been reduced to zero and to make payments in respect of the amounts described in clauses (3) (to the extent the amounts described in clause (3) represent prior Insured Payments or interest thereon) and
         (5) of the definition of Class A Principal Remittance Amount with respect to the Class 1A certificates below, the lesser of:

                           (A) the balance of the Net Excess Amount Available
                  with respect to group 1 after payments described in clause
                  (Y)(1) above; and

                           (B) the Class A Principal Remittance Amount with
                  respect to the Class 1A certificates;

                  (3) to the group 1 trustee expense account, an amount equal to the lesser of the balance of the Amount Available with respect to group 1 after payments described in clauses

         (Y)(1) and (2) above and any accrued and unpaid annual trustee expense amount with respect to group 1;

                  (4) to the servicer and/or the depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (Y)(1) through (3) above and, to the extent applicable, after payments to the Class 2A certificateholders as described under "Excess Spread, Overcollateralization and Cross- Collateralization Provisions" below and (B) any expenses paid by the servicer and/or depositor that were incurred in connection with any third party claims that remain unreimbursed;

                  (5) to the servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 1 after payments described in clauses (Y)(i) through (iv) above and, to the extent applicable, after payments to the Class 2A certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any nonrecoverable servicing advances and nonrecoverable monthly advances with respect to group 1 previously made by the servicer and not previously reimbursed; and

                  (6) to the Class R certificateholders, the balance of the Amount Available with respect to group 1 after payments described in clauses (Y)(1) through (5) above and, to the extent applicable, after payments to the Class 2A certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below, if any.

         GROUP 2

                  With respect to the Class 2A certificates and group 2:

                  If the remittance date is prior to the cross-over date, the trustee shall distribute the indicated amounts in the following order of priority:

                  (X)(1) to the Class 2A certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

                           (A) the Amount Available with respect to group 2; and

                           (B) the related Class A Interest Remittance Amount
                  with respect to the Class 2A certificates;

                  (2) to the Class 2A certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 2A principal balance until the Class 2A principal balance has been reduced to zero and to make payments in respect of the amounts described in clauses (3) (to the extent the amount in clause
         (3) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 2A certificates below, the lesser of:

                           (A) the balance of the Amount Available with respect
                  to group 2 after payments described in clause (X)(i) above;
                  and

                           (B) the Class A Principal Remittance Amount with
                  respect to the Class 2A certificates;

                  (3) to the group 2 trustee expense account, an amount equal to the lesser of the balance of the Amount Available with respect to group 2 after payments described in clauses (X)(1) and (2) above and any accrued and unpaid annual trustee expense amount with respect to group 2;

                  (4) to the Class 2A certificateholders to be applied to reduce the Class 2A principal balance until the Class 2A principal balance has been reduced to zero, an amount equal to the lesser of:

                           (A) the balance of the Amount Available with respect
                  to group 2 after payments described in clauses (X)(1) through
                  (3) above and, to the extent applicable, after payments to the Class 1A certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below; and

                           (B) the Additional Principal with respect to the
                  Class 2A certificates;

                  (5) to the servicer and/or the depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 2 after payments described in clauses (X)(1) through (4) above and, to the extent applicable, after payments to the Class 1A certificateholders as described under "Excess Spread, Overcollateralization and Cross- Collateralization Provisions" below and (B) any expenses paid by the servicer and/or depositor that were incurred in connection with any third party claims that remain unreimbursed;

                  (6) to the servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 2 after payments described in clauses (X)(1) through (5) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any nonrecoverable servicing advances and nonrecoverable monthly advances with respect to group 2 previously made by the servicer and not previously reimbursed;

                  (7) to the Class 2A certificateholders until the Class 2A principal balance has been reduced to zero, an amount equal to the lesser of:

                           (A) the balance of the Remaining Net Excess Spread
                  with respect to group 2, if any, after payments described in clauses (X)(1) through (6) above and payments of Additional Principal, if any, to the Class 1A certificateholders; and

                           (B) the Available Funds Cap Carry Forward Amount with
                  respect to the Class 2A certificates, if any; and

                  (8) to the Class R certificateholders, the balance of the Amount Available with respect to group 2, if any, after payments described in clauses (X)(1) through (7) above and, to the extent applicable, after payments to the Class 1A Certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below.

         If the remittance date is on or after the cross-over date, the trustee shall distribute the indicated amounts in the following order of priority:

                  (Y)(1) to the Class 2A certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

                           (A) the Amount Available with respect to group 2; and

                           (B) the Class A Interest Remittance Amount with
                  respect to the Class 2A certificates;

                  (2) to the Class 2A Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 2A principal balance until the Class 2A principal balance has been reduced to zero and to make payments in respect of the amounts described in clauses (3) (to the extent the amounts described in clause (3) represent prior Insured Payments or interest thereon) and
         (5) of the definition of Class A Principal Remittance Amount with respect to the Class 2A certificates below, the lesser of:

                           (A) the balance of the Net Excess Amount Available
                  with respect to group 2 after payments described in clause
                  (Y)(1) above; and

                           (B) the related Class A Principal Remittance Amount
                  with respect to the Class 2A certificates;

                  (3) to the group 2 trustee expense account, an amount equal to the lesser of the balance of the Amount Available with respect to group 2 after payments described in clauses (Y)(1) and (2) above and any accrued and unpaid annual trustee expense amount with respect to group 2;

                  (4) to the servicer and/or the depositor, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 2 after payments described in clauses (Y)(1) through (3) above and, to the extent applicable, after payments to the Class 1A certificateholders as described under "Excess Spread, Overcollateralization and Cross- Collateralization Provisions" below and (B) any expenses paid by the servicer and/or depositor that were incurred in connection with any third party claims that remain unreimbursed;

                  (5) to the servicer, an amount equal to the lesser of (A) the balance of the Amount Available with respect to group 2 after payments described in clauses (Y)(1) through (4) above and, to the extent applicable, after payments to the Class 1A certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below and (B) the aggregate of any nonrecoverable servicing advances and nonrecoverable monthly advances with respect to group 2 previously made by the servicer and not previously reimbursed;

                  (6) to the Class 2A certificateholders until the Class 2A principal balance has been reduced to zero, the lesser of:

                           (A) the balance of the Remaining Net Excess Spread
                  with respect to group 2 after payments described in clauses
                  (Y)(1) through (5) above and payments of Additional Principal, if any, to the Class 1A certificateholders; and

                           (B) the Available Funds Cap Carry Forward Amount with respect to the Class 2A certificates, if any; and

                  (7) to the Class R certificateholders, the balance of the Amount Available with respect to group 2 after payments described in clauses (Y)(i) through (vi) above and, to the extent applicable, after payments to the Class 1A certificateholders as described under "Excess Spread, Overcollateralization and Cross-Collateralization Provisions" below, if any.

         The pooling and servicing agreement provides that to the extent the certificate insurer makes insured payments with respect to a class of Class A certificates, the certificate insurer (a) will be subrogated to the rights of the holders of the Class A certificates with respect to those insured payments,
(b) shall be deemed, to the extent of the payments so made, to be a registered holder of Class A certificates and (c) shall be entitled to reimbursement for those insured payments, with interest accrued thereon at the weighted average of the related Class A pass-through rates, on each remittance date after the related Class A certificateholders have received the related Class A Remittance Amount (exclusive of any related Class A Carry-Forward Amount representing amounts previously paid to certificateholders as insured payments or interest accrued in respect of those insured payments) for that remittance date.

INTEREST COVERAGE ACCOUNT AND RESERVE ACCOUNT

         The depositor will establish for the benefit of each class of the Class A certificateholders an interest coverage trust account for each group. On the closing date and, if necessary, on each subsequent transfer date, the depositor will deposit in each interest coverage account a cash amount as required by the certificate insurer and specified in the pooling and servicing agreement. Funds on deposit in the related interest coverage account will be applied by the trustee to cover shortfalls in the related Class A Interest Remittance Amount attributable to (1) the pre-funding feature during the funding period and (2) the deferment of interest feature with respect to certain of the mortgage loans. During the funding period, an interest shortfall initially will exist because while the related Class A certificateholders are entitled to receive interest accruing on the related Class A principal balance, the related Class A principal balance during the funding period will be greater than the aggregate principal balance of the initial mortgage loans with respect to each group on the closing date. Upon conveyance of related subsequent mortgage loans to the trust fund, funds on deposit in the related interest coverage account related to the pre-funding feature will be released by the trustee to the depositor to the extent not necessary to cover these interest shortfalls.

         Approximately ___% of the initial mortgage loans, by original principal balance (excluding the permanent buydown companion loans), are deferred payment loans and the principal balance conveyed to the trust fund has been reduced by the principal amount so deferred. If the mortgagor has not prepaid the loan before a certain date and the maturity date is not otherwise accelerated by the servicer, these deferred payments will be forgiven. During the funding period, funds on deposit in the related interest coverage account will be available to cover the interest portion of deferred payments. In addition, it is possible that some of the subsequent mortgage loans transferred to the trust fund will contain this deferment of payments feature. With respect to any subsequent mortgage loan that is a deferred payment loan, that amount necessary to cover the interest that will accrue during the period of deferment on the principal balance of the deferred payment loan as transferred to the trust fund will be transferred by the trustee, upon termination of the funding period, from the related interest coverage account into a related reserve account which will be a part of the trust fund REMIC. Upon termination of the funding period, any other amounts remaining in the interest coverage accounts will be released by the trustee to the depositor. To the extent deferred payments are not forgiven, the servicer will retain deferred payments collected for payment to the depositor as part of the Depositor's Yield.

ADVANCES

         Not later than the close of business on the twenty-second day of each month (or if such day is not a business day, on the following business day), the servicer shall remit to the trustee for deposit in the certificate account with respect to the related group an amount, to be distributed on the related remittance date, equal to the sum of (1) the interest portions of the aggregate amount of monthly payments on the mortgage loans with respect to the related group, net of the servicing fee, the annual trustee expense amount and, after the cross-over date, the excess spread) due during the related Due Period, but delinquent as of the close of business on the first day of the month in which such remittance date occurs, (2) with respect to each REO Property that was acquired during or prior to the related Due Period and which was not disposed of during such Due Period, an amount equal to the excess, if any, of interest on the principal balance deemed to apply to such REO Property for the most recently ended calendar month at the related mortgage rate, net of the servicing fee, the annual trustee expense amount and, after the cross-over date, the excess spread, over the net income from such property for such Due Period, (3) with respect to each remittance date, the amount necessary on the first, second, third and fourth remittance dates to pay 30 days' interest with respect to each non-delinquent newly originated mortgage loan in the related group that has not had a first payment date as of the closing date, net of the servicing fee and the annual trustee expense amount, and (4) with respect to each remittance date, if pursuant to the pooling and servicing agreement the servicer has previously reimbursed itself for an advance described in clause (3) above, then an amount equal to such amount previously reimbursed.

         The servicer is required to make an advance out of its own funds or out of funds in the principal and interest account with respect to the related group that do not constitute the related Amount Available with respect to the related group for such remittance date.

EXCESS SPREAD, OVERCOLLATERALIZATION AND CROSS-COLLATERALIZATION PROVISIONS

         On any remittance date prior to the cross-over date, holders of the Class 1A and Class 2A certificates will have a first priority right to 100% of the related Excess Spread to fund the amount by which the related Class A Remittance Amount with respect to the related class of Class A certificates, exceeds the related Available Remittance Amount for such remittance date. To the extent available, the Net Excess Spread and Excess Principal with respect to a group will then be applied to cover any Available Funds Shortfall with respect to the other group.

         In addition, on any remittance date prior to the cross-over date on which the Overcollateralization Amount for a group is less than the Required Overcollateralization Amount for that group, the Remaining Net Excess Spread, the Available Transfer Cashflow, and the Net Excess Principal, if any, will be used to make additional distributions of principal on the related class of Class A certificates until the Overcollateralization Amount equals the related Required Overcollateralization Amount for that group.

         Credit enhancement with respect to the Class A certificates will be provided in part by the initial Overcollateralization Amount for the related group resulting from the sum of the original principal balance of the related group and the original group 1 pre-funded amount or the original group 2 pre-funded amount, as applicable, exceeding the related initial Class A principal balance as of the closing date. On the closing date, the initial Overcollateralization Amount with respect to group 1 is expected to be $____________, equal to ____% of the sum of the original group 1 principal balance and the original group 1 pre-funded amount; the initial Overcollateralization Amount with respect to group 2 is expected to be $____________ equal to ___% of the sum of the original group 2 principal balance and the original group 2 pre-funded amount.

         Prior to the related cross-over date, Excess Spread with respect to a group will be applied first, to cover any Available Funds Shortfall with respect to that group, second, to cover any Available Funds Shortfall with respect to the other group, third, to pay the amount of any related accrued and unpaid annual trustee expense amount, fourth, to reach and maintain the Required Overcollateralization Amounts for that group, if necessary, fifth, to reach and maintain the Required Overcollateralization Amount for the other group, if applicable, sixth, with respect to the related group, to reimburse the servicer for amounts to which it is entitled, and seventh, with respect to group 2, to pay the related Available Funds Cap Carry Forward Amount, if any, to the holders of Class 2A certificates on a pro rata basis among such certificateholders, and to distribute any remaining amounts to the Class R certificateholders. After the cross-over date, Excess Spread with respect to a group, will be applied, first, to cover any Available Funds Shortfall with respect to that group, second, to cover any Available Funds Shortfall with respect to the other group, third, to pay the amount of any related accrued and unpaid annual trustee expense amount, fourth, to reach and maintain the Required Overcollateralization Amount for the other group, if necessary, fifth, with respect to the related group, to reimburse the servicer for amounts to which it is entitled, and sixth, with respect to group 2, to pay the Available Funds Cap Carry Forward Amount, if any, to the Holders of Class 2A certificates on a pro rata basis among such certificateholders and to distribute any remaining amounts to the Class R certificateholders.

         Application of the Additional Principal will have the effect of accelerating the rate of payment of principal of the Class A certificates until the cross-over date. Application of funds in accordance with the foregoing is intended to create and maintain a positive Overcollateralization Amount equal to the Required Overcollateralization Amount and thereby provide a cushion against ultimate losses rather than to maintain a regular cash flow to holders of Class A certificates or to guarantee against current losses. There can be no assurance that the Required Overcollateralization Amount will be attained or maintained. In addition, the Required Overcollateralization Amount may be reduced at the discretion of the certificate insurer.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to a pooling and servicing agreement dated as of ____________, among the depositor, the servicer and _________________________________, as trustee, a form of which agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the pooling and servicing agreement as executed will be included in the Current Report on Form 8-K relating to the Class A certificates, which will be filed by the depositor with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. Reference is made to the prospectus for important information in addition to that set forth herein regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the certificates. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy (without exhibits) of the pooling and servicing agreement. Requests should be addressed to Superior Bank FSB, 135 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention:
President.

THE SERVICER

         The servicer will be responsible for the servicing of the mortgage loans and will be entitled to a fee equal to ___% per annum of the principal balance of each mortgage loan, calculated and payable monthly from interest actually received by the servicer on the mortgage loans, as described herein.

         [The servicer, as of ______________, serviced approximately $_____________ of mortgage loans (including the mortgage loans and mortgage loans not originated or purchased by the depositor).

         Statements are provided for all mortgage loans serviced. Mortgagors are instructed to forward all payments, along with a coupon detachable from the statement, to a lockbox account. Available funds are then transferred from the lockbox account to the related principal and interest account. Ten days after a missed payment, phone calls to the borrower are initiated by the servicer and on the sixteenth day, an automated mailgram is sent. Follow-up calls by experienced collection personnel are made as required to promote prompt payment and to counsel the borrower. At the second missed payment, generally, an on-site interview is scheduled with the borrower and the mortgaged property is inspected. If foreclosure is necessary, the servicer's litigation department supervises and monitors all litigation procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys. If title passes to the mortgagee, the servicer's real estate division will immediately insure that the mortgaged property is preserved and protected. Upon extensive review and analysis, a disposition strategy is developed and the property is aggressively marketed.

         The following table and discussion set forth certain information concerning the delinquency and loss experience on mortgage loans secured by single family properties, multifamily properties, commercial properties and mixed use properties (including the mortgage loans originated or purchased by the depositor and serviced by the servicer).

                                           DELINQUENCY AND LOSS EXPERIENCE(1)
                                                    ($ IN THOUSANDS)




                                                                         FISCAL YEAR ENDING        ,
                                                                         FISCAL YEAR ENDING        ,
                                                             ---------------------------------------------            [NINE MONTHS
                                                                                                                          ENDED
                                                             199                 199                  199                  , 1999 ]
                                                             ----                ----                 ----            ------------
Total Outstanding Principal Balance...............
Number of Loans...................................

Period of Delinquency(2):
     30-59 Days(3)
          Principal Balance.......................
          Number of Loans.........................
          Percent of Delinquency by Dollar........
     60-89 Days
          Principal Balance.......................
          Number of Loans.........................
          Percent of Delinquency by Dollar........
     90 Days or More
          Principal Balance.......................
          Number of Loans.........................
          Percent of Delinquency by Dollar........
     Total Delinquency
          Principal Balance.......................
          Number of Loans.........................
          Percent by Delinquency by Dollar........

Average Outstanding Principal Balance.............
Net Gains/(Losses) on Liquidated Loans............
Net Gains/(Losses) as a Percent of Average
     Outstanding Principal Balance................
Net Gains/(Losses) on Liquidated Loans
     including advances(4)........................
Net Gains/(Losses) as a Percent of Average
     Outstanding Principal Balance(4).............

------------------
(1)      This table includes fixed-rate and adjustable-rate mortgage loans.
(2) Includes mortgage loans in the process of foreclosure and mortgaged properties acquired through foreclosure or deed in lieu of foreclosure.
(3)      Represents two payments missed.
(4) Includes all net recorded servicer advances through date of liquidation less recoveries of such advances.
(5) Percentages for the nine month period ending ______, 199_ are annualized.

         The number of outstanding mortgage loans originated pursuant to the Adjustable-Rate First Mortgage Program in the servicer's loan portfolio, and the total principal balance of such loans, as of ______________ were approximately ______ and $____________ , respectively, as of __________ were approximately
_______ and $_____________, respectively, as of _______, ____ were approximately
_____ and $___________, respectively, and as of _____________ were approximately
_____ and $___________, respectively. As of ______________, only _____ of such adjustable-rate mortgage loans were delinquent.

         At ______________ with respect to the mortgage loans set forth in the preceding table, ___ properties (representing $__________ in principal balance of such loans) were acquired through foreclosure of the related mortgage loans or through deed in lieu of foreclosure and were not liquidated. The average length of ownership of foreclosed properties has historically been __ months with an average loss (including accrued and unpaid interest) per property of $______.

         The delinquency and loss experience percentages in the preceding table are calculated on the basis of all conventional mortgage loans serviced for the depositor as of the end of the periods indicated. However, because the total amount of loans serviced by the servicer has rapidly increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial continuous additions of newly originated loans to the total amount of loans serviced, the delinquency percentages indicated in the preceding table would be higher and could be substantially higher.]

         YEAR 2000 COMPLIANCE

         [_________________ is a federally chartered and insured savings association, regulated by the Office of Thrift Supervision. Pursuant to OTS and Federal Financial Institutions Examination Counsel guidelines, ________ initiated a comprehensive program to study the impact on its computer systems in order to be year 2000 compliant. This study involved identifying affected systems and/or applications and implementing appropriate modifications or replacements of hardware and software maintained by ________. The study also involved receiving assurance that similar actions have or are being taken by third party service providers that are relied upon by ________. In addition, ________ took necessary steps to receive assurance that its borrowers on income producing properties are taking necessary steps to address their year 2000 issues so that income to cover debt service will not be interrupted.

         Under this program, ________ identified computer systems that will require either modification, upgrade or replacement. ________ utilized primarily in-house personnel to perform these tasks, and also contracted with outside consultants, to a lesser degree, for some specific programming functions. As such, ________'s planned modifications, upgrades and replacement of existing systems, along with third party confirmations, have been completed and ________'s computer systems and software are year 2000 compliant, and any related costs did not have a material adverse impact on the results of operations, cash flows or financial condition of ________.]

THE TRUSTEE

         _________________________________, a nationally chartered commercial bank located in _________________, will be named trustee pursuant to the pooling and servicing agreement. _______ has accepted appointment as the certificate registrar and paying agent pursuant to the pooling and servicing agreement. The trustee may resign at any time in the manner set forth in the pooling and servicing agreement, in which event the servicer will be obligated to appoint a successor trustee. The trustee may be removed if it ceases to be eligible to continue as such under the pooling and servicing agreement, if it becomes insolvent or if it fails to perform in accordance with the pooling and servicing agreement. The trustee may also be removed by the depositor without cause, as long as the certificate insurer consents to such removal. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until the acceptance of appointment by a successor trustee. The trustee may appoint a custodian to hold the mortgage loans and has initially appointed itself to act in such capacity. The depositor may maintain other banking relationships in the ordinary course of business with the trustee and any custodian.

         YEAR 2000 COMPLIANCE

         [The trustee will represent in the pooling and servicing agreement that it will use reasonable commercial efforts to cure (by ___________) any deficiencies with regard to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under the pooling and servicing agreement. The trustee will further represent in the pooling and servicing agreement that it will use reasonable commercial best efforts to obtain reasonable assurances from each third party vendor of licensed computer software systems used by the trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in such systems which would materially and adversely affect the ability of the trustee to perform its obligation under the pooling and servicing agreement.]

PAYMENT OF EXPENSES

         In order to provide for the payment of the fees and expenses of the trustee, the trustee will establish and maintain a trust expense account for each group into which the trustee will deposit on each remittance date, one-twelfth of the annual trustee expense amount. The annual trustee expense amount with respect to each mortgage loan is equal to ___% per annum times the related principal balance. Amounts on deposit in the related trustee expense account will be withdrawn pursuant to the terms of the pooling and servicing agreement to pay the fees and expenses of the trustee with respect to the related group. On each remittance date, the trustee will pay from amounts on deposit in the related certificate account, prior to making any required distributions to the certificateholders, an amount that is sufficient to pay the monthly premium due the certificate insurer.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         On any remittance date on which the aggregate outstanding principal balance of the mortgage loans in the trust fund is less than or equal to __% of the sum of the original pool principal balance and the original pre-funded amount, the servicer may determine to purchase and may purchase from the trust fund all of the mortgage loans and all REO Property at a termination price equal to the sum of (1) 100% of the principal balance of each mortgage loan remaining plus one month's accrued interest thereon at the related mortgage rate net of the rate at which the servicer's fee is calculated and (2) the appraised value of any such REO Property remaining determined in accordance with the terms of the pooling and servicing agreement. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION" IN THE PROSPECTUS.

         In connection with any such purchase by the servicer, the servicer shall remit to the trustee for remittance to the related certificateholders on the final remittance date with respect to such terminated group all other amounts then on deposit in the related principal and interest account that would have constituted part of the related Available Remittance Amount for subsequent remittance dates absent such purchase.

REMOVAL AND RESIGNATION OF SERVICER

         The certificate insurer may, pursuant to the pooling and servicing agreement, remove the servicer as servicer with respect to the mortgage loans of a group upon the occurrence and continuation beyond the applicable cure period of any of the following events, other than the event described in clause (1)(C) below, and the holders of the majority Class 1A or the Class 2A certificates evidencing in excess of 51% of the related Class A principal balance, with the consent of the certificate insurer, which consent may not be unreasonably withheld, may remove the servicer as servicer of the mortgage loans of the related group upon the occurrence and continuation beyond the applicable cure period of (a) an event described in clause (2) below or (b) upon the failure of the certificate insurer to exercise its rights to remove the servicer upon the occurrence of any event described in clauses (1)(A), (1)(B), (1)(D), (3), (4) or
(5) below:

                      (1)(A) an event of nonpayment, unless in the case of an event of nonpayment described in clauses (1) or (2) of the definition thereof, the insufficiency described in such clauses (1) or (2) results from a failure of the certificate insurer or the trustee to perform in accordance with its respective obligations with respect to such group;
         (B) the failure by the servicer to make any required servicing advance with respect to such group, to the extent such failure materially and adversely affects the interests of the certificate insurer or the related certificateholders; (C) the failure by the servicer to make any required monthly advance with respect to such group; or (D) any other failure by the servicer to remit to related certificateholders, or to the trustee for the benefit of the related certificateholders, any payment required to be made under the terms of the pooling and servicing agreement with respect to the related certificates, to the extent such failure materially and adversely affects the interests of the certificate insurer or the related certificateholders and which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the certificate insurer or the trustee or to the servicer and the trustee with the consent of the certificate insurer; or

                         (2) failure by the servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the servicer with respect to a group as set forth in the pooling and servicing agreement with respect to the related certificates, which failure continues unremedied for a period of 60 days after the date on which written notice of that failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer and the trustee by the certificate insurer or any related certificateholder with the consent of the certificate insurer; or

                         (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                         (4) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property and such appointment shall continue unremedied for a period of 30 days after the servicer has received notice of such default; or

                         (5) the servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, any of which shall continue unremedied for a period of 30 days after the servicer has received notice of such default; or

                         (6) certain other events if required by the certificate insurer in the pooling and servicing agreement.

         Upon the occurrence of the event described in clause (1)(C), and the servicer's failure to remedy such by twelve o'clock noon, New York City time, on the next succeeding business day, the trustee or a successor servicer will immediately assume the duties of the servicer with respect to the related group.

         An event of nonpayment is defined in the pooling and servicing agreement as (1) with respect to any remittance date, the insufficiency of amounts remitted to the trustee by the servicer and available to the trustee to pay the full amount of the related Class A Remittance Amounts for a group, exclusive of the related Class A Carry-Forward Amounts that represent insured payments or interest accrued in respect of insured payments, and the monthly premium payable to the certificate insurer and (2) the sum of all Realized Losses with respect to such group exceeds an amount specified in the pooling and servicing agreement. In certain instances of the occurrence of an event of nonpayment the trustee and the certificate insurer may prohibit the termination of the servicer with respect to a group if such event of nonpayment does not result from the action or omission of the servicer.

         Under the pooling and servicing agreement, if Realized Losses and delinquencies with respect to a group reach certain specified levels, the certificate insurer has the option to direct the trustee to remove the servicer with respect to that group.

         Upon removal or resignation of the servicer as servicer of the mortgage loans, the trustee will be the successor servicer of the mortgage loans of the related group. The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and servicing compensation with respect to the mortgage loans of the related group as the servicer. SEE "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" AND "--RIGHTS UPON EVENT OF DEFAULT" IN THE PROSPECTUS.

RECORDATION OF ASSIGNMENTS OF MORTGAGES

         Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as New York where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or creditor of the depositor.

AMENDMENT

         In addition to the provisions for amendment of the pooling and servicing agreement described in the Prospectus, with respect to the certificates, the Required Overcollateralization Amounts and the subordinated amounts may be reduced at the discretion of the certificate insurer and, consequently, without the consent of, or notice to, the holders of Class A certificates.


          THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY

         The information set forth in this section and in the financial statements of ______________ set forth in Appendix A and Appendix B hereto, has been provided by the certificate insurer. No representation is made by the depositor or any of its affiliates as to the accuracy or completeness of any such information.

         [DESCRIPTION OF THE CERTIFICATE INSURER]

CAPITALIZATION

         [CAPITALIZATION OF THE CERTIFICATE INSURER]

         [DESCRIPTION OF CERTIFICATE INSURANCE POLICY AND CALCULATION OF INSURED PAYMENTS]

CERTIFICATE INSURANCE POLICY

         In the absence of payments under the certificate insurance policy, certificateholders will directly bear the credit and other risks associated with their undivided interest in the trust fund.


                         FEDERAL INCOME TAX CONSEQUENCES

         A real estate mortgage investment conduit election will be made in connection with the trust fund for federal income tax purposes, exclusive of the pre-funding accounts and the interest coverage accounts. Upon the issuance of the Class A certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund REMIC will qualify as a REMIC within the meaning of the Code.

         For federal income tax purposes, the Class R certificates will be the sole class of "residual interests" and the Class A certificates will be the "regular interests" in the trust fund REMIC and will generally be treated as debt instruments of the trust fund REMIC. SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS.

         For federal income tax information reporting purposes, the Class A certificates will not be treated as having been issued with original issue discount. With respect to group 1, the prepayment assumptions that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination, the group 1 mortgage loans will prepay at a rate of __% per annum of the then outstanding principal balance of such group 1 mortgage loans in the first month of the life of the group 1 mortgage loans and an additional __% per annum in each month thereafter until the twenty- first month, then, beginning in the twenty-first month and in each month thereafter during the life of the group 1 mortgage loans, __% per annum each month. With respect to group 2, the prepayment assumptions that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes for the REMIC will be based on the assumption that subsequent to the date of any determination, the group 2 mortgage loans will prepay at a rate of ___% CPR. No representation is made that the mortgage loans will prepay at these rates or at any other rate. SEE "FEDERAL INCOME TAX CONSEQUENCES--REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT", "--MARKET DISCOUNT" AND "--PREMIUM" IN THE PROSPECTUS.

         The Internal Revenue Service has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to prepayable securities, such as the Class A certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class A certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class 1A certificates and the Class 2A certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class A certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A certificates should be treated as having been issued with original issue discount or should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Class A certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         If the Class A certificates are required to be treated as having been issued with original issue discount it appears that a reasonable method of reporting original issue discount with respect to the Class 1A certificates and the Class 2A certificates, generally would be to report all income with respect to such certificates as original issue discount for each period, computing such original issue discount (1) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (2) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. SEE "FEDERAL INCOME TAX CONSEQUENCES--REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" IN THE PROSPECTUS.

         In general the Class A certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and as "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust fund REMIC would be so treated. Moreover, if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, the Class A certificates will qualify for the corresponding status in their entirety for that calendar year. In addition, the Class A certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Furthermore, interest on the Class A certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Amounts held in the trustee expense accounts and the reserve accounts may not be treated as assets described in the foregoing sections of the Code. In addition, to the extent that the mortgage loans represent loans secured by mixed residential and commercial structures, such loans will be treated as assets described in Section 7701(a)(19)(C) of the Code only if the residential use of the property securing such loans exceeds 80% of the property's entire use. SEE "FEDERAL INCOME TAX CONSEQUENCES--REMICS-- CHARACTERIZATION OF INVESTMENT IN REMIC CERTIFICATES" IN THE PROSPECTUS.

         To the extent permitted by then applicable law, any "prohibited transactions tax", "contributions tax", tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the trust fund REMIC will be borne by the servicer or trustee in either case out of its own funds, provided that the servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement and in respect of compliance with then applicable law. Any such tax not borne by the servicer or the trustee will be payable out of the trust fund REMIC which may reduce the amounts otherwise payable to holders of Class A certificates. SEE "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES--PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES" IN THE PROSPECTUS.

         A certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States person and providing the name and address of such certificateholder). If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. SEE "FEDERAL INCOME TAX CONSEQUENCES --FOREIGN INVESTORS IN REMIC CERTIFICATES" IN THE PROSPECTUS.

         The servicer will be designated as the "tax matters person" (as defined in Treasury regulation Section 301.6231(a)(7)-(1)(a)) with respect to the trust fund REMIC, and in connection therewith will be required to hold not less than 0.01% of the percentage interests of the Class R certificates.

         FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE CLASS A CERTIFICATES, SEE "FEDERAL INCOME TAX
CONSEQUENCES--REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES" IN THE PROSPECTUS.

                              ERISA CONSIDERATIONS

         A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, and any other entity that may be deemed to be investing plan assets, including insurance companies, as applicable, that are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended and Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class A certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.

         Any Plan fiduciary which proposes to cause a Plan to purchase Class A certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the exemptions (discussed below) or any other prohibited transaction exemption in connection therewith. A purchaser of a Class A certificate should also be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts which might be construed as prohibited transactions. With respect to the applicability of ERISA, each group will be deemed to be a separate sub-trust within the trust fund.

         [The DOL issued individual exemptions, Prohibited Transaction Exemption 90-29 to ________________________ and Prohibited Transaction Exemption 90-23 to _____________________, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and penalties imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten or placed by an underwriter, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this section "ERISA Considerations", the term "underwriter" shall include (a) _____________, (b) ___________, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with either _____________ or ___________ and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to a class of certificates.

         The exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Class A certificates to be eligible for exemptive relief thereunder. First, the acquisition of Class A certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the exemptions only apply to Class A certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the same trust fund. Third, the Class A certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Ratings Services, a Division of the McGraw-Hill Companies, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the trustee cannot be an affiliate of any other member of the "restricted group", which consists of any underwriter, the depositor, the trustee, the servicer, any sub-servicer, the certificate insurer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans in the related group as of the date of initial issuance of the certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Class A certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans; and the sum of all payments made to and retained by the servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         If the general conditions of the exemptions are satisfied, the exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Class A certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such excluded plan. For purposes of the certificates, an excluded plan is a plan sponsored by any member of the restricted group.

         If certain specific conditions of the exemptions are also satisfied, the exemptions may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A certificates in the initial issuance of Class A certificates between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A certificates by a Plan and (3) the holding of Class A certificates by a Plan.

         Further, if certain specific conditions of the exemptions are satisfied, the exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the mortgage pool.

         The exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.

         On July 21, 1997, the DOL issued (62 Fed. Reg. 39021) amendments to the exemptions, and similar exemptions issued to other underwriters under which the exemptions would apply, subject to the satisfaction of certain conditions, to transactions involving a trust the assets of which include a pre-funding account to be used subsequent to the closing of the transaction to purchase additional assets for the trust. In its prefatory comments to the amendments as proposed by the DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the exemptions, but did not satisfy the conditions of the amendments as proposed could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the pre- funding accounts will not satisfy the conditions of the amendments, they will be used by the trustee solely to pay for the acquisition of subsequent mortgage loans in accordance with the pooling and servicing agreement from a fixed pool of loans that will have been specifically identified prior to the closing date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the pooling and servicing agreement, will be acquired using the related pre-funded amount. Accordingly, the depositor believes that the existence of the pre-funding accounts should not cause the exemptions to be inapplicable.

         Before purchasing a Class A certificate, a fiduciary of a Plan should itself confirm (a) that the Class A certificates constitute "certificates" for purposes of the exemptions and (b) that the specific and general conditions set forth in the exemptions and the other requirements set forth in the exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the exemptions, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Class A certificates on behalf of a Plan.]

         Any Plan fiduciary considering whether to purchase a Class A certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. SEE "ERISA CONSIDERATIONS" IN THE PROSPECTUS.


                                LEGAL INVESTMENT

         [Although at their initial issuance the Class 1A certificates will be rated Aaa by ________ and "AAA" by _________________, the Class 1A certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because group 1 includes mortgage loans which are secured by second liens.

         The Class 2A certificates will not constitute "mortgage related securities" for purposes of SMMEA until such time as the balance of the group 2 pre-funding account is reduced to zero. At such time the Class 2A certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, they will constitute legal investments for certain entities to the extent provided for in SMMEA.]

                  The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates.

Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. SEE "LEGAL INVESTMENT" IN THE PROSPECTUS.


                             METHOD OF DISTRIBUTION

         [Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to sell to _______________________ and _______________ , and each of the underwriters has agreed to purchase from the depositor, the principal amount of the Class A certificates set forth opposite its name below:


                                                                                 Principal            Principal
                                                                                 Amount of            Amount of
                                                                                  Class 1A             Class 2A
                                     Underwriters                              Certificates          Certificates
                                     ------------                              ------------          ------------


             Total.......................................................


         In the underwriting agreement, each of the underwriters has agreed, subject to the terms and conditions set forth therein, to purchase all of its respective allocation of the Class A certificates if any of the Class A certificates are purchased.

         The underwriters have advised the depositor that they propose initially to offer the Class A certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of ___% of the certificate denominations for the Class 1A certificates and not in excess of ___% of the certificate denominations for the Class 2A certificates. The underwriters may allow and such dealers may reallow a concession not in excess of ___% of the certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

         Until the distribution of the Class A certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Class A certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A certificates.

         In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the depositor or any of its affiliates nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A certificates. In addition, neither the depositor or any of its affiliates nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The underwriting agreement provides that the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         There can be no assurance that a secondary market for the Class A certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Class A certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Class A certificates and the status of any existing credit enhancement. There can be no assurance that any additional information regarding the Class A certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A certificates may adversely affect the liquidity of the Class A certificates, even if a secondary market for the Class A certificates becomes available.


                                     EXPERTS

         The financial statements of __________________, as of _____________ and
_____ and for each of the years in the three-year period ended ___________, have been included in this prospectus supplement in Appendix A in reliance upon the report of _________, independent certified public accountants, appearing in Appendix A, upon the authority of said firm as experts in accounting and auditing.


                                     RATINGS

         As a condition of issuance, the Class 1A and Class 2A certificates will be rated [Aaa] by [_______________________________] and ["AAA"] by
[_________________________]. The security ratings of the Class A certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. In general, ratings address credit risk and do not address the likelihood or rate of prepayment. See "Rating" and "Risk Factors--Limited Nature of Ratings" in the prospectus.

         The ratings of [__________] on mortgage pass-through certificates address the likelihood of the receipt by the holders thereof of all distributions on the underlying mortgage loans to which they are entitled. [_________] ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The rating assigned by [_______] to the Class A certificates does not address the possibility that the Class A certificateholders might suffer a lower than anticipated yield, nor does it address the likelihood that the Available Funds Cap Carry Forward Amount will be paid to the Class 2A certificateholders.

         [_____________] ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required thereon. [____________] ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. [___________] rating on the Class A certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgage loans nor the likelihood that the Available Funds Cap Carry Forward Amount will be paid to the Class 2A certificateholders.

         The ratings assigned to the Class A certificates will depend primarily on the creditworthiness of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the ratings initially assigned to the Class A certificates may result in a reduction of the ratings assigned to the Class A certificates.

         The depositor does not expect a rating on the Class A certificates by any rating agency other than as set forth above. However, there can be no assurance as to whether any other rating agency will rate the Class A certificates, or, if it does, what rating would be assigned by such other rating agency. A rating on the Class A certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A certificates as set forth above.


                                  LEGAL MATTERS

         Certain legal matters relating to the Class A certificates will be passed upon for the depositor by Thacher Proffitt & Wood and Lawrence S. Rigie, Esq. and for the underwriters by __________.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


         Except in certain limited circumstances, the globally offered AFC Mortgage Loan Asset Backed Certificates, Series _____-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank ("Cedelbank"), or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. initial settlement and all secondary trades will settle in same- day funds.

         Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Back Certificates issues.

         Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Direct and Indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that the settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

         TRADING BETWEEN CEDELBANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CEDELBANK OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to proposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to the settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be backed-value to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank participants or Euroclear participants.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside of the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W- 8 must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W- 8. Form 1001 may be filed by the Certificate Owners or their agents.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are currently effective for three calendar years and Form 4224 is currently effective for one calendar year. SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMIC'S-- BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES" IN THE PROSPECTUS.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized, in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

         You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information or to make any representations not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. We represent the accuracy of this information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.


                                 $-------------

                   AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES
                                 SERIES ______-_

                                SUPERIOR BANK FSB
                                    DEPOSITOR


                       $___________ CLASS 1A CERTIFICATES
                           VARIABLE PASS-THROUGH RATE

                       $___________ CLASS 2A CERTIFICATES
                           VARIABLE PASS-THROUGH RATE


                             -----------------------

                              PROSPECTUS SUPPLEMENT

                             -----------------------


                                 [UNDERWRITERS]





                                  _______, 199_


             Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated July 23, 1999

                                                                     [Version 2]

Prospectus Supplement (to Prospectus dated         , ____)

                         $_______________ (APPROXIMATE)

               AFC MORTGAGE LOAN ASSET BACKED NOTES, SERIES ____-

                            AFC TRUST SERIES ____-__

                                SUPERIOR BANK FSB
                                    DEPOSITOR


                                    SERVICER

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
--------------------------------------------------------------------------------

The trust will issue the following notes offered hereby:

                  INITIAL NOTE                   NOTE INTEREST
CLASS                BALANCE                           RATE
-----                -------                           ----

A                 $____________                  Variable
M-1               $____________                  Variable
M-2               $____________                  Variable
M-3               $____________                  Variable

OFFERED NOTES

The trust created for the Series _____-__ notes will hold a pool of fixed rate and adjustable rate mortgage loans. Credit enhancement for the offered notes will be provided by ______ classes of subordinated Class M Notes. Each class of Class M Notes is subordinated to the senior notes and any Class M Notes with a higher payment priority.

_________________, as underwriter, will offer to the public the Class M-2 Notes and the Class M-3 Notes at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten notes will be approximately ___% of the principal balance of the underwritten notes plus accrued interest, before deducting expenses. See "Method of Distribution". NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                         ------------------------------
                                   Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

     o this prospectus supplement, which describes the specific terms of this series of notes.


Superior Bank FSB's principal offices are located at One Lincoln Centre, Oakbrook, Illinois 60181 and its phone number is (630) 916-4000.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement............................................S-__
Risk Factors................................................................S-__
Use of Proceeds.............................................................S-__
The Mortgage Pool...........................................................S-__
Yield on the Notes..........................................................S-__
Description of the Notes....................................................S-__
The Issuer..................................................................S-__
The Seller..................................................................S-__
The [_______ SPE]...........................................................S-__
The Owner Trustee...........................................................S-__
The Indenture Trustee.......................................................S-__
The Servicing Agreement.....................................................S-__
The Indenture and Owner Trust Agreement.....................................S-__
Federal Income Tax Consequences.............................................S-__
Method of Distribution......................................................S-__
Secondary Market............................................................S-__
Legal Opinions..............................................................S-__
Ratings.....................................................................S-__
Legal Investment............................................................S-__
ERISA Considerations........................................................S-__

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series........................AFC Mortgage Loan, Asset-Backed Notes,
                                       Series ____-_.

Cut-off Date...........................__________ __, ____.

Closing Date...........................On or about __________ __, ____.

Issuer.................................AFC Trust Series ____-__.

Depositor..............................Superior Bank FSB. The depositor will deposit the mortgage loans into the
                                       trust. SEE "THE DEPOSITOR" IN THE
                                       PROSPECTUS.

Servicer...............................__________________. SEE "THE SERVICING
                                       AGREEMENT-- SERVICER" IN THIS PROSPECTUS
                                       SUPPLEMENT.

Owner Trustee..........................________________. SEE "THE OWNER TRUSTEE"
                                       IN THIS PROSPECTUS SUPPLEMENT.

Indenture Trustee......................__________________. SEE "THE INDENTURE
                                       TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT.

Payment Dates..........................Payments on the offered notes will be made on the __th day of each month, or,
                                       if that day is not a business day, on the next succeeding business day, beginning in ______ ____.

Offered Notes..........................Only the notes set forth in the table below are being offered by this
                                       prospectus supplement. The classes of
                                       offered notes and their interest rates,
                                       note balances and final maturity date are set forth in the immediately following table.

          CLASS               INITIAL NOTE            NOTE INTEREST                 FINAL MATURITY DATE
                                BALANCE                    RATE
-------------------------- ------------------ ------------------------------ ----------------------------------
A.........................    $_________               Variable                      ________ ____
M-1.......................    $_________               Variable                      ________ ____
M-2.......................    $_________               Variable                      _________ ____



                                       S-3







M-3.......................         $_________            Variable                       _______ ____


The initial note balances of each class of offered notes listed in the table above is approximate. The note interest rate on each class of offered notes is variable and will be calculated as described in this prospectus supplement under "Description of the Notes--Note Interest Rates."

THE ISSUER

The notes will be issued by the issuer, a Delaware business trust established under a trust agreement between the depositor and the owner trustee. The issuer will issue _____ classes of notes representing non-recourse debt obligations of the issuer secured by the trust estate. SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.

Distributions of interest and principal on the offered notes will be made only from payments received in connection with the mortgage loans described in this summary under the heading "The Mortgage Pools."

EQUITY CERTIFICATES

AFC Trust Certificates, Series ____-__, will be issued under the owner trust agreement and will represent the beneficial ownership interest in the issuer. The equity certificates are not offered by this prospectus supplement.

THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], fixed-rate and adjustable-rate mortgage loans secured by first liens on real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.


Range of mortgage rates              _____% to
(approximate):                       _____%.

Weighted average                     ______%.
mortgage rate
(approximate):

Weighted average                     ___ years
remaining term to stated             and ___
maturity (approximate):              months.

Range of principal                   $______ to
balances  (approximate):             $_______.

Average principal balance:           $_______.

Range of loan-to-value               _____% to
ratios (approximate):                _____%.

Weighted average loan-to-
value ratio (approximate):           ______%.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE NOTES

OFFERED NOTES. The offered notes will have the characteristics shown in the table appearing on pages S-__ in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each distribution date as described in this prospectus supplement under "Description of the Notes--Note Interest Rates."

The offered notes will be sold by the depositor to the underwriter on the closing date.

The offered notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE NOTES --REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination as described below and under "Description of the Notes--Allocation of Losses; Subordination" in this prospectus supplement.

SUBORDINATION. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes are referred to in the prospectus supplement as subordinate notes.

In addition, the rights of the holders of subordinate notes with higher numerical class designations will be subordinated to the rights of holders of subordinate notes with lower numerical class designations, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford the more senior notes protection against realized losses on the mortgage loans as described in the next section.

ALLOCATION OF LOSSES. If subordinate notes remain outstanding, losses on the mortgage loans will be allocated first to the class of subordinate notes with the lowest payment priority, and the other classes of notes will not bear any portion of these losses. If none of the subordinate notes remain outstanding, losses on mortgage loans will be allocated to the Class A Notes.

MONTHLY ADVANCES

The servicer is required to advance delinquent payments of interest on the mortgage loans, subject to the limitations described under "Monthly Advances" in this prospectus supplement. These advances shall be referred to in this prospectus supplement as monthly advances. Each servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE NOTES--MONTHLY ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate note balance has been reduced to less than [20%] of the aggregate initial note balance. SEE "THE

INDENTURE AND OWNER TRUST AGREEMENT-- OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that the notes will be characterized as indebtedness and the issuer will not be classified as an association taxable as a corporation or a publicly traded partnership. FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED NOTES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the notes that the offered notes receive the following ratings from ______________ and ___________:


OFFERED               [RATING          [RATING
NOTES                 AGENCY]          AGENCY]
-----                 -------          -------
Class A               AAA              AAA
Class M-1             AA               AA
Class M-2             A                A
Class M-3             BBB              BBB

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors. SEE "YIELD ON THE NOTES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered notes, other than the Class ___ and Class ___ Notes, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class ___ Notes and the Class ___ Notes will not constitute "mortgage related securities" for purposes of SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

         The offered notes are not suitable investments for all investors. In particular, you should not purchase the offered notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

         The offered notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

         The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who do have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

         As a result of the underwriting standards described above, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[THE PAYMENT PERFORMANCE OF YOUR NOTES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; SOME OF THE MORTGAGE LOANS IN THE TRUST FUND MAY EXPOSE YOUR NOTES TO GREATER LOSSES.

         The notes represent an interest in mortgage loans. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in the trust fund, any resulting losses, to the extent not covered by the credit enhancement, will be allocated to the notes as described in this prospectus supplement, and consequently may adversely affect the yield to maturity on your notes. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Some types of mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof. You should consider the following risks associated with the mortgage loans included in the trust fund: [AS APPLICABLE]

[SOME OF THE MORTGAGE LOANS MAY RESULT IN OUTSTANDING PRINCIPAL BALANCES IN EXCESS OF THE VALUE OF THE UNDERLYING MORTGAGED PROPERTY WHICH COULD RESULT IN LOSSES ON YOUR NOTES.

         Approximately ___% of the mortgage loans by aggregate principal balance as of _______________, are subject to negative amortization. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered the credit enhancement in the trust fund, holders of the notes will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

[THE INABILITY OF A MORTGAGOR TO MAKE A BALLOON PAYMENT AT MATURITY, MAY EXPOSE YOUR NOTES TO LOSSES.

         Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, that is, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing economic conditions and the availability of credit for loans secured by comparable real properties.

[SOME OF THE MORTGAGE LOANS WERE ORIGINATED OUTSIDE THE UNITED STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans by aggregate principal balance as of ________________, are mortgage loans secured by properties located in Puerto Rico and Guam. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

[SOME MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __,
____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __ _____].

[SOME OF THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your notes to losses in addition to those generally present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioration of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your notes.

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS M-3 NOTES WILL BE PARTICULARLY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS.

         The weighted average lives of, and the yields to maturity on, the Class M-1 Notes, the Class M-2 Nots and the Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1 Notes, the Class M-2 Notes or the Class M-3 Notes, the actual yield to maturity of that note may be lower than the yield anticipated by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate notes than would otherwise be the case].

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS M-3 NOTES WILL GENERALLY NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE CLASS A NOTES WHICH MAY LEAD TO LOSSES WITH RESPECT TO THESE NOTES

         Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will not be entitled to any principal payments until _____________ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[YOUR NOTES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

         The notes will not represent an interest in or obligation of the depositor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates. Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered notes, and there will be no recourse to the depositor, the servicer, the indenture trustee, the owner trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered notes].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE NOTES AND THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO YOUR NOTES.

         The note interest rate for each class of notes adjusts monthly based on a particular index, subject to limitations as described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of certain adjustable rate mortgage loans, based on a separate index which may not move in tandem with the index for the notes and which is subject to periodic and lifetime limitations. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

                  o cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to accept payments of interest at a later date, or

                  o cause the maximum note interest rate to apply to one or more classes of notes.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR NOTES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS.

         The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to pay principal on the offered notes. As is the case with mortgage-backed securities, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of these mortgage loans. See "The Mortgage Pool" in this prospectus supplement.]

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS AND OTHER FACTORS.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. This decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. This increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

         Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each class of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "Yield on the Notes" in this prospectus supplement and the table entitled "Percent of initial note balance outstanding at the following percentages of the prepayment assumption" in that section].

[THE YIELD ON YOUR NOTES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS AND A VARIETY OF OTHER FACTORS.

         The yield to maturity on the offered notes will depend, in general, on:

         o the applicable note interest rate and note accrual rate on that interest rate from time to time;

         o        the applicable purchase price; and

         o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to reduce the note balance of the notes, as well as other factors.

         The yield to investors on any class of offered notes will be adversely affected by any allocation to the class of interest shortfalls on the mortgage loans.

         In general, if the offered notes are purchased at a premium and principal distributions on the offered notes occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions on the offered notes occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% CPR and weighted average lives corresponding to that prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state laws generally regulate interest rates and other charges, require disclosure, and require licensing of the originators. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

                  o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

                  o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originators to damages and administrative enforcement.

         The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE SERVICERS TO PERFORM THEIR DUTIES.

         As is the case with most companies using computers in their operations, the servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. The servicers' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any occurrence of this kind could result in major computer system failure or miscalculations. The servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the related servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of that servicer under the indenture could be materially adversely affected].

         Some capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Notes--Glossary of Terms" or in the prospectus under "Glossary."

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

         The mortgage pool will consist of approximately _____ fixed-rate mortgage loans and approximately _____ adjustable-rate mortgage loans, in each case secured by first liens on real properties and having an aggregate principal balance as of ________ __, ____, which date will also be referred to in this prospectus supplement as the cut-off date, of approximately $___________ after application of scheduled payments due on or before the cut-off date whether or not received, subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date. The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing, multifamily properties, commercial properties or mixed used residential and commercial real properties.

         Each adjustable rate mortgage loan provides for semi-annual adjustment to its mortgage rate and for corresponding adjustments to the monthly payment amount due on the mortgage loan, in each case on each adjustment date applicable to the mortgage loan. However, in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the cut-off date which are referred to in this prospectus supplement as delayed first adjustment mortgage loans, the first adjustment date will occur after an initial period of approximately ____ years and approximately __ years, respectively from the date of origination of those mortgage loans. The weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _________ _____, and the weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _________ _____.

         On each adjustment date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the index applicable to the adjustable rate mortgage loans and a fixed percentage amount, or gross margin. However, the mortgage rate on each adjustable rate mortgage loan, including each delayed first adjustment mortgage loan, will generally not increase or decrease by more than a specified periodic adjustment limitation, or periodic rate cap, on any related adjustment date and will not exceed a specified maximum mortgage rate over the life of the adjustable rate mortgage loan, or be less than a specified minimum mortgage rate over the life of the adjustable rate mortgage loan. For adjustment dates other than the first adjustment date after origination, the periodic rate cap for the majority of the adjustable rate mortgage loans is ____% per annum, and with respect to substantially all of the adjustable rate mortgage loans, for adjustment dates other than the first adjustment date after origination, the periodic rate cap will not exceed ____% per annum.

         Effective with the first monthly payment due on each adjustable rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index applicable to the adjustable rate mortgage loans and gross margin, calculated as described under "--The Index Applicable to the Adjustable Rate Mortgage Loans" in this prospectus supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on the adjustable rate mortgage loan to a fixed mortgage rate.

         In most cases, the mortgage loans have scheduled monthly payments due on the first day of the month. Each mortgage loan will contain a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

         Approximately ______% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of these mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is _________ ____. The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans, and this amount will not be available for distribution on the notes. Under certain instances, as described in the related servicing agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         None of the mortgage loans are buydown mortgage loans.

         Approximately ____% of the mortgage loans are balloon loans. Each balloon loan is a fixed rate mortgage loan that amortizes over ___ months, but the final payment, or balloon payment, on each balloon loan is due and payable on the ___th month. The amount of the balloon payment on each balloon loan is substantially in excess of the amount of the scheduled monthly payment on the balloon loan for the period prior to the due date of the balloon payment.

         The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan is __________ ____.

         The latest first adjustment date following the cut-off date on any adjustable rate mortgage loan occurs in _______ ____ and the weighted average next adjustment date for all of the mortgage loans following the cut-off date is
_______ ____.

         The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

                            PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                                     AGGREGATE           % OF AGGREGATE
                                                                 PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                    NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RANGE ($)                                          OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
---------                                          --------       ----------------      ----------------
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
                          .  .  . . . . . . . . .
         Total. . . . . . . . . . . . . . . . .

         The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $_______.

                              MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------                                          --------       ----------------      ----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
         Total..........................................

         The mortgage loans had mortgage rates as of the cut-off date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum.


                             MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
  MAXIMUM                                                   NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------                                          --------       ----------------      ----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
         Total..........................................

         As of the cut-off date, the adjustable rate mortgage loans had maximum mortgage rates ranging from ___% to ___%. As of the cut-off date, the weighted average maximum mortgage rate was approximately ___%.


                             MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
  MINIMUM                                                   NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------                                          --------       ----------------      ----------------
 ........................................................
 ........................................................



         Total..........................................

         As of the cut-off date, the adjustable rate mortgage loans had minimum mortgage rates ranging from ___% to ___%. As of the cut-off date, the weighted average minimum mortgage rate was approximately ___%.

                                  GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
GROSS MARGIN (%)                                           OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
----------------                                           --------       ----------------      ----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
         Total..........................................

         As of the cut-off date, the adjustable rate mortgage loans had gross margins ranging from approximately ____% to approximately ____%. As of the cut-off date, the weighted average gross margin was approximately ______%.


                                  ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN-TO-VALUE RATIO (%)                                    OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------------                                    --------       ----------------      ----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
         Total..........................................

         The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.


                                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOCATION                                                   OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
--------                                                   --------       ----------------      ----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
         Total..........................................

                                    MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
PROPERTY TYPE                                              OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-------------                                              --------       ----------------      ----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
 ........................................................
         Total..........................................


                                       UNDERWRITING CLASS OF THE MORTGAGE LOANS


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PROGRAM                                               OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
------------                                               --------       ----------------      ----------------
 ........................................................
 ........................................................
 ........................................................
         Total..........................................


                             NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS


                                                                             AGGREGATE           % OF AGGREGATE
                                                                         PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MONTH OF NEXT ADJUSTMENT DATE                              OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------------------                              --------       ----------------      ----------------
 ........................................................
 ........................................................
 ........................................................
 ........................................................
Total...................................................

THE INDEX APPLICABLE TO THE ADJUSTABLE RATE MORTGAGE LOANS

         As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related mortgage note. In the event that this index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the majority holder of the equity certificates, as the case may be. The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note.

         Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive these payments that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which the notes are purchased at a discount or premium and the degree to which the timing of payments on the notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. See "Maturity and Prepayment Considerations" in the prospectus.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Because principal payments are paid to some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses, because these notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on these notes, than holders of classes having earlier priorities for payment of principal. As described in this prospectus supplement under "Description of the Notes--Principal Payments on the Notes," prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. After that date, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards of ___________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

         The note interest rate for each class of notes adjusts monthly based on one-month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first adjustment mortgage loans, based on the index applicable to the adjustable rate mortgage loans, which may not move in tandem with one-month LIBOR, subject to periodic and lifetime limitations. Investors should note that approximately _____% of the mortgage loans are ____ year delayed first adjustment mortgage loans, approximately ____% of the mortgage loans are _____ year delayed first adjustment loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the cut-off date. The weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _____ ____, and the weighted average month of origination of the ______ year delayed first adjustment mortgage loans is ______
____.

         Because of the application of the maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. In addition, the index applicable to the adjustable rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and the index applicable to the adjustable rate mortgage loans rise during the same period, one-month LIBOR may rise more rapidly than the index applicable to the adjustable rate mortgage loans or may rise higher than the index applicable to the adjustable rate mortgage loans, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in one-month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

                  o cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or

                  o could cause the maximum Note Interest Rate to apply to one or more classes of notes.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index applicable to the adjustable rate mortgage loans and the related gross margin, the mortgage rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

         As described under "Description of the Notes--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the subordinate notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by monthly advances. These delinquencies may affect the yield to investors on classes of subordinate notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of classes of subordinate notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of subordinate notes. See "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of __% CPR. CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

         The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives of the notes. The tables are based on the following assumptions:

                  o the mortgage pool consists of __ mortgage loans with the characteristics set forth in the table below entitled "Assumed Mortgage Loan Characteristics,"

                  o payments on the notes are received, in cash, on the 25th day of each month, commencing in _______ ____,

                  o the mortgage loans prepay at the percentages of the prepayment assumption indicated,

                  o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

                 o none of the majority holder of the equity certificates, the seller, the master servicer, the servicers or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the indenture, the servicing agreements or any other agreement except as otherwise indicated in the second sentence following table below entitled "Percent of initial Note Balance outstanding at the specified percentages of the prepayment assumption," and no partial early redemption of the notes occurs with respect to the mortgage loans,

                  o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month,

                  o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on the mortgage loan,

                  o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

                  o        the notes are purchased on ________ __, ____,

                  o the index applicable to the adjustable rate mortgage loans remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date, and on subsequent adjustment dates, if necessary, to equal the index applicable to the adjustable rate mortgage loans plus the applicable gross margin, subject to the applicable periodic rate cap,

                  o        one-month LIBOR remains constant at _____% per annum,

                  o the monthly payment on each adjustable rate mortgage loan is adjusted on the due date immediately following the next adjustment date, and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment and

                  o the master servicing fee rate is as set forth in the table below entitled "Assumed Mortgage Loan Characteristics" and the master servicing fee is payable monthly, the servicing fee rate for each servicer is equal to ____% per annum and the servicing fees are payable monthly, and the indenture trustee fee rate is equal to ______% per annum and the indenture trustee fee is paid monthly.

                                         ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                    REMAINING
   PRINCIPAL               ORIGINAL    TERM                           MAXIMUM    MINIMUM   PERIODIC   MASTER
    BALANCE                 TERM TO     TO        NEXT               MORTGAGE   MORTGAGE     RATE    SERVICING  PREPAY
   AS OF THE     MORTGAGE  MATURITY  MATURITY  ADJUSTMENT   GROSS      RATE       RATE       CAP     FEE RATE  PENALTY
  CUT-OFF DATE   RATE (%)  (MONTHS)  (MONTHS)     DATE    MARGIN (%)   (%)        (%)        (%)       (%)     (YES/NO)
  ------------   --------  --------  --------     ----    ----------   ---        ---        ---       ---     --------










         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables in this prospectus supplement. Any discrepancy of this kind may have an effect upon the percentages of the initial Note Balance outstanding and the weighted average lives of the notes set forth in the tables in this prospectus supplement. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth immediately following the next paragraph and since it is not likely the level of the index applicable to the adjustable rate mortgage loans or one-month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes.

         Based on the foregoing assumptions, the tables following this paragraph indicate the weighted average lives of the notes and set forth the percentages of the initial Note Balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of the prepayment assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances and weighted average lives shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the prepayment assumption.

                       PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE
                       SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                    CLASS A NOTES                       CLASS M-1 NOTES
                         ----------------------------------   ----------------------------------
PAYMENT DATE                 0%   15%    28%    35%    45%       0%   15%    28%    35%    45%
------------                 --   ---    ---    ---    ---       --   ---    ---    ---    ---
Closing Date..........
 ......................
 ......................
 ......................
 ......................

Weighted Average Life
  in Years............
Weighted Average Life
  in Years............


                                    CLASS M-2 NOTES                        CLASS M-3 NOTES
                         -------------------------------------   -----------------------------------
PAYMENT DATE                  0%    15%    28%    35%    45%         0%   15%    28%    35%    45%
------------                  --    ---    ---    ---    ---         --   ---    ---    ---    ---
Closing Date..........
 ......................
 ......................
 ......................
 ......................

Weighted Average Life
  in Years............
Weighted Average Life
  in Years............

The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes. The weighted average lives set forth in the bottom row of the table are calculated according to the previous sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust Agreement--Redemption" in this prospectus supplement.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or index level assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the index applicable to the adjustable rate mortgage loans will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the index applicable to the adjustable rate mortgage loans is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

         If on any payment date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the subordinate notes, Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the subordinate notes, after certain distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

         Investors in the subordinate notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the subordinate notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                                                   THE DEPOSITOR

         FOR FURTHER INFORMATION REGARDING THE DEPOSITOR, SEE "THE DEPOSITOR" IN THE PROSPECTUS.

LOAN ORIGINATION HISTORY

         The depositor originates mortgage loans on single family properties, multifamily properties, commercial properties, mixed use and manufactured home properties nationwide and purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis. The depositor conducts loan origination and/or wholesale operations in all states in the United States except Alaska and Hawaii. The dollar amounts of first and second mortgage loans originated and purchased by the depositor, collectively, during the nine month period ended ______________ and the twelve month periods ended _____________, 199_, 199_ and 199_ were approximately $_____________, $_____________,
$___________, $___________ and $___________, respectively.

UNDERWRITING CRITERIA

         [All of the mortgage loans were or will be originated or purchased by the depositor and are or will be serviced by the servicer. All mortgage loan applications are underwritten, and properties appraised, prior to origination and/or purchase by the depositor. All loans are reviewed and approved by a loan officer of the depositor, each of whom has specific credit limits based on experience and seniority. However, only ______ senior loan officers can approve loan applications from $_______-$_______, only thirteen executive officers of the depositor can approve loan applications from $_______-$_______ and only _____ senior executive officers of the depositor can approve loan applications from $_______-$_______. All loan applications over $_______ require the approval of two specific senior executive officers of the depositor and ratification by the board of directors of the depositor.

         Borrower loan applications are reviewed through a combination of reviews of credit bureau reports and/or individual certifications. Income is determined through various means, including applicant interviews, written verifications with employers and review of pay stubs and tax returns, and a determination is made that the borrower has a sufficient level of disposable income to satisfy debt repayment requirements.

         Substantially all properties of the depositor are appraised by independent fee appraisers approved by the depositor in advance of funding, although in rare instances the appraisal may be performed by a licensed in-house appraiser of the depositor. In addition, as part of the depositor's quality control audit procedures, approximately one of every ten properties with respect to a loan originated by the depositor is then reappraised by a different appraiser and approximately 10% of all loans originated or purchased are reunderwritten. With respect to manufactured homes, standard Fannie Mae manufactured housing appraisal guidelines are used by both staff and independent fee appraisers. Loans are closed through approved attorneys, title insurers or agents of title insurers and escrow companies, and the lien position is insured by major title companies. The depositor makes loans primarily on suburban and urban single family homes in major metropolitan areas. In addition, the depositor makes loans secured by owner-occupied and investor properties which include a commercial unit. Loans secured by multifamily properties and mixed residential and commercial structures are also made where the loan proceeds may be used by the borrower for business purposes.

         The maximum permitted combined loan-to-value ratio and debt-to-income ratio guidelines for each underwriting program and class are set forth herein under "The Depositor- Underwriting Criteria-Fixed Rate Loans 1" and "The Depositor-Underwriting Criteria-Adjustable Rate Loans". Approximately ____% of the fixed rate mortgage loans were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V.

         Approximately ____% of the adjustable rate mortgage loans, by original adjustable rate principal balance, were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V.]

         FIXED RATE LOANS

         [SINGLE FAMILY LOANS. Approximately ____% of the mortgage loans, by original pool principal balance, were originated or purchased by the depositor pursuant to its Fixed-Rate Mortgage Program underwriting guidelines. The Fixed-Rate Mortgage Program Underwriting Guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

         The fixed rate mortgage loans are originated primarily for borrowers who are refinancing existing debt, which may include mortgage loans. Therefore, the related mortgage may be either a senior or junior lien. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

         The Fixed-Rate Mortgage Program allows originations of mortgage loans secured by primary residences or investment properties.

         Several different underwriting classes are used to categorize borrowers' creditworthiness. In addition to general Fixed-Rate Mortgage Program underwriting guidelines, each class has guidelines relating to maximum permitted combined loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

         Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Fixed-Rate Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan.

The Fixed-Rate Mortgage Program Class AAA, Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class III-SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class IV program generally requires the verification of income that is stated on the application. The Class IV-PI program generally requires the verification of fifty percent of income that is stated on the application. The Class V program generally requires the verification of all income that can be verified by independent means. Generally, the maximum permitted combined loan-to-value ratio and debt-to-income ratio guidelines for each Fixed-Rate Mortgage Program underwriting class are as follows:

                                            FIXED-RATE MORTGAGE PROGRAM
                                                SINGLE FAMILY LOANS


                                                                                     MAXIMUM
                                                                                    PERMITTED            MAXIMUM
                                                                                    COMBINED            PERMITTED
     UNDERWRITING                                                                 LOAN-TO-VALUE       DEBT-TO-INCOME
         CLASS                              PROPERTY TYPE                             RATIO               RATIO
         -----                              -------------                             -----               -----
          AAA           Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

          AA            Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

         ANIV           Owner Occupied One- to Four-Family
                        Owner-Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

           I            Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

          II            Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

          IIB           Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

          III           Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

        III-SE          Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

          IV            Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD

         IV-PI          Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD
                        Non-Owner Occupied One- to Four-Family
                        Non-Owner Occupied Condominium/Townhouse/PUD
                        Owner Occupied One- to Four-Family
                        Owner Occupied Condominium/Townhouse/PUD

           V            Non-Owner Occupied One- to Four-Family

         The maximum permitted combined loan-to-value ratio may be increased by __% for Classes ____, _____ and __________on only owner occupied one- to four-family dwellings and units in planned unit developments, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

         Further adjustments to both the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio are available only on owner occupied one- to four-family dwellings and units in planned unit developments, through utilization of the "rate add-on feature". This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of __%. The rate add-on feature is no longer available on any other property type but, rather, has been incorporated into the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio at origination.

         Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is __% of the sale price, except with respect to Class AAA, Class AA and Class I which is __% of the sale price. For all classes with the exception of V, if the property is an owner-occupied one- to four-family residence, a seller financed subordinate mortgage loan is allowed. In some cases a seller financed subordinate loan may exceed __% of the purchase price.

         On a case-by-case basis, the depositor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the class guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low combined loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and duration of residence at the applicant's current address.]

         [MANUFACTURED HOME LOANS. The manufactured home loans included in the mortgage pool (approximately ___%, by original pool principal balance, are fixed rate and were originated or purchased by the depositor pursuant to its Manufactured Home Loan Program. The Manufactured Home Loan Program allows origination of fixed-rate and adjustable-rate mortgage loans on manufactured homes that have been permanently affixed to a permanent foundation and to the real property. In addition, the Manufactured Home Loan Program allows origination of fully amortizing loans only, with a standard amortization term of ten (10), fifteen (15) or twenty (20) years for multi- wide properties and fifteen (15) years for single-wide properties and balloon loans which provide for equal monthly payments of principal and interest based on a 30 year amortization schedule, and a single payment of the remaining principal balance of the balloon loan at the end of the 15th year following origination. Thirty
(30) year and twenty-five (25) year amortizations may also be permitted, subject to certain limitations, for loans secured by multi-wide properties. Subject to certain limitations, the manufactured home, if multi-wide, may be either a second home or a vacation home.

         The depositor's underwriting standards under the Manufactured Home Loan Program are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the manufactured home and underlying real estate as collateral for such mortgage loan. In general, the depositor's underwriting guidelines with respect to eligible borrowers under the Manufactured Home Loan Program are the same as those under the depositor's Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be.

         The Manufactured Home Loan Program underwriting guidelines with respect to eligible properties are, in general, the same as those for the Fixed-Rate Mortgage Program or Adjustable- Rate Mortgage Program, as the case may be, with necessary modifications due to the nature of the product. The Manufactured Home must be constructed pursuant to Federal Manufactured Home

Construction and Safety Standards and the property must be zoned 1-4 family residential. The wheels, axles and trailer hitch must have been removed and the home must be permanently affixed to a permanent foundation on the real estate. The depositor requires a manufactured housing unit (ALTA 7 or state equivalent) endorsement from each title insurer of a Manufactured Home Loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. Each underwriting class, in addition to standard Fixed-Rate Mortgage Program guidelines or Adjustable-Rate Mortgage Program guidelines, as the case may be, has guidelines as to the maximum permitted combined loan-to-value ratio based on the size of the manufactured home (single-wide or multi-wide). Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.]

                                          MANUFACTURED HOME LOAN PROGRAM


                                                                          MAXIMUM
                                                                         PERMITTED             MAXIMUM
                                                                         COMBINED             PERMITTED
       UNDERWRITING                                                    LOAN-TO-VALUE       DEBT-TO-INCOME
           CLASS                      PROPERTY TYPE                        RATIO                RATIO
           -----                      -------------                        -----                -----
           AA                  Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           ANIV                Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           I                   Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           II                  Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           IIB                 Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           III                 Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           III-SE              Owner Occupied Single-wide
                               Owner Occupied Multi-wide

           IV                  Owner Occupied Single-wide
                               Owner Occupied Multi-wide

         [MULTIFAMILY LOANS AND MIXED USE LOANS. The multifamily and mixed use loans included in the mortgage pool (approximately ___%, by original pool principal balance) were originated or purchased by the depositor pursuant to its Fixed Rate Mortgage Program--Multifamily and Mixed Use. The depositor primarily underwrites loans for 5 or more unit apartment buildings in Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Louisiana, Maine, Massachusetts, Maryland, Michigan, Minnesota, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, Wisconsin and the District of Columbia under the Fixed-Rate Mortgage Program--Multifamily and Mixed Use.

         The depositor's underwriting standards under the Fixed Rate Mortgage Program-- Multifamily and Mixed Use are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the depositor considers the reliability of the income stream from investment property, the debt service coverage ratios and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. The "debt service coverage ratio" or "DSCR" with respect to a mortgaged property means (a) the annual net operating income for the related mortgaged property used in underwriting the related mortgage loan divided by (b) the annual debt service (principal and interest) for such mortgage loan. While their primary consideration in underwriting a mortgage loan is the mortgaged property, sufficient documentation on the mortgagor is required to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and the mortgage.

         Under the Fixed Rate Mortgage Program--Multifamily and Mixed Use, the amount of the mortgage loan is not more than ___% of the appraised value. The debt service coverage ratio ("DSCR") is not less than _____.

         The Fixed Rate Mortgage Program--Multifamily and Mixed Use requires the inspection of the property and records regarding the property are inspected to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by licensed and insured independent appraisers approved by the depositor and reviewed either by the depositor's property evaluation department and/or an outside consultant.]

         Generally, the maximum permitted combined loan-to-value ratio and minimum permitted debt service coverage ratio guidelines for each underwriting class are as follows:

                                            FIXED-RATE MORTGAGE PROGRAM
                                             MULTIFAMILY AND MIXED USE


                                                                          MAXIMUM
                                                                         PERMITTED             MINIMUM
                                                                         COMBINED             PERMITTED
       UNDERWRITING                                                    LOAN-TO-VALUE        DEBT SERVICE
           CLASS                      PROPERTY TYPE                        RATIO              COVERAGE
           -----                      -------------                        -----              --------
           AA          Owner Occupied..............................
                       Non-Owner Occupied..........................

           I           Owner Occupied..............................
                       Non-Owner Occupied..........................

           II          Owner Occupied..............................
                       Non-Owner Occupied..........................

           IV          Owner Occupied..............................
                       Non-Owner Occupied..........................


                                      S-35




           V           Owner Occupied..............................
                       Non-Owner Occupied..........................

         [COMMERCIAL LOANS. The commercial loans included in the mortgage pool (approximately ___%, by original pool principal balance) were originated or purchased by the depositor pursuant to its Commercial Property Program. Under this program the depositor primarily underwrites loans for 3 or more unit buildings with less than a 40% residential component. The properties primarily consist of commercial and/or office space with a minimum of three tenants.

         The depositor's underwriting standards under the Commercial Property Program are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the depositor considers the reliability of the income stream from investment property, the DSCRs and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. While the primary consideration in underwriting a mortgage loan under this program is the mortgaged property, sufficient documentation on the mortgagor is required to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and the mortgage.

         Under the Commercial Property Program, the amount of the mortgage loan is not more than __% of the appraised value. The DSCR is not less than ___.

         The Commercial Property Program requires the inspection of the property and records regarding the property to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by licensed and insured independent appraisers approved by the depositor and reviewed either by the depositor's property evaluation department and/or an outside consultant.]

         Generally, the maximum permitted CLTV and minimum permitted DSCR guidelines for each underwriting class are as follows:

                                            COMMERCIAL PROPERTY PROGRAM

                                                                          MAXIMUM
                                                                         PERMITTED             MINIMUM
                                                                         COMBINED             PERMITTED
       UNDERWRITING                                                    LOAN-TO-VALUE        DEBT SERVICE
           CLASS                      PROPERTY TYPE                        RATIO           COVERAGE RATIO
           -----                      -------------                        -----           --------------
           A           Owner Occupied..............................
                       Non-Owner Occupied..........................

           I           Owner Occupied..............................
                       Non-Owner Occupied..........................

           II          Owner Occupied..............................
                       Non-Owner Occupied..........................

           IV          Owner Occupied..............................
                       Non-Owner Occupied..........................

           V           Owner Occupied..............................
                       Non-Owner Occupied..........................

         ADJUSTABLE RATE MORTGAGE LOANS

         [SINGLE FAMILY LOANS. Approximately ___% of the mortgage pool, by original pool principal balance, were originated or purchased by the depositor pursuant to its Adjustable-Rate First Mortgage Program underwriting guidelines. The Adjustable-Rate First Mortgage Program guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

         The adjustable rate mortgage loans are originated primarily for borrowers who are refinancing existing debt. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

         Several different underwriting classes are used to categorize the creditworthiness of borrowers. In addition to general Adjustable-Rate First Mortgage Program guidelines, each class has guidelines relating to maximum permitted loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered and later alphabetically designated underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered and earlier alphabetically designated underwriting classes.

         Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Adjustable-Rate First Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Adjustable-Rate First Mortgage Program Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class III-SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class III-SE program, although originally intended for self-employed borrowers only, is now used as a credit class for all borrowers. The Class IV program generally requires the verification of income that is stated on the application and the Class V program generally requires the verification of all income that can be verified by independent means.]

         Generally, the maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio guidelines for each underwriting class are as follows:


                                      ADJUSTABLE-RATE FIRST MORTGAGE PROGRAM


                                                                                    MAXIMUM               MAXIMUM
                                                                                   PERMITTED             PERMITTED
   UNDERWRITING                                                                  LOAN-TO-VALUE        DEBT-TO-INCOME
       CLASS                              PROPERTY TYPE                              RATIO                 RATIO
       -----                              -------------                              -----                 -----
        AA           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

       ANIV          Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

         I           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

        II           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

        IIB          Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

      III-SE         Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

        III          Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

        IV           Owner Occupied One- to Four-Family



                                      S-38





                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

       IV-PI         Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family
                     Non-Owner Occupied Condominium/Townhouse/PUD

         V           Owner Occupied One- to Four-Family
                     Owner Occupied Condominium/Townhouse/PUD
                     Non-Owner Occupied One- to Four-Family

         The maximum permitted loan-to-value ratio may be increased 5% for Class AA, ANIV, I, II, IIB, III-SE, III, IV and IV-PI on owner-occupied one- to four-family dwellings only, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

         Further adjustments to both maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio are available only on owner-occupied one- to four-family dwellings, through utilization of the rate add-on feature. This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of __%. The rate add-on feature is no longer available on any other property type but, rather, has been incorporated into the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio at origination.

         Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is __% of the sale price, except with respect to Class AA and Class I which is __% of the sale price. For all classes with the exception of V, if the property is an owner-occupied one- to four-family residence, a seller financed subordinate mortgage loan is allowed. In some cases a seller financed subordinate loan may exceed __% of the purchase price.

         On a case-by-case basis, the depositor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the guidelines of a particular class warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address.]

         [MANUFACTURED HOME LOANS. Approximately ___% of the mortgage pool, by original pool principal) are manufactured home loans that are adjustable rate mortgage loans and were originated or purchased by the depositor pursuant to its Manufactured Home Loan Program as described above under the caption "The Depositor-Underwriting Criteria-Pool".]

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool. The depositor believes that the information set forth throughout this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

                            DESCRIPTION OF THE NOTES

GENERAL DESCRIPTION OF THE NOTES

         AFC Trust Series ____-__, AFC Mortgage Loan Asset Backed Notes, Series ____-__ will consist of ____ classes of notes, designated as:

                  o        the Class A Notes and

                  o the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes which will collectively be referred to in this prospectus supplement as the subordinate notes.

         The notes will be issued by AFC Trust Series ____-__, the issuer, under the terms of an indenture, dated as of ________ __, ____, between the issuer and the indenture trustee. Only the notes are offered by this prospectus supplement. Trust certificates, Series ____-__, or the equity certificates, will be issued under the terms of an owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee, and will represent the beneficial ownership interest in the issuer. The equity certificates are not being offered by this prospectus supplement and will be delivered on the closing date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

         Distributions on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____.

         The notes represent non-recourse debt obligations of the issuer secured by a trust estate, which consists primarily of a segregated pool of conventional, one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool." Proceeds of the trust estate will be the sole source of payments on the notes. The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes.

         The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under "--Note Interest Rate" in this prospectus supplement. The final maturity date of the notes is the payment date occurring in _______ ____.

         The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations.

         The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC as clearing agency, except as provided under "Definitive Notes" in this prospectus supplement. The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as set forth below under "Definitive Notes". Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to payments, notices, reports and statements to noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or CEDE & Co., as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See "--Registration of the Notes" and "--Definitive Notes" in this prospectus supplement.

         Any definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange.

         All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date is:

                  o with respect to the notes, other than any definitive notes, the close of business on the business day immediately preceding the payment date or

                  o with respect to the definitive notes will be the close of business on the last business day of the month preceding the month in which the payment date occurs.

         Payments will be made either by check mailed to the address of each noteholder as it appears in the note register or upon written request to the indenture trustee at least five business days prior to the relevant record date by any holder of notes having an aggregate initial Note Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of the noteholder specified in the request. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of the notes at the corporate trust office of the indenture trustee or other location specified in the notice to noteholders of the final payment.

REGISTRATION OF THE NOTES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including the underwriter of the notes offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the book-entry notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the book-entry notes will be CEDE & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as the term is used in the indenture and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants and to receive and transmit distributions of principal of, and interest on, the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the absence of physical notes for the book-entry notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since distributions will be made by the indenture trustee to CEDE & Co., as nominee for DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the book-entry notes are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry notes evidencing these voting rights, authorize divergent action.

         DTC management is aware that some computer applications, systems and similar items for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications, systems and similar items for processing data, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to: (i) impress upon them the importance of their services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The issuer, the originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

         Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

                  o the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the depositor is unable to locate a qualified successor,

                  o the depositor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC, or

                  o after the occurrence of an event of default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the indenture trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the note owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee is required to notify all note owners through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the indenture trustee will recognize the holders of the definitive notes as noteholders under the indenture. The definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

BOOK-ENTRY FACILITIES

         Note owners may elect to hold their interests in the notes through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The notes of each class will be issued in one or more notes which equal the aggregate Note Balance of the class and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear participants or Cedel participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or Euroclear participant to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by Citibank or Chase, as applicable; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to Citibank or Chase, as appicable, to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, eliminating the need for physical movement of notes. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, or Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems, S.C.. Euroclear Clearance Systems, S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Morgan acts under these terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments with respect to notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank or Chase, as applicable. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex I to this prospectus supplement.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the notes:

         ALLOCATED REALIZED LOSS AMOUNT: The Allocated Realized Loss Amount with respect to any class of subordinate notes and any payment date is the sum of:

                  o any Realized Loss allocated to that class of subordinate notes on the payment date and

                  o any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest thereon at the Note Accrual Rate for that class.

         AVAILABLE INTEREST RATE: The Available Interest Rate for any payment date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is:

                  o the Current Interest Payment Amount for the payment date,

and the denominator of which is

                  o the aggregate Note Balance of the notes immediately prior to the payment date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

         AVAILABLE PAYMENT AMOUNT: The Available Payment Amount for any payment date is equal to the sum, net of amounts reimbursable therefrom to the master servicer, the servicers, the indenture trustee or the owner trustee, of:

                  o the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the master servicing fee, the servicing fees and the indenture trustee fee,

                  o certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

                  o all monthly advances with respect to the mortgage loans received for the payment date.

         BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

         CLASS A PRINCIPAL PAYMENT AMOUNT: The Class A Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

                  o the Note Balance of the Class A Notes immediately prior to the payment date OVER

                  o the lesser of (a) the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and (b) the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

         CLASS M-1 PRINCIPAL PAYMENT AMOUNT: The Class M-1 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

                  o the sum of (a) the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date and (b) the Note Balance of the Class M-1 Notes immediately prior to the payment date OVER

                  o the lesser of (a) the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and (b) the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

         CLASS M-2 PRINCIPAL PAYMENT AMOUNT: The Class M-2 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

                  o the sum of (a) the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date, (b) the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date and (c) the Note Balance of the Class M-2 Notes immediately prior to the payment date OVER

                  o the lesser of (a) the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and (b) the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

         CLASS M-3 PRINCIPAL PAYMENT AMOUNT: The Class M-3 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

                 o the sum of (a) the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date, (b) the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date, (c) the Note Balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on the payment date and (d) the Note Balance of the Class M-3 Notes immediately prior to the payment date OVER

                  o the lesser of (a) the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and (b) the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

         COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

         CREDIT ENHANCEMENT PERCENTAGE: The Credit Enhancement Percentage for any payment date is the percentage obtained by dividing:

                  o the sum of the Overcollateralized Amount and the aggregate Note Balance of the subordinate notes by

                  o the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on the payment date.

         CURRENT INTEREST PAYMENT AMOUNT: The Current Interest Payment Amount for any payment date is an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee, the servicing fees and the indenture trustee fee.

         DEFICIENT VALUATION: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

         DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         INTEREST ACCRUAL PERIOD: The Interest Accrual Period for any payment date is the period commencing on the payment date of the month immediately preceding the month in which the payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding the payment date. All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         INTEREST CARRY FORWARD AMOUNT: The Interest Carry Forward Amount with respect to any class of notes and any payment date, is any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on the class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on those classes at the related Note Accrual Rate.

         INTEREST PAYMENT AMOUNT: The Interest Payment Amount for the notes of any class on any payment date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of the notes immediately prior to the payment date at the then-applicable Note Interest Rate for the class.

         NET MONTHLY EXCESS CASHFLOW: The Net Monthly Excess Cashflow for any payment date is equal to the sum of:

                  o  any Overcollateralization Reduction Amount and

                  o  the excess of:

                           o the Available Payment Amount for the payment date OVER

                           o        the sum for the payment date of the
                                    aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses
                                    (b)(i) through (iii) of the definition of Principal Payment Amount.

         NOTE ACCRUAL RATE: The Note Accrual Rate with respect to any class of notes and any payment date is the lesser of the rate described for that class in the first bullet point under the definition of Note Interest Rate and the maximum Note Interest Rate.

         NOTE BALANCE: The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate. The

Note Balance of any class of notes as of any date of determination is equal to the initial Note Balance of that class reduced by the aggregate of:

                  o all amounts allocable to principal previously distributed with respect to the note and

                  o any reductions in the Note Balance deemed to have occurred in connection with allocations of Realized Losses.

         NOTE INTEREST RATE:

                  o The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of:

                                    o       one-month LIBOR plus ____%, in the
                                            case of each payment date through
                                            and including the payment date on
                                            which the aggregate Note Balance is
                                            reduced to less than __% of the
                                            aggregate initial Note Balance, or
                                            one-month LIBOR plus ____%, in the
                                            case of any payment date thereafter,

                                    o       the Available Interest Rate for the
                                            payment date and

                                    o       _____% per annum, which is also
                                            referred to as the maximum Note
                                            Interest Rate.

                  o The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of:

                           o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

                           o the Available Interest Rate for the payment date and

                           o        the maximum Note Interest Rate.

                  o The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of:

                           o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial

                                    Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

                           o the Available Interest Rate for the payment date and

                           o        the maximum Note Interest Rate.

                  o The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of:

                           o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus _____%, in the case of any payment date thereafter,

                           o the Available Interest Rate for the payment date and

                           o        the maximum Note Interest Rate.

         OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount with respect to any payment date is the excess, if any, of the aggregate principal balance of the mortgage loans immediately following the payment date OVER the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on the payment date.

         OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required
Overcollateralized Amount exceeds the Overcollateralized Amount as of the Payment Date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT: The Overcollateralization Reduction Amount is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

         PREPAYMENT INTEREST SHORTFALL: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

         PRINCIPAL PAYMENT AMOUNT: The Principal Payment Amount for any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an event of default, will be the lesser of:

                  (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

                  (b)      THE SUM OF:

                                    (1) the principal portion of all scheduled
                           monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

                                    (2) the principal portion of all proceeds
                           received during the related prepayment period in respect of the repurchase of a mortgage loan, or, in the case of a substitution, certain amounts representing a principal adjustment, as contemplated in the servicing agreements;

                                    (3) the principal portion of all other
                           unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

                                    (4) the principal portion of any Realized
                           Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the payment date to the extent covered by Net Monthly Excess Cashflow for the payment date; and

                                    (5) the amount of any Overcollateralization
                           Increase Amount for the payment date;

                           MINUS

                                    (6) the amount of any Overcollateralization
                           Reduction Amount for the payment date.

         REALIZED LOSS: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the noteholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for monthly advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

         REQUIRED OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount required to be

         SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

         o the principal portion of all monthly payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and

         o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

         STEPDOWN DATE: The Stepdown Date for any payment date is the later to occur of:

                  o        the payment date occurring in _______ ____ and

                  o the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on the payment date, is greater than or equal to _____%.

         TRIGGER EVENT: With respect to any payment date, a Trigger Event is in effect if the percentage obtained by dividing:

                  o the principal amount of mortgage loans delinquent 60 days or more by

                  o the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month,

exceeds the lesser of:

                  o         _____% of the Credit Enhancement Percentage and

                  o         ______%.

INTEREST PAYMENTS ON THE NOTES

         The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the indenture trustee at __________.

         To the extent of the Current Interest Payment Amount, in the priorities set forth below, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

         FIRST, to the holders of the Class A Notes, the Interest Payment Amount for the Class A Notes;

         SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

         THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

         FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

         With respect to any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and the payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after certain other payments on the notes on the payment date, but before any payments on the equity certificates on the payment date. See "--Overcollateralization Provisions" in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, on the second business day preceding the Interest Accrual Period, or the interest determination date, the indenture trustee will determine one-month LIBOR for the next Interest Accrual Period. One-month LIBOR means, as of any interest determination date, the London interbank offered rate for one-month U.S. dollar deposits which appears on telerate page 3750 as of 11:00 a.m. London time on that date. If the rate does not appear on telerate page 3750, the rate for that day will be determined on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on the interest determination date. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If on the interest determination date two or more reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on the interest determination date fewer than two reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the higher of:

         o one-month LIBOR as determined on the previous interest determination date and

         o  the reserve interest rate.

         As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; telerate page 3750 means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or other page as may replace that page on that service for the purpose of displaying comparable rates or prices); reference banks means leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         o         with an established place of business in London,

         o         which have been designated by the indenture trustee and

         o not controlling, controlled by, or under common control with, the depositor or the issuer; and

         Reserve interest rate shall be the rate per annum that the indenture trustee determines to be either:

                  o the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant interest determination date to the principal London offices of leading banks in the London interbank market or,

                  o in the event that the indenture trustee can determine no arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on the interest determination date to leading European banks.

         The establishment of one-month LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

         On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

         The Principal Payment Amount for the final maturity date or the payment date immediately following the acceleration of the notes due to an event of default will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be:

                  o  less than zero or

                  o greater than the then-outstanding aggregate Note Balance of the notes.

         The Principal Payment Amount for the first payment date will include approximately $_________ collected by the servicers in respect of prepayments on the mortgage loans during the _____________ prepayment period.

         On each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

                  o first, to the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

                  o second, to the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

                  o third, to the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and

                  o fourth, to the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

         On each payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, the holders of the Class A Notes and the subordinate notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

                  o  FIRST, the lesser of:

                           o        the Principal Payment Amount and

                           o the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

                  o  SECOND, the lesser of the excess of

                           o        the Principal Payment Amount over

                           o the amount distributed to the holders of the Class A Notes under clause FIRST above and the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

                  o  THIRD, the lesser of the excess of

                           o        the Principal Payment Amount over

                           o the sum of the amounts distributed to the holders of the Class A Notes under clause FIRST above and to the holders of the Class M-1 Notes under clause SECOND above and the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance Class M-2 Notes has been reduced to zero; and

                  o  FOURTH, the lesser of the excess of

                          o         the Principal Payment Amount over

                          o the sum of the amounts distributed to the holders of the Class A Notes under clause FIRST above, to the holders of the Class M-1 Notes under clause SECOND above and to the holders of the Class M-2 Notes under clause THIRD above and the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

         On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default principal will be payable on each class of notes in an amount equal to the Note Balance of that class on the payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities set forth in the indenture. There can be no assurance, however, that sufficient funds will be available on any date to retire the Note Balances and pay any other amounts.

         The allocation of payments in respect of principal to the Class A Notes on each payment date prior to the Stepdown Date or on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the subordinate notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the subordinate notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the subordinate notes and the Overcollateralized Amount.

         The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the notes.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the notes consists of subordination, as described below, and overcollateralization, as described under "--Overcollateralization Provisions" in the next section.

         The rights of the holders of the subordinate notes and the equity certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Notes by means of the subordination of the subordinate notes and the equity certificates will be accomplished by:

         o the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the subordinate notes and the equity certificates, payments in respect of interest and principal, subject to available funds, and

         o if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the subordinate notes and the equity certificates.

         In addition, the rights of the holders of subordinate notes with lower numerical class designations will be senior to the rights of holders of subordinate notes with higher numerical class designations, and the rights of the holders of all of the subordinate notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of subordinate notes with lower numerical class designations relative to the holders of subordinate notes with higher numerical class designations, and by the holders of all of the subordinate notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses, as described under "--Allocation of Realized Losses" in this prospectus supplement.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average mortgage rate for the mortgage loans, adjusted to reflect the master servicing fee, the servicing fees and the indenture trustee fee payable from interest received or advanced on the mortgage loans, is generally expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on each payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

         With respect to any payment date, any Net Monthly Excess Cashflow, or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

o FIRST, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

o SECOND, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

o THIRD, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

o FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

o FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

o SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

o SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

o EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

o NINTH, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes; and

o TENTH, to the holders of the equity certificates as provided in the indenture.

         As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $_________. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. Under the indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these

Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In the event of an occurrence of this kind, the indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances of those notes. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on the payment date, subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on the payment date shall be distributed to the holders of the equity certificates, subject to the priorities set forth above. With respect to each of these payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on the payment date, which amount shall be distributed as Net Monthly Excess Cashflow according to the priorities set forth above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on the payment date.

ALLOCATION OF LOSSES; SUBORDINATION

         Any Realized Loss on the mortgage loans will be allocated on any payment date:

                  o  first, to Net Monthly Excess Cashflow,

                  o  second, to the Overcollateralized Amount,

                  o  third, to the Class M-3 Notes,

                  o  fourth, to the Class M-2 Notes, and

                  o  fifth, to the Class M-1 Notes.

         The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the these notes, under certain loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the subordinate notes, these Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these classes of notes, after certain distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

         Any allocation of a Realized Loss to a note will be made by reducing the Note Balance of that note by the amount so allocated on the payment date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both:

         o  allocable to the notes in respect of Realized Losses and

         o payable as principal to the holder of the notes from Net Monthly Excess Cashflow.

MONTHLY ADVANCES

         Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the note account that are not included in the Available Payment Amount for the payment date, in an amount equal to the aggregate of all payments of interest, net of the related servicing fee, that were due during the related due period on the mortgage loans serviced by that servicer and that were delinquent on the related determination date, plus certain amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

         Monthly advances are required to be made only to the extent they are deemed by the related servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making monthly advances is to maintain a regular cash flow of interest to the noteholders, rather than to guarantee or insure against losses. The servicers will not be required to make any monthly advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All monthly advances will be reimbursable to the related servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed monthly advance was made. In addition, any monthly advances previously made in respect of any mortgage loan that are deemed by the related servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related servicer out of any funds in the note account prior to the payments on the notes. In the event that any servicer fails in its obligation to make any required advance, the master servicer will be obligated to make this advance, and in the event that the master servicer fails in its obligation to make this advance, the indenture trustee will be obligated to make the advance, in each case to the extent required in the related servicing agreement.

                                   THE ISSUER

         AFC Trust Series ____-__ is a business trust formed under the laws of the State of Delaware under an owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the issuer will not engage in any activity other than:

                  o acquiring and holding the mortgage loans and the proceeds from the mortgage loans,

                  o        issuing the notes and the equity certificates,

                  o making payments on the notes and the equity certificates and

                  o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


         The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuer will consist of the mortgage loans pledged to secure the notes. The issuer's principal offices are in __________, ________, in care of ________________, as owner trustee.

                                THE OWNER TRUSTEE

         _________________ is the owner trustee under the owner trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located in _____________.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of the representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

         The principal compensation to be paid to the owner trustee in respect of its obligations under the owner trust agreement will have been paid by or on behalf of the issuer on or prior to the closing date.

                              THE INDENTURE TRUSTEE

         ____________________, a ____________ banking association, will act as indenture trustee for the notes under the indenture. The indenture trustee's offices for notices under the indenture are located at ______________________________ and its telephone number is ______________.

         The principal compensation to be paid to the indenture trustee in respect of its obligations under the indenture, or the indenture trustee fee, will be equal to:

                  o accrued interest at ________% per annum, or the indenture trustee fee rate, on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

                  o any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the related servicer, as provided in the indenture.

         The indenture will provide that the indenture trustee may withdraw funds from the note account:

         o to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

         o to reimburse the owner trustee for all reasonable out-of pocket expenses incurred or made by the owner trustee for all services rendered by the owner trustee it in the owner trustee's execution of the trust created under the owner trust agreement and in the exercise and performance of any of the owner trustee's powers and duties under the owner trust agreement.

         Under the indenture, the issuer, from the assets of the trust estate, shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties hereunder. The issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

                             THE SERVICING AGREEMENT

         The following summary describes some of the terms of the servicing agreements, dated as of __________ _______, ____, among the issuer, the indenture trustee and the servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreements. Whenever particular sections or defined terms of the servicing agreements are referred to, these sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the servicing agreements. Requests should be addressed to Superior Bank FSB, One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention: President.

THE SERVICER

         __________________ is the servicer under the servicing agreement. The servicer is a ____________ corporation. The servicer's principal offices are located in _______________.

         [The servicer, as of ______________, serviced approximately $_____________ of mortgage loans (including the mortgage loans and mortgage loans not originated or purchased by the depositor).

         Statements are provided for all mortgage loans serviced. Mortgagors are instructed to forward all payments, along with a coupon detachable from the statement, to a lockbox account. Available funds are then transferred from the lockbox account to the related principal and interest account. Ten days after a missed payment, phone calls to the borrower are initiated by the servicer and on the sixteenth day, an automated mailgram is sent. Follow-up calls by experienced collection personnel are made as required to promote prompt payment and to counsel the borrower. At the second missed payment, generally, an on-site interview is scheduled with the borrower and the mortgaged property is inspected. If foreclosure is necessary, the servicer's litigation department supervises and monitors all litigation procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys. If title passes to the mortgagee, the servicer's real estate division will immediately insure that the mortgaged property is preserved and protected. Upon extensive review and analysis, a disposition strategy is developed and the property is aggressively marketed.

         The following table and discussion set forth certain information concerning the delinquency and loss experience on mortgage loans secured by single family properties, multifamily properties, commercial properties and mixed use properties (including the mortgage loans originated or purchased by the depositor and serviced by the servicer).

                                        DELINQUENCY AND LOSS EXPERIENCE(1)
                                                 ($ IN THOUSANDS)


                                                                         FISCAL YEAR ENDING      ,
                                                        ------------------------------------------------------        [NINE MONTHS
                                                                                                                          ENDED
                                                             199                 199                  199                  , 199 ]
                                                        ------------         -----------          ------------        -------------
Total Outstanding Principal Balance...............
Number of Loans...................................

Period of Delinquency(2):
     30-59 Days(3)
          Principal Balance.......................
          Number of Loans.........................
          Percent of Delinquency by Dollar........
     60-89 Days
          Principal Balance.......................
          Number of Loans.........................
          Percent of Delinquency by Dollar........
     90 Days or More..............................
          Principal Balance.......................
          Number of Loans.........................
          Percent of Delinquency by Dollar........
     Total Delinquency
          Principal Balance.......................
          Number of Loans.........................
          Percent by Delinquency by Dollar........

Average Outstanding Principal Balance.............
Net Gains/(Losses) on Liquidated Loans............
Net Gains/(Losses) as a Percent of Average
     Outstanding Principal Balance................
Net Gains/(Losses) on Liquidated Loans
     including advances(4)........................
Net Gains/(Losses) as a Percent of Average
     Outstanding Principal Balance(4).............

          ------------------
          (1) This table includes fixed-rate and adjustable-rate mortgage loans.
          (2) Includes mortgage loans in the process of foreclosure and mortgaged properties acquired through foreclosure or deed in lieu of foreclosure.
          (3)      Represents two payments missed.
          (4) Includes all net recorded servicer advances through date of liquidation less recoveries of such advances. (5) Percentages for the nine month period ending ______, 199_ are annualized.

         The number of outstanding mortgage loans originated pursuant to the Adjustable-Rate First Mortgage Program in the servicer's loan portfolio, and the total principal balance of such loans, as of ______________ were approximately ______ and $____________ , respectively, as of __________ were approximately
_______ and $_____________, respectively, as of _______, ____ were approximately
_____ and $___________, respectively, and as of _____________ were approximately
_____ and $___________, respectively. As of ______________, only _____ of such adjustable-rate mortgage loans were delinquent.

         At ______________ with respect to the mortgage loans set forth in the preceding table, ___ properties (representing $__________ in principal balance of such loans) were acquired through foreclosure of the related mortgage loans or through deed in lieu of foreclosure and were not liquidated. The average length of ownership of foreclosed properties has historically been __ months with an average loss (including accrued and unpaid interest) per property of $______.

         The delinquency and loss experience percentages in the preceding table are calculated on the basis of all conventional mortgage loans serviced for the depositor as of the end of the periods indicated. However, because the total amount of loans serviced by the servicer has rapidly increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial continuous additions of newly originated loans to the total amount of loans serviced, the delinquency percentages indicated in the preceding table would be higher and could be substantially higher.]

         YEAR 2000 COMPLIANCE

         [_________________ is a federally chartered and insured savings association, regulated by the Office of Thrift Supervision. Pursuant to OTS and Federal Financial Institutions Examination Counsel guidelines, ________ initiated a comprehensive program to study the impact on its computer systems in order to be year 2000 compliant. This study involved identifying affected systems and/or applications and implementing appropriate modifications or replacements of hardware and software maintained by ________. The study also involved receiving assurance that similar actions have or are being taken by third party service providers that are relied upon by ________. In addition, ________ took necessary steps to receive assurance that its borrowers on income producing properties are taking necessary steps to address their year 2000 issues so that income to cover debt service will not be interrupted.

         Under this program, ________ identified computer systems that will require either modification, upgrade or replacement. ________ utilized primarily in-house personnel to perform these tasks, and also contracted with outside consultants, to a lesser degree, for some specific programming functions. As such, ________'s planned modifications, upgrades and replacement of existing systems, along with third party confirmations, have been completed and ________'s computer systems and software are year 2000 compliant, and any related costs did not have a material adverse impact on the results of operations, cash flows or financial condition of ________.]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation, or servicing fee, to be paid to the servicer in respect of its servicing activities for the notes will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, the servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the indenture trustee, and any escrow accounts in respect of mortgage loans serviced by it.

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Each servicer is obligated to pay from its own funds Compensating Interest for any prepayment interest shortfall, but only to the extent of its aggregate servicing fee for the related due period. Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by each servicer in connection with its responsibilities under the related servicing agreement and is entitled to reimbursement therefor as provided in the servicing agreement. See "Description of the Securities--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicers.

SERVICER EVENTS OF DEFAULT

         In addition to those events of default, as defined in the prospectus, pertaining to the servicing of the mortgage loans and described under "Description of the Securities--Events of Default" in the prospectus, upon the occurrence of certain loss triggers with respect to the mortgage loans, the servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related servicing agreement. If any servicer is removed in connection with an event of default applicable to that servicer under the terms of the related servicing agreement, the master servicer will become the successor servicer of the mortgage loans serviced by the terminated servicer.

                     THE INDENTURE AND OWNER TRUST AGREEMENT

         The following summary describes certain terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, these defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to Superior Bank FSB, One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention: President.

GENERAL DESCRIPTION OF THE INDENTURE

         The notes will be issued under the indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the indenture and the owner trust agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the owner trust agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located in _______________.

ASSIGNMENT OF MORTGAGE LOANS

         On or prior to the date the notes are issued, the depositor will convey each mortgage loan to the issuer.

         At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the indenture trustee under the indenture as collateral for the notes; provided, however, that the seller will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loan on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with this assignment, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

         The indenture will require the issuer to deliver to the indenture trustee or to a custodian with respect to each mortgage loan:

                  o the mortgage note endorsed without recourse to the indenture trustee,

                  o the original mortgage with evidence of recording indicated on the mortgage and

                  o an assignment of the mortgage in recordable form to the indenture trustee.

EVENTS OF DEFAULT

         Notwithstanding the prospectus, an "event of default" under the indenture with respect to the notes is as follows:

                  o the failure of the issuer to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any payment date, in each case to the extent that funds are available on the payment date to make these payments, which continues unremedied for a period of five days;

                  o the failure by the issuer on the final maturity date to reduce the Note Balances of any notes then outstanding to zero;

                  o a default in the observance or performance of any covenant or agreement of the issuer in the indenture and the continuation of any default of this kind for a period of thirty days after notice to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

                  o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered under the indenture having been incorrect in any material respect as of the time made, and the circumstance in respect of which the representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes; or

                  o certain events of bankruptcy, insolvency, receivership or reorganization of the issuer.

         Notwithstanding the prospectus, if an event of default occurs and is continuing, the indenture trustee or the holders of a majority of the voting rights may declare the Note Balance of all the notes to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding voting rights.

         If, following an event of default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding this acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration of acceleration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

                  o the holders of 100% of the then aggregate outstanding voting rights consent to the sale,

                  o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of the sale or

                  o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         In the event the principal of the notes is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

         No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture unless:

                  o the holder previously has given to the indenture trustee written notice of default and the continuance of this default,

                  o the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity,

                  o the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity and

                  o no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the Note Balance of that class.

          However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless those holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

         At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of subordinate notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding Note Balances of their respective notes.

OPTIONAL REDEMPTION

         The circumstances under which the obligations created by the indenture will terminate in respect of the notes are described in "Description of the Securities--Termination" in the prospectus.

         At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate Note Balance is reduced to less than [20%] of the aggregate initial Note Balance. Any redemption of this kind will be paid in cash at a price equal to the sum of:

                  o        100% of the aggregate Note Balance then outstanding,

                  o the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to the payment date,

                  o the aggregate of the Interest Payment Amounts on the notes for the payment date and

                  o the aggregate of any Interest Carry Forward Amounts for the payment date.

         Upon any redemption of this kind, the remaining assets in the trust estate shall be released from the lien of the indenture.

         In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See "Description of the Securities--Termination" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the notes, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

                  o the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuer or the depositor and

                  o the issuer will not be classified as an association taxable as a corporation for federal income tax purposes or a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704.

         The notes will not be treated as having been issued with "original issue discount," as defined in the prospectus. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the prospectus.

         Taxable mortgage pool, or TMP, rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity, or a portion of an entity, will be characterized as a TMP if:

                  (i) substantially all of its assets are debt obligations and more than 50% of these debt obligations consist of real estate mortgage loans or interests in real estate mortgage loans,

                  (ii) the entity is the obligor under debt obligations with two or more maturities, and

                  (iii) payments on the debt obligations referred to in clause (ii) bear a relationship to payments on the debt obligations referred to in clause (i).

         Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cashflow that will support one or more of the entity's issues of debt obligation.

         It is anticipated that the issuer will be characterized as a TMP for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation.

         The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

         Prospective investors in the notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated ________ __, ____, the depositor has agreed to sell, and ________________, as underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any.

         The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

         The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding Note Balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                 LEGAL OPINIONS

         Legal matters relating to the notes will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the notes that the Class A Notes be rated "AAA" by _____________ and "AAA" by _______________, that the Class M-1
Notes be rated at least "AA" by ____ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by ____ and at least "A" by _____ and that the Class M-3 Notes be rated at least "BBB" by _____.

         The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of these prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

         The depositor has not requested that any rating agency rate the notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated above.

                                LEGAL INVESTMENT

         The Class A Notes and the Class M-1 Notes will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities", provided that the restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose requirements on employee benefit plans and certain other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and certain separate and general accounts of insurance companies in which these plans or arrangements are invested, all of which are referred to as a Plan, and on persons who are fiduciaries with respect to these Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" and "parties in interest" who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuer, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the master servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a "party in interest" or "disqualified person" with respect to a Plan and, if so, whether this transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the trust estate to be deemed "plan assets" of the Plan, and any person with certain specified relationships to the trust estate to be deemed a "party in interest" or "disqualified person." The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under these regulations, when a Plan acquires an "equity interest" in another entity, such as the trust estate, the underlying assets of that entity may be considered to be plan assets. These regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the regulations, Plans or persons investing plan assets should carefully consider whether an investment of this kind might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes.

                           $___________ (APPROXIMATE)


                                SUPERIOR BANK FSB
                                    DEPOSITOR


              AFC MORTGAGE LOAN ASSET BACKED NOTES, SERIES ____-___



                              PROSPECTUS SUPPLEMENT
                             DATED _______ __, ____






                                    SERVICER



                                                    UNDERWRITER








YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered AFC Trust Series ____-__, AFC Mortgage Loan Asset Backed Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC, Cedel or Euroclear. The global securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice, that is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear, in such capacity, and as DTC participants.

         Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of CEDE as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

         TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day prior to settlement. Cedel or Euroclear will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date--the trade fails-- the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although the result will depend on each Cedel participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedel participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date--the trade fails--receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Cedel or Euroclear for one day, until the purchase side of the trade is reflected in their Cedel or Euroclear accounts, in accordance with the clearing system's customary procedures

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by United States Persons, unless

         o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  o        EXEMPTION FOR NON-UNITED STATES PERSONS (FORM W-8).
                           Beneficial holders of Global Securities that are non-United States Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

                  o EXEMPTION FOR NON-UNITED STATES PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-United States Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  o EXEMPTION OR REDUCED RATE FOR NON-UNITED STATES PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-United States Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by noteholders or their agent.

                  o        EXEMPTION FOR UNITED STATES PERSONS (FORM W-9).
                           United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED JULY 23, 1999


                    AFC MORTGAGE LOAN ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                                SUPERIOR BANK FSB
                                    Depositor

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THE PROSPECTUS TOGETHER WITH THE ACCOMPANYING PROSPECTUS SUPPLEMENT WILL CONSTITUTE THE FULL PROSPECTUS.
--------------------------------------------------------------------------------

THE SECURITIES:

Superior Bank FSB, as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

         o     the ownership of  trust fund assets, or

         o     debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS

The assets of a trust fund will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, multifamily first and second mortgage loans, commercial first and second mortgage loans, mixed use residential and commercial first and second mortgage loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installments sales contracts and installment loan agreements.

CREDIT ENHANCEMENT

The assets of the trust fund for a series of securities may also include letters of credit, insurance policies, guarantees, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross support or by overcollateralization.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in this prospectus and in the related prospectus supplement.


The date of this Prospectus is                                .

                                TABLE OF CONTENTS



Important Notice about Information in this Prospectus
     and Each Accompanying Prospectus Supplement...............................3
Risk Factors...................................................................4
Introduction; Glossary........................................................11
Description of the Trust Funds................................................11
     Principal and Interest Account...........................................15
     Certificate Account......................................................16
     Pre-Funding Account......................................................16
     Credit Support...........................................................16
Use of Proceeds...............................................................16
Yield Considerations..........................................................16
     Maturity and Weighted Average Life.......................................19
     Foreclosures and Payment Plans...........................................21
Description of The Securities.................................................22
     Distributions on the Securities..........................................24
     Example of Distributions.................................................26
     Monthly Advances by Servicer in Respect of
         Delinquencies on the Mortgage Assets.................................27
     Compensating Interest....................................................28
     Form of Reports to Securityholders.......................................28
     Termination of the Trust Fund and Disposition of
         Trust Fund Assets....................................................30
     Assignment of Mortgage Assets; Repurchases...............................31
     Representations and Warranties; Repurchases..............................33
     Payments on Mortgage Assets; Deposits to
         Principal and Interest Account.......................................34
     Deposits to Certificate Account..........................................36
     Pre-Funding Account......................................................37
     Collection and Other Servicing Procedures................................37
     Servicing Advances.......................................................39
     Sub-Servicers............................................................40
     Realization Upon Defaulted Mortgage Loans and
         Contracts............................................................40
     Hazard Insurance Policies................................................41
     Due-on-Sale Provisions...................................................42
     Servicing and Other Compensation and Payment
         of Expenses..........................................................42
     Annual Evidence as to the Compliance of the
         Master Servicer......................................................43
     Matters Regarding the Servicer and the Depositor
          ....................................................................43
     Events of Default under the Governing
         Agreement and Rights Upon Events of
         Default..............................................................44
     Amendment of the Governing Agreements....................................48
     Optional Purchase by the Servicer of Defaulted
         Mortgage Loans.......................................................49
     Duties of the Trustee....................................................50
     Description of the Trustee...............................................50
Description of Credit Support.................................................50
     Subordinate Certificates.................................................52
     Cross-Support Provisions.................................................52
     Insurance or Guarantees With Respect to the
         Mortgage Assets......................................................52
     Letter of Credit.........................................................52
     Insurance Policies and Surety Bonds with respect
         to the Securities....................................................53
     Reserve Funds or Spread Account..........................................53
     Overcollateralization....................................................54
Description of Primary Insurance Policies.....................................54
     Primary Mortgage Insurance Policies......................................54
     Primary Hazard Insurance Policies........................................55
     FHA Insurance............................................................56
     VA Guarantees............................................................60
Legal Aspects of Mortgage Assets..............................................60
     Mortgage Loans...........................................................60
     Manufactured Home Contracts..............................................61
     Foreclosure on Mortgages.................................................64
     Foreclosure on Mortgaged Properties Located in
         the Commonwealth of Puerto Rico......................................67
     Repossession with respect to Manufactured
         Home Contracts.......................................................68
     Junior Mortgages.........................................................69
     Rights of Redemption.....................................................69
     Anti-Deficiency Legislation and Other
         Limitations on Lenders...............................................70
     Consumer Protection Laws with respect to
         Manufactured Housing Contracts and Home
         Improvement Contracts................................................72
     Other Limitations........................................................73
     Enforceability of Provisions.............................................74
     Leases and Rents.........................................................75
     Subordinate Financing....................................................75
     Applicability of Usury Laws..............................................76
     Alternative Mortgage Instruments.........................................76
     Formaldehyde Litigation with respect to
         Manufactured Homes...................................................77
     Soldiers' and Sailors' Civil Relief Act of 1940..........................78
     Environmental Legislation................................................78
     Forfeitures in Drug and RICO Proceedings.................................79
     Negative Amortization Loans..............................................80
     Installment Contracts....................................................80
Federal Income Tax Consequences...............................................81
     General..................................................................81
     REMICs...................................................................82
     Notes...................................................................102
     Grantor Trust Funds.....................................................103
     Partnership Trust Funds.................................................114
State And Other Tax Consequences.............................................120
ERISA Considerations.........................................................121
     Representation from Plans Investing in Notes
         with "Substantial Equity Features" or
         Certain Securities..................................................127
     Tax Exempt Investors....................................................128
     Consultation with Counsel...............................................128
Legal Investment.............................................................129
Methods of Distribution......................................................130
Legal Matters................................................................131
Financial Information........................................................131
Rating.......................................................................132
Available Information........................................................132
Incorporation of Certain Information by Reference............................132

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                                  RISK FACTORS

     The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

     You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

THE SECURITIES WILL HAVE LIMITED LIQUIDITY SO INVESTORS MAY BE UNABLE TO SELL THEIR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR INITIAL OFFERING PRICE

     There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

     The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

     o the extent of prepayments on the underlying assets in the trust fund or;

     o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

     o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

     o the rate and timing of defaults and losses on the assets in the related trust fund; and

     o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, servicer or mortgage loan seller.

     Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility.

The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

     The yield to maturity on some types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates.

     SEE "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF YOUR SECURITY

     It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

THE PAYMENT PERFORMANCE OF THE SECURITIES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE ASSETS IN THE RELATED TRUST FUNDS; SOME TYPES OF MORTGAGE LOANS MAY BE ESPECIALLY PRONE TO DEFAULTS AND MAY EXPOSE THE RELATED CERTIFICATES TO GREATER LOSSES

     The securities will be directly or indirectly backed by mortgage loans, manufactured housing, conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements. Some types of mortgage loans and contracts may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans or contracts included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans and contracts which are to be included in the trust fund related to your security and risks associated with those mortgage loans and contracts which you should carefully consider in connection with the purchase of your security.

NONPERFECTION OF SECURITY INTERESTS IN MANUFACTURED HOMES MAY RESULT IN LOSSES ON THE RELATED MANUFACTURED HOUSING CONTRACTS AND THE SECURITIES BACKED BY THE MANUFACTURED HOUSING CONTRACTS

     Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the depositor fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

     Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and may be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. SEE "DESCRIPTION OF CREDIT SUPPORT".

FORECLOSURE OF MORTGAGE LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES ALLOCATED TO THE RELATED SECURITIES

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, monthly advances and servicing advances. If the mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

     SEE "LEGAL ASPECTS OF MORTGAGE ASSETS" IN THIS PROSPECTUS.

MORTGAGED PROPERTIES ARE SUBJECT TO ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell such property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT WILL AFFECT THE YIELD TO MATURITY ON THE RELATED SECURITIES

     The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

     A trust fund may also be terminated and the certificates retired upon the servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

     The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some classes of related securities.

VIOLATIONS OF FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

     o    regulate interest rates and other charges on mortgage loans;

     o    require certain disclosures to borrowers;

     o    require licensing of originators; and

     o regulate generally the origination, servicing and collection process for the mortgage loans.

     Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, such as the trust, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that some mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds some additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 10 percentage points greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $441. The $441 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, such as a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts such as the trust funds with respect to the mortgage loans.

     In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). Such amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

     The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the depositor fails to repurchase or substitute, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities. SEE "LEGAL ASPECTS OF MORTGAGE LOANS".

                             INTRODUCTION; GLOSSARY

     The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series.

     Each series of mortgage pass-through certificates will represent in the aggregate the entire beneficial ownership interest in the assets deposited into a particular trust fund. Each series of mortgage-backed notes will represent indebtedness secured by the assets deposited into a particular trust fund. The certificates and notes of any series are collectively referred to in this prospectus as the "securities".

     The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the servicer, the trustee or any of their respective affiliates.

     Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined in the glossary beginning on page __ in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

     o a segregated pool of various types of first and junior lien mortgage loans, manufactured housing conditional sales contracts and installment loan agreements or home improvement installment sales contracts and installment loan agreements as are subject to the related agreement governing the trust fund;

     o amounts on deposit in the principal and interest account, certificate account, pre-funding account or any other account maintained for the benefit of the securityholders;

     o property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

     o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under "Description of Primary Insurance Policies";

     o the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans to be included in the trust fund;

     o the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under "Monthly Advances by Servicer in Respect of Delinquencies on the Trust Fund Assets"; and

     o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement, guarantee or guaranteed investment contract, each as described under "Description of Credit Support".

     Each Mortgage Asset will be evidenced by a promissory note or contract, referred to in this prospectus as a "mortgage note", secured by a first or junior mortgage, deed of trust or similar instrument creating a lien on any of the following mortgaged properties:

     o one- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

     o residential properties consisting of five or more dwelling units in multi-story structures;

     o commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement;

     o    properties consisting of mixed residential and commercial structures;

     o leasehold interests in residential properties, the title of which is held by third party lessors;

     o manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of manufactured home contracts, may be relocated, or

     o real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

     No more than 10% of the Mortgage Assets in any mortgage pool (by original principal balance of the mortgage pool) will be secured by commercial properties. The term of any leasehold will exceed the term of the mortgage note by at least five years.

     The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.

     The home improvement contracts will be secured primarily by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

     The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and non-owner occupied homes.

     Each Mortgage Asset will be selected by the depositor for inclusion in a trust fund from among those originated by or purchased by the depositor, either directly or through its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor or from its affiliates. Each seller of mortgage loans will be referred to in this prospectus and the related prospectus supplement as a "mortgage loan seller". Each prospectus supplement will contain information, as of the date of the prospectus supplement, with respect to the underwriting standards and criteria applied by the depositor in originating or purchasing the mortgage loans to be included in a trust fund.

     The Mortgage Assets to be included in a trust fund will have original terms to maturity of not more than 30 years and will be any one of the following:

     o Fully amortizing Mortgage Assets with a fixed rate of interest and level monthly payments to maturity;

     o Fully amortizing Mortgage Assets with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

     o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

     o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

     o Fully amortizing Mortgage Assets with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

     o Fixed interest rate Mortgage Assets providing for level payment of principal and interest on the basis of an assumed amortization schedule or payments of interest only and a balloon payment at the end of a specified term; and

     o Mortgage Assets that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time; and

     o Another type of Mortgage Asset described in the related prospectus supplement.

     The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration greater than 20% of mortgage loans which are more than 30 and less than 90 days delinquent.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT. Each prospectus supplement will contain specific information with respect to the Mortgage Assets contained in the related trust fund. That information will be as of the cut-off date specified in the prospectus supplement, which will usually be the close of business on the first day of the month of formation of the related trust fund, including the following:

     o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the Mortgage Assets,

     o the type of property securing the Mortgage Assets and the percentage of Mortgage Assets in the related mortgage pool which are secured by that type of property,

     o the remaining terms to maturity and the weighted average remaining term to maturity of the Mortgage Assets,

     o    the earliest origination date and latest origination date,

     o the interest rates or range of interest rates borne by the Mortgage Assets and the weighted average interest rate borne by the Mortgage Assets,

     o the geographical distribution of the mortgaged properties on a state-by-state basis,

     o information with respect to the prepayment provisions, if any, of the Mortgage Assets,

     o with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan,

     o the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties,

     o    the specific type of property securing commercial loans, and

     o information regarding the payment characteristics of the Mortgage Assets, for example whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust or other amortization provisions.

     If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If Mortgage Assets are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the third following paragraph.

PRINCIPAL AND INTEREST ACCOUNT

     Each trust fund will include one or more principal and interest accounts established and maintained on behalf of the securityholders into which the servicer will deposit payments received after the cut-off date with respect to the Mortgage Assets as described under "Payments on Mortgage Assets; Deposits to Principal and Interest Account" in this prospectus and in the related prospectus supplement. Any amounts received after the cut-off date in respect of interest accrued on the Mortgage Assets prior to the cut-off date will not be a part of any trust fund and will not be deposited in the principal and interest account. Also, unless the prospectus supplement for a series of securities states otherwise, the Depositor's Yield, which represents the right to receive all prepayment penalties and premiums collected on the Mortgage Assets and other amounts if specified in the related prospectus supplement, will be retained by the Depositor and will not be a part of any trust fund. A principal and interest account may be maintained as an interest bearing or non-interest bearing account and funds held therein may be invested in certain short-term, high quality investments. SEE "DESCRIPTION OF THE AGREEMENTS-- PAYMENTS ON THE MORTGAGE LOANS; DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT".

CERTIFICATE ACCOUNT

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the securityholders into which the trustee will, to the extent described in this prospectus and in the prospectus supplement, deposit all amounts remitted by the servicer from the principal and interest account and payments received or advanced with respect to the other assets in the trust fund. A certificate account will be maintained as a non-interest bearing account and funds held therein may be invested in certain short-term, high quality investments. SEE "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--DEPOSITS TO CERTIFICATE ACCOUNT".

PRE-FUNDING ACCOUNT

     The related trust fund may include one or more pre-funding accounts established and maintained on behalf of the securityholders into which the trustee will deposit amounts received from the depositor to be applied to acquire additional Mortgage Assets subject to the conditions specified in the related prospectus supplement. SEE "DESCRIPTION OF POOLING AND SERVICING AGREEMENTS--SUBSEQUENT MORTGAGE LOANS".

CREDIT SUPPORT

     Partial or full protection against defaults and losses on the Mortgage Assets in the related trust fund may be provided to one or more classes of securities in the related series by credit support. Credit support may be in the form of subordination of one or more classes of securities in a series, letter of credit, insurance policy, guarantee, reserve fund, cross-collateralization, overcollateralization or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of securities. SEE "DESCRIPTION OF CREDIT SUPPORT".


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to originate or finance the purchase of, the Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

     The yield on any offered security will depend on the following:

     o    the price paid by the securityholder,

     o    the rate at which interest accrued on the security,

     o    the receipt and timing of receipt of distributions on the security,

     o the weighted average life of the Mortgage Assets in the related trust fund,

     o    liquidations of Mortgage Assets following mortgagor defaults,

     o purchases of Mortgage Assets in the event of optional termination of the trust fund or breaches of representations made in respect of such Mortgage Assets by the depositor, the servicer and others, and

     o in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

     SECURITY INTEREST RATE. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying Mortgage Assets will be affected by disproportionate prepayments and repurchases of Mortgage Assets having higher interest rates than the average interest rate.

     TIMING OF PAYMENT OF INTEREST AND PRINCIPAL. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the Mortgage Assets may accrue from the first day of each month, the distributions of such interest will not be made until the remittance date which may be as late as the 25th day of the month following the month in which interest accrues on the Mortgage Assets. On each remittance date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the Mortgage Assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

     PRINCIPAL PREPAYMENTS. The yield to maturity on the securities will be affected by the rate of principal payments on the Mortgage Assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the Mortgage Assets will be affected by a variety of factors, including, without limitation, the following:

     o    the terms of the Mortgage Assets,

     o    the level of prevailing interest rates,

     o    the availability of mortgage credit,

     o in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and

     o    economic, demographic, geographic, tax, legal and other factors.

     In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Assets included in a particular trust fund, those Mortgage Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those Mortgage Assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Assets included in a particular trust fund, those Mortgage Assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those Mortgage Assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the Mortgage Assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the Mortgage Assets in a mortgage pool, and by the extent to which the servicer of any such Mortgage Asset is able to enforce such provisions. Mortgage Assets with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Assets without such provisions, or with lower prepayment premiums.

     If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed in respect of a security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

     DEFAULTS. The rate of defaults on the Mortgage Assets will also affect the rate and timing of principal payments on the Mortgage Assets and thus the yield on the securities. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, Mortgage Assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, Mortgage Assets with high loan-to-value ratios, and ARM Loans may be higher than for other types of Mortgage Assets. Furthermore, the rate and timing of defaults and liquidations on the Mortgage Assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

MATURITY AND WEIGHTED AVERAGE LIFE

     PREPAYMENTS. The rates at which principal payments are received on the Mortgage Assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Prepayments on the Mortgage Assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

     If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or prior to which the principal balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related Mortgage Assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the securities may be affected by the varying maturities of the related Mortgage Assets. If any Mortgage Assets in a trust fund have actual terms to maturity of less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Assets in that mortgage pool. SEE "DESCRIPTION OF THE TRUST FUNDS".

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment

Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover, CPR and SPA were developed based upon historical prepayment experience for Single Family Loans. Thus, it is likely that prepayment of any Mortgage Assets will not conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

     TYPE OF MORTGAGE ASSET. The type of Mortgage Assets included in a trust fund may affect the weighted average life of the related securities. A number of Mortgage Assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that Mortgage Assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the Mortgage Asset in connection with a workout. In addition, a number of Mortgage Assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify Mortgage Assets that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

     Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall consistently with the mortgage interest rate, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Assets during any period or over the life of any series of securities.

     The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of Mortgage Assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Assets may become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class or classes of securities of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such securities were purchased.

     FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Assets that are foreclosed in relation to the number of Mortgage Assets that are repaid in accordance with their terms will affect the weighted average life of those Mortgage Assets and that of the related series of securities. Servicing decisions made with respect to the Mortgage Assets, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Assets and thus the weighted average life of the securities.

     DUE-ON-SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the Mortgage Assets will include "due-on-sale" clauses that permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the Mortgage Asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the Mortgage Asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the

ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. SEE "LEGAL ASPECTS OF MORTGAGE ASSETS--ENFORCEABILITY OF CERTAIN PROVISIONS" AND "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--DUE-ON-SALE PROVISIONS".


                                  THE DEPOSITOR

     Superior Bank FSB, the depositor, is a federally chartered stock savings bank acquired by Coast to Coast Financial Corporation, a Nevada corporation, on December 30, 1988. The deposits of the depositor are insured by the Savings Association Insurance Fund of the FDIC. The depositor is a member of the Federal Home Loan Bank of Chicago and is subject to regulation, examination and supervision by the Office of Thrift Supervision and the FDIC. The depositor maintains its principal office at One Lincoln Centre, Oakbrook Terrace, Illinois 60181 and administrative offices for the consumer finance operations of the depositor at 135 Chestnut Ridge Road, Montvale, New Jersey 07645. In the near future, most likely within six months of the date of this prospectus, the depositor's consumer finance operations will be relocated to 1 Ramland Road, Orangeburg, New York. The telephone number of the principal office of the Depositor is (708) 916-4000 and the telephone number of its administrative offices is currently (201) 930-1500.

     On November 30, 1992, the depositor acquired by merger the mortgage origination and servicing operating assets utilized by Alliance Funding Company, Inc., a Delaware corporation, and its subsidiaries in mortgage origination and servicing activities. Effective December 1, 1992 mortgage origination and servicing activities historically conducted by Alliance Funding Company, Inc. and its mortgage banking and servicing subsidiaries began to be conducted by two new divisions of the depositor. These new divisions are the Alliance Funding Division, primarily engaged in mortgage origination, and the Servicing Division, primarily engaged in mortgage servicing. As of the effective date, the senior officers of Alliance Funding Company, Inc. became senior officers of the Alliance Funding Division with direct responsibility for the operations of the new Alliance Funding Division and the Servicing Division.

     The depositor originates mortgage loans (including the Mortgage Assets) on residential and multifamily dwellings nationwide; purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis; assembles and sells pools of mortgages to commercial banks and other financial institutions; and services the mortgage portfolios it has placed with investors. Each prospectus supplement will contain information, as of the date of such prospectus supplement, with respect to the underwriting criteria of the depositor.


                          DESCRIPTION OF THE SECURITIES

     The securities will be issued in series. As used herein with respect to any series, the term "certificate" or the term "note" refers to all of the certificates or notes of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

     The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related indenture.

     If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided in the related prospectus supplement. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of either:

     o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

     o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes to the extent described in the related prospectus supplement;

     o two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

     o other types of classes of securities, as described in the related prospectus supplement.

     With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

     Each class of securities, other than some Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable security interest rate. SEE "-DISTRIBUTION OF INTEREST ON THE SECURITIES" AND "-DISTRIBUTION OF PRINCIPAL OF THE SECURITIES" BELOW.

     The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

DISTRIBUTIONS ON THE SECURITIES

     Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a "remittance date", commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the "determination date". All distributions with respect to each class of securities on each remittance date will be allocated pro rata among the outstanding securities in that class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds securities in the requisite amount specified therein, or by check mailed to the address of the person entitled thereto as it appears on the security register maintained by the trustee or its agent; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the "certificate register" or "note register", respectively.

     DISTRIBUTIONS OF INTEREST ON THE SECURITIES. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the "pass-through rate" with respect to a certificate and the "note interest rate" with respect to a note. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     With respect to each series of securities and each remittance date, the distribution in respect of interest on each security, other than some classes of Accrual Securities and Strip Securities, will be equal to the interest accrued during the related interest accrual period on the outstanding principal balance of the security immediately prior to the remittance date, at the applicable security interest rate. As to each Strip Security with no or, in some cases, a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. The method of determining the notional amount for a class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distribution of principal. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each remittance date. Interest distributions on a series of securities will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans unless the servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. The particular manner in which interest shortfalls are to be allocated among some or all of the classes of securities of a series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on, or in the case of Accrual Securities added to the principal balance of, a class of offered securities may be reduced as a result of other contingencies, such as applicable law, delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related trust fund. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the "accrued certificate interest" or "accrued note interest", respectively. SEE "YIELD CONSIDERATIONS".

     DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the "certificate principal balance" with respect to a certificate and the "note balance" with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal thereon, and if and to the extent so provided in the related prospectus supplement, by the amount of any realized losses, allocated thereto. The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each remittance date to the class or classes of securities entitled thereto until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of that class. Strip Securities with no principal balance will not receive distributions of principal.

     ALLOCATION TO SECURITYHOLDERS OF LOSSES AND SHORTFALLS. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate

Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among the securities in the manner specified in the related prospectus supplement. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination. "

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on a series of securities, based upon the assumption that such securities will be issued in June 199_ and that the remittance date is the twenty-fifth day of each month:

June 1, 199_...........................  Cut-off date. The original pool principal balance will be the
                                           aggregate principal balances of the
                                           Mortgage Assets as of the cut-off
                                           date after application of all
                                           payments due and collected on such
                                           date.

June 2-July 1, 199_....................  Collection period. The servicer or the sub-servicers remit for deposit in
                                           the principal and interest account
                                           all amounts received on account of
                                           the Mortgage Assets.

June 30, 199_..........................  Record date (the last day of the month immediately preceding the month of
                                           the related remittance date).
                                           Distributions on July 25, 199_ will
                                           be made to securityholders of record
                                           at the close of business on June 30,
                                           199_.

July 22, 199_..........................  Determination date (E.G., the day of the month which is at least two
                                           business days prior to the remittance
                                           date). The servicer determines the
                                           amount of principal and interest that
                                           will be distributed to the
                                           securityholders on July 25, 199_, and
                                           transfers funds in the principal and
                                           interest account to the certificate
                                           account together with any monthly
                                           advances and compensating interest.

Not later than 10:00 a.m., New York
  time, on July 24, 199_...............  If applicable, notice in the event that an event of default has occurred with
                                           respect to such remittance date is
                                           given by the trustee. The trustee
                                           will notify the servicer and the
                                           provider of the credit support of the
                                           amount of credit support, if any,
                                           required to be distributed to the
                                           securityholders on July 25, 199_.

July 25, 199_..........................  Remittance date (E.G., the 25th day of the month or if such 25th day is not
                                           a business day, the first business
                                           day immediately following). The
                                           trustee or its designee will
                                           distribute to securityholders the
                                           amounts required to be distributed
                                           pursuant to the related pooling and
                                           servicing agreement or indenture.

MONTHLY ADVANCES BY SERVICER IN RESPECT OF DELINQUENCIES ON THE MORTGAGE ASSETS

     With respect to any series of securities, the servicer will be required as part of its servicing responsibilities to advance on or before each remittance date its own funds or funds held in the principal and interest account that are not included in the amount available for that remittance date, an amount equal to the aggregate of payments of interest, net of related servicing fees that were due during the related Due Period and were delinquent on the related determination date, and, with respect to each REO Property which was acquired during or prior to the related Due Period and which was not disposed of during such Due Period, an amount equal to the excess, if any, of interest on the principal balance deemed to apply to such REO Property for the most recently ended calendar month at the related interest rate, net of the related servicing fees, over the net income from such property for such month, subject to the servicer's good faith determination that any monthly advances made will be reimbursable from proceeds subsequently recovered on the Mortgage Asset related to the advance.

     Monthly advances are intended to maintain a regular flow of scheduled interest to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Monthly advances of the servicer's funds will be reimbursable only out of late collections of interest on the Mortgage Assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any monthly advance will be reimbursable from any amounts in the certificate account, after distributions to securityholders, to the extent that the servicer shall determine that the monthly advance is not ultimately recoverable from late collections of interest. If monthly advances have been made by the servicer from excess funds in the principal and interest account, the servicer will replace such funds in the principal and interest account on any future distribution date to the extent that funds in the certificate account on that remittance date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the servicer to make monthly advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

COMPENSATING INTEREST

     With respect to each Mortgage Asset in the related trust fund for which a principal prepayment in full or in part was received during a Due Period, the servicer will be required, if so specified in the related prospectus supplement, to remit to the trustee for deposit in the certificate account, from and to the extent of amounts otherwise payable to it as servicing compensation, an amount equal to the difference between (a) 30 days' interest on the principal balance of that Mortgage Asset as of the beginning of the related Due Period at the rate at which interest accrues on that Mortgage Asset, net of the per annum rate at which the servicer's servicing fee accrues, and (b) the amount of interest actually received on that Mortgage Asset for the Due Period, net of the servicer's servicing fees. This difference is referred to in this prospectus as "compensating interest".

FORM OF REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of securities of a series, the servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to any other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the remittance date:

          (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

          (2) the amount of the distribution to holders of securities of that class allocable to interest;

          (3) the amount of related administration or servicing compensation received by the trustee or the servicer and any sub-servicer and any other customary information as the servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

          (4) the amount available for distribution to securityholders for that remittance date;

          (5) if applicable, the aggregate amount of advances and compensating interest included in the distribution;

          (6) the aggregate principal balance of the Mortgage Assets at the close of business on that remittance date;

          (7) the aggregate amount of principal and interest received on the Mortgage Assets during the related Due Period;

          (8) the number and aggregate principal balance of Mortgage Assets (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

          (9) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related Mortgage Asset as of the close of business on the remittance date in such month;

          (10) the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that remittance date, separately identifying any reduction in the principal balance due to the allocation of any realized loss and any increase in the principal balance of a class of Accrual Securities in the event accrued interest has been added to that balance;

          (11) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that remittance date;

          (12) the amount deposited in the reserve fund, if any, on that remittance date;

          (13) the amount remaining in the reserve fund, if any, as of the close of business on that remittance date;

          (14) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that remittance date;

          (15) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that remittance date, as calculated in accordance with the method specified in the related prospectus supplement; and

          (16) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

     In the case of information furnished pursuant to subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for such other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the "certificateholders" or the "noteholders", respectively.

     Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses
(1)-(4) above, aggregated for such calendar year or the applicable portion thereof during which that person was a securityholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Code as are from time to time in force.

TERMINATION OF THE TRUST FUND AND DISPOSITION OF TRUST FUND ASSETS

     The obligations created by the governing agreements for each series of securities will terminate upon the earlier to occur of the following:

o the final payment or other liquidation of the last trust fund asset subject thereto or the disposition of all underlying property subject to the last trust fund asset acquired upon foreclosure of that trust fund asset,

o the mutual consent of the servicer, the provider of credit support, if any, and all securityholders in writing, and

o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the related agreements continue beyond twenty-one years after the death of the last surviving lineal descendant of the person named in the related agreement, alive as of the cut-off date. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase of all of the assets of the trust fund as described above shall be made at the price set forth in the related prospectus supplement which will generally be equal to sum of (a) 100% of the principal balance of each Mortgage Asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate, net of the rate at which the servicing fee is calculated if the servicer is the purchasing party, to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the Mortgage Assets acquired for the benefit of securityholders.

     In connection with any purchase of all of the assets of the trust fund, the purchasing party will also pay the outstanding fees and expenses of the trustee and the provider of credit support. The purchase price for termination in this manner will be reduced by amounts on deposit in the principal and interest account and certificate account that would have constituted part of the amount available for distribution to holders of the securities for subsequent remittance dates absent such purchase. The exercise of an optional termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding Mortgage Assets for the series at the time of purchase being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for that series, which percentage will be between 25% and 0%.

                          DESCRIPTION OF THE AGREEMENTS

     Each series of certificates evidencing interests in a trust fund will be issued in accordance with a pooling and servicing agreement among the depositor, the servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to a series that materially differs from the description of the agreement contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     At the time of issuance of any series of securities, the depositor will cause the Mortgage Assets included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the Mortgage Assets after the cut-off date, other than the Depositor's Yield and amounts received after the cut-off date in respect of interest accrued on or prior to the cut-off date. The trustee will, concurrently with this assignment, deliver the securities to the depositor in exchange for the Mortgage Assets and the other assets constituting the trust fund for the series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related agreement. The Mortgage Asset schedule will include detailed information in respect of each Mortgage Asset included in the related trust fund, including without limitation, the address of the related mortgaged property, the interest rate and, if applicable, the index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the appraised value, the loan-to-value ratio as of the date indicated and the scheduled payment of principal and interest.

     With respect to each mortgage loan, the depositor will, unless otherwise provided in the related prospectus supplement, deliver or cause to be delivered to the trustee, or to the custodian acting on behalf of the trustee, certain loan documents, including the following:

     o the mortgage note endorsed, without recourse, in blank or to the order of the trustee,

     o    the Mortgage with evidence of recording indicated thereon,

     o an assignment of the Mortgage to the trustee with evidence of recording thereon (except as otherwise set forth in the prospectus supplement and except for any such assignment of Mortgage not returned from the public recording office, or one or more blanket certificates attaching copies of one or more assignments of mortgage relating thereto where the original assignment is not being delivered to the trustee) or an assignment of the Mortgage from the last assignee of the Mortgage in blank,

     o    evidence of title insurance,

     o intervening assignments of Mortgage, except for any such assignment of the Mortgage that has been lost or has not been returned from the public recording office, and

     o    any assumption and modification agreements.

     In the event that, with respect to any mortgage loan, the depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the agreement for any series because they have been lost or have not yet been returned by the public recording office, the depositor will deliver or cause to be delivered to the trustee a certified true photocopy of the Mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. Except as otherwise set forth in the prospectus supplement, assignments of the Mortgage Assets to the trustee will be recorded in the appropriate public office for real property records.

     As to each manufactured home contract or home improvement contract, the depositor will, unless otherwise provided in the related prospectus supplement, deliver or cause to be delivered to the trustee, or to the custodian acting on behalf of the trustee, certain documents including the following:

     o the original contract endorsed, without recourse, to the order of the trustee,

     o instruments related to the contract and the security interest in the property securing the contract, and

     o a blanket assignment to the trustee of all contracts, documents and instruments in the related trust fund. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all contracts as collateral.

     The trustee will review (or cause to be reviewed) the documents delivered to it within 45 days after the initial issuance of the securities of each series, unless otherwise provided in the related prospectus supplement, to ascertain that all required documents have been executed and received. If the trustee or the provider of credit support, if applicable under the related agreement, during the process of reviewing the documents delivered to it finds any document constituting a part of a trustee's file to be missing or defective in any material respect, the trustee or the provider of credit support, as applicable, shall promptly so notify the depositor. If within 60 days, or such other date set forth in the prospectus supplement, after the trustee's notice to it respecting such defect the depositor has not remedied the defect and the defect materially and adversely affects the interest of the holders of securities in the related Mortgage Asset or the interests of the provider of credit support if applicable, the depositor will, on the next succeeding determination date, either (1) substitute in lieu of such Mortgage Asset a mortgage loan, or loans, or contract or contracts, which meet certain criteria set forth in the related agreement or (2) purchase the Mortgage Asset at a price equal to the principal balance of the Mortgage Asset as of the date of purchase, plus all accrued and unpaid interest thereon through the due date for such Mortgage Asset in the Due Period most recently ended prior to the determination date computed at the interest rate plus the amount of any unreimbursed servicing advances made by the Servicer. The purchase price shall be deposited in the principal and interest account. In addition, if the then aggregate outstanding principal balance of a substitute Mortgage Assets is less than the principal balance of the Mortgage Asset to be replaced as of the date of substitution plus accrued and unpaid interest thereon, deliver to the trustee the amount of the shortfall.

     Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to holders of securities or the trustee for omission of, or a material defect in, a constituent document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     With respect to each Mortgage Asset included in the related trust fund, the depositor will make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for such Mortgage Asset on the Mortgage Asset schedule;

     o the existence of title insurance insuring the lien priority of the Mortgage Asset;

     o    the authority of the depositor to sell the Mortgage Asset;

     o the payment status of the Mortgage Asset and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

     o the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the mortgaged property of the benefit of the security of the Mortgage; and

     o    the existence of hazard insurance coverage on the mortgaged property.

     Unless otherwise provided in the related prospectus supplement, in the event of a breach of any such representation or warranty, the warranting party will be obligated to cure the breach or repurchase or replace the affected Mortgage Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warranting party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes the breach occurs prior to that date. Such party will have no repurchase obligations if the relevant event that causes the breach occurs after the date. However, the depositor will not include any Mortgage Asset in the trust fund for any series of securities if it knows that a representation and warranty regarding that Mortgage Asset is not accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

     The related agreement will provide that the servicer and/or trustee will be required to notify promptly the relevant warranting party of any breach of any representation or warranty made by or on behalf of it in respect of a Mortgage Asset that materially and adversely affects the value of the Mortgage Asset or the interests therein of the securityholders. If the warranting party cannot cure the breach within 60 days following the date on which the warranting party discovered the breach or was notified of the breach, then the warranting party will be obligated to, on the determination date next succeeding the end of the 60 day period, either (i) repurchase the Mortgage Asset from the trustee at the Purchase Price therefor or (ii) replace such Mortgage Asset with one or more qualified substitute Mortgage Assets, provided that, if a REMIC election has been made with respect to the trust fund, such substitution must be made within two years of the date of initial issuance of the securities, plus permissible extensions. If the aggregate outstanding balance of a qualified substitute Mortgage Asset is less than the outstanding principal balance of the defective Mortgage Asset plus accrued and unpaid interest thereon, the warranting party will also remit for distribution to the holders of securities an amount equal to the shortfall. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a warranting party.

     Neither the depositor nor the servicer (except to the extent that it is the warranting party) will be obligated to purchase or substitute for a Mortgage Asset if a warranting party defaults on its obligation to do so, and no assurance can be given that warranting parties will carry out such obligations with respect to a Mortgage Asset.

     A servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreement. Upon a breach of any representation of the servicer which materially and adversely affects the interests of the securityholders, the servicer will be obligated to cure the breach in all material respects.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT

     The servicer will, as to each trust fund, establish and maintain or cause to be established and maintained a principal and interest account for the collection of payments on the related Mortgage Assets. Each principal and interest account must be an eligible account which means it must be either (1) an account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., and A2 or better by Moody's Investors Service, Inc. and in one of the two highest short-term rating categories by S&P and in the highest short-term rating category by Moody's and which is either:

     o a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

     o an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

     o a national banking association duly organized, validly existing and in good standing under the federal banking laws,

     o    a principal subsidiary of a bank holding company, or

     o if required by the related agreement, approved in writing by the provider of credit support or (2) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Amounts on deposit in the principal and interest account may be invested in certain high quality permitted instruments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the principal and interest account will be paid to the servicer or its designee as additional servicing compensation and the servicer shall be responsible for any net losses thereon. The principal and interest account may be maintained with an institution that is an affiliate of the servicer, provided that such institution meets the standards set forth above. If permitted by each rating agency and so specified in the related prospectus supplement, a principal and interest account may contain funds relating to more than one series of securities and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

     The servicer will deposit or cause to be deposited in the principal and interest account for each trust fund within one business day of receipt of good funds, unless otherwise provided in the agreement and described in the related prospectus supplement, the following payments and collections received by the servicer or on its behalf subsequent to the cut-off date:

               (1) all payments on account of principal, including principal prepayments and other excess payments of principal, on the Mortgage Assets, net of the Depositor's Yield, if any;

               (2) all payments on account of interest on the Mortgage Assets, net of amounts received after the cut-off date in respect of interest accrued on the Mortgage Assets on or prior to the cut-off date;

               (3) all proceeds of the hazard insurance policies, other than amounts to be applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note,

               (4) all proceeds from any FHA insurance,

               (5) any proceeds received in connection with the taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or any release of a part of the mortgaged property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, and

               (6) all amounts received and retained in connection with the liquidation of defaulted Mortgage Assets, by foreclosure or otherwise net of fees and advances reimbursable therefrom plus the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed- in-lieu of foreclosure or otherwise;

               (7) all proceeds of any Mortgage Asset or property in respect thereof purchased by the warranting party as described under "Description of the Pooling and Servicing Agreements-- Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in respect of that Mortgage Asset;

               (8) all payments required to be deposited in the principal and interest account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies"; and

               (9) any amount required to be deposited by the servicer in connection with net losses realized on investments of funds held in the principal and interest account in permitted instruments.

      Unless otherwise specified in the related prospectus supplement, the foregoing requirements for deposit in the principal and interest account may be net of any portion thereof retained by the servicer as its servicing compensation which need not, to the extent permitted by the related servicing agreement, be deposited in the principal and interest account. See "Description of the Pooling and Servicing Agreements--Servicing and Other Compensation and Payment of Expenses".

DEPOSITS TO CERTIFICATE ACCOUNT

       The trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a certificate account which must be an eligible account.

      The trustee will deposit or cause to be deposited in the certificate account for each trust fund, unless otherwise provided in the servicing agreement and described in the related prospectus supplement, the following amounts received subsequent to the cut-off date:

               (1) all amounts transferred to the trustee by the servicer from the principal and interest account;

               (2) any monthly advances and compensating interest remitted to the trustee by the servicer as described under "Description of the Certificates--Monthly Advances in respect of Delinquencies--Compensating Interest";



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



               (3) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of securities as described under "Description of Credit Support";

               (4) all income or gain from investments of funds on deposit in the certificate account and any amount required to be deposited by the servicer in connection with net losses realized on investments of funds in the certificate account; and

               (5) the purchase price received for the Mortgage Assets upon termination of the trust fund.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the Mortgage Assets initially being delivered to the trustee. Cash in an amount equal to such difference will be deposited into a separate trust account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional Mortgage Assets for the related trust fund. Such additional Mortgage Assets will be required to conform to the requirements set forth in the related prospectus supplement and pooling and servicing agreement or indenture. Any amounts remaining in the pre-funding account at the end of such period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the Mortgage Assets and will follow or cause to be followed the collection procedures as it would follow with respect to Mortgage Assets that are comparable to the Mortgage Assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support".

     The servicer will be required to perform the customary functions of a servicer of comparable loans, including the following:

     o    collecting payments from mortgagors,

     o maintaining hazard insurance policies as described herein and in any related prospectus supplement and filing and settling claims thereunder,

     o maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the terms of the Mortgage Asset,

     o processing assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage,

     o    attempting to cure delinquencies,

     o    supervising foreclosures, and

     o    maintaining accounting records relating to the Mortgage Assets.

     The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Assets. Consistent with the foregoing, the servicer may at its own discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Asset or any other fee or charge which the servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Asset or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, subject to the limitations set forth in the related servicing agreement. In the event the servicer consents to the deferment of the due dates for payments due on a mortgage note, the servicer will nonetheless make payment of any required monthly advances with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

     Under a servicing agreement, a servicer will be granted some discretion to extend relief to mortgagors whose payments become delinquent. A servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a mortgagor or may enter into a plan providing for repayment by such mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, unless otherwise specified in the related prospectus supplement, the servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan or contract. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable, the servicer will be permitted, subject to any specific limitations set forth in the related servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to such Mortgage Asset on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable credit enhancement.

     In the case of multifamily loans or commercial loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan or a commercial loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan or commercial loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan or commercial loan and the laws of the jurisdiction in which the mortgaged property is located.

     If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related Mortgage Asset or to foreclose on the mortgaged property for a considerable period of time. SEE "LEGAL ASPECTS OF MORTGAGE ASSETS."

SERVICING ADVANCES

     In the course of performing its servicing obligations, the servicer will, unless otherwise specified in the related prospectus supplement, pay all reasonable and customary "out of pocket" costs and expenses incurred in the performance of its servicing obligations in accordance with the general servicing standards described above, which costs and expenses may include the cost of the following:

     o the preservation, restoration and protection of mortgaged properties, including advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard, flood and FHA insurance policies,

     o    any enforcement or judicial proceedings, including foreclosures,

     o the management and liquidation of mortgaged property acquired in satisfaction of the related Mortgage Asset and

     o in connection with the liquidation of a Mortgage Asset, expenditures relating to the purchase or maintenance of the first lien.

     Each of these types of expenditures will constitute a "servicing advance".

     Unless otherwise specified in the related prospectus supplement, the servicer may recover servicing advances, if not theretofore recovered from the mortgagor on whose behalf the servicing advance was made, from late collections on the related Mortgage Asset, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the Mortgage Asset. To the extent the servicer, in its good faith business judgment, determines that such servicing advances will not be ultimately recoverable from late collections, Insurance Proceeds, Released Mortgaged Property Proceeds or Liquidation Proceeds on the related Mortgage Assets, unless otherwise provided in the related prospectus supplement, the servicer may be reimbursed from distributions of the amount available after distributions to the securityholders. The servicer is not required to make any servicing advance which it determines would be a nonrecoverable servicing advance.

SUB-SERVICERS

     A servicer may delegate its servicing obligations in respect of the Mortgage Assets to third-party servicers, but the servicer will remain obligated under the related servicing agreement. The sub-servicing agreement between a servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of the rating of any class of securities issued pursuant to the servicing agreement or indenture. Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the servicing agreement will provide that, if for any reason the servicer for such series of securities is no longer acting in such capacity, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

     The servicer will be solely liable for all fees owed by it to any sub-servicer, whether or not the servicer's compensation pursuant to the related servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the servicer for certain expenditures which it makes, generally to the same extent the servicer would be reimbursed under a servicing agreement. See "--Servicing and Other Compensation and Payment of Expenses".

REALIZATION UPON DEFAULTED MORTGAGE LOANS AND CONTRACTS

     The servicer will be required to foreclose upon or otherwise take title in the name of the trustee on behalf of the securityholders of mortgaged properties relating to defaulted Mortgage Assets as to which no satisfactory arrangements can be made for collection of delinquent payments, but the servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any.

     In connection with a foreclosure or other conversion, the servicer shall perform collection and foreclosure procedures with the same degree of care and skill as it would use under the circumstances in the conduct of its own affairs.

     Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. With respect to a defaulted home improvement contract, the servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note. In doing so, the servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.



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



     The limitations imposed by the pooling and servicing agreement for a series of certificates and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related trust fund) on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Assets--Foreclosure".

     The servicer will be entitled to withdraw from the principal and interest account out of the Liquidation Proceeds recovered on any defaulted Mortgage Asset, prior to the distribution of such Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Mortgage Asset and unreimbursed servicing advances incurred with respect to the Mortgage Asset. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Asset plus interest accrued thereon at the interest rate plus the aggregate amount of those amounts reimbursable to the servicer, the trust fund will realize a loss in the amount of such difference.

HAZARD INSURANCE POLICIES

     Unless otherwise stated in the related prospectus supplement, each servicing agreement will require the servicer to maintain or cause to be maintained fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located in an amount which is at least equal to the least of (1) the outstanding principal balance owing on the related Mortgage Asset and any first lien, (2) the full insurable value of the premises securing the Mortgage Asset and (3) the minimum amount required to compensate for damage or loss on a replacement cost basis. Generally, if at the origination of the Mortgage Asset or at any time during the term of the Mortgage Asset, the servicer determines that the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) and the servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the servicer will cause to be purchased a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the Mortgage Asset and any first lien and (2) the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended. The servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1994, as amended, and the servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the servicer under any such policies (other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the principal and interest account.

     If the servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Assets that names the servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Assets


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



without co-insurance, and otherwise complies with the preceding paragraph, the servicer will be deemed to have satisfied its obligations with respect to fire and hazard insurance coverage.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the home improvement contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

DUE-ON-SALE PROVISIONS

     When a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer, on behalf of the trustee, will be required under the related servicing agreement, to the extent it has knowledge of such conveyance or prospective conveyance, to enforce the rights of the trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Asset under any "due-on-sale" clause contained in the related Mortgage or mortgage note, unless the servicer reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the mortgage loan is an ARM Loan that by its terms is assumable. In this event, the servicer will be required to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and, unless prohibited by applicable law or the mortgage documents, the mortgagor remains liable thereon. The proposed transferee of the related mortgaged property must establish to the servicer its ability to repay the loan and that the security for the loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. The servicer may also be authorized under the related servicing agreement, subject to certain approvals, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the mortgage note.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset which amount will be set forth in the prospectus supplement with respect to a series of securities. Since the servicer's primary compensation is a percentage of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of each Mortgage Loan. Unless otherwise provided in the related prospectus supplement, the servicer may retain, as additional servicing compensation, all assumption fees, modification fees and other administrative fees, late payment charges, release fees, bad check charges, any other servicing-related fees (other than the Depositor's Yield), net Liquidation Proceeds not otherwise required to be deposited into the principal and interest account pursuant to the related servicing agreement, interest or other income which may be earned on funds held in the principal and interest account, certificate account and any other account created under the related servicing agreement. The servicing agreement and prospectus supplement with respect to a series of securities will set forth any other amounts payable to the servicer. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer or trustee may, to the extent provided in the related prospectus supplement, pay certain expenses incurred, including payment of the fees and disbursements of the trustee and any credit support provider. The servicing agreement and prospectus supplement with respect to a series of securities may provide that additional accounts be established by the servicer or the trustee into which the servicer or the trustee for the payment of fees.

ANNUAL EVIDENCE AS TO THE COMPLIANCE OF THE MASTER SERVICER

     Each servicing agreement with respect to a series of securities, will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the servicer of mortgage loans under servicing agreements substantially similar to each other, including the related pooling and servicing agreement or servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

     Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the servicer may be obtained by securityholders without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The servicer under each servicing agreement will be named in the related prospectus supplement. The entity serving as servicer may be the depositor or an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

     Each servicing agreement will provide that the servicer may not resign from its obligations and duties under the related agreement except by mutual consent of the servicer, the depositor, any credit support provider, the trustee and the majority securityholders and only if its resignation, and


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



the appointment of a successor, will not result in a downgrading of any class of securities, or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

     Each servicing agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment, but that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable pursuant to the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the trust fund. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

     Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT UNDER THE GOVERNING AGREEMENT AND RIGHTS UPON EVENTS OF
DEFAULT

     POOLING AND SERVICING AGREEMENT FOR CERTIFICATES

     Unless otherwise provided in the related prospectus supplement for a series of certificates, events of default under each pooling and servicing agreement will consist of:

          o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for one business day after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by any certificateholder;

          o any failure by the servicer to make any required servicing advance, to the extent such failure materially and adversely affects the interests of certificateholders, or any required monthly advance to the extent of the full amount in each case which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by any certificateholder;

          o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for sixty days, after the giving of written notice of the failure to the servicer by the trustee, the provider of credit support, if applicable, or the depositor, or to the servicer, the depositor and the trustee by any certificateholder; and

          o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Unless otherwise provided in the prospectus supplement for a series of certificates, so long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust fund and in and to the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Assets, then the trustee will not be so obligated. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $15,000,000 to act as successor to the servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the related agreement.

     The trustee is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

     SERVICING AGREEMENT FOR NOTES

     Unless otherwise provided in the related prospectus supplement for a series of notes, a "servicing default" under the related servicing agreement generally will include:

               o any failure by the servicer to make a required deposit to the distribution account or, if the servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for five business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the servicer by the trustee or the issuer;

               o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for 60 days after the giving of written notice of the failure to the servicer by the trustee or the issuer;

               o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by the servicer indicating its insolvency or inability to pay its obligations and

               o any other servicing default as set forth in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Assets during any period prior to the date of the termination. Upon termination of the servicer, the trustee will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to repurchase Mortgage Assets, and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.


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




     INDENTURE

     An event of default under the indenture generally will include:

     o a default for five days or more in the payment of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the depositor or the issuer in the indenture which continues for a period of 60 days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the depositor or the issuer in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. Such declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

     If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     If the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

     No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

     o the holder previously has given to the trustee written notice of default and the default is continuing,

     o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (2) have offered to the trustee reasonable indemnity,

     o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request of any of the holders of notes or equity certificates covered by the agreement, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT OF THE GOVERNING AGREEMENTS

     With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer, if any, and the trustee, by written agreement, upon written consent of any credit support provider, without notice to or the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement which may be inconsistent with any other provisions


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



of the agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not, as evidenced by an opinion of counsel delivered to the trustee,

     o adversely affect in any material respect the interests of any holder of certificates covered by the agreement,

     o reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any certificate without the consent of the holder of the certificate, or

     o change the rights or obligations of any other party without the consent of that party.


     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

     With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that such action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement. Each agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

o reduce the percentage of voting rights required by the preceding bullet point for the consent to any such amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

OPTIONAL PURCHASE BY THE SERVICER OF DEFAULTED MORTGAGE LOANS



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



     The servicer under the related servicing agreement will have the option to purchase from the trust fund any Mortgage Asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent Mortgage Asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any agreement, the securities or any Mortgage Asset or related document and is not accountable for the use or application by or on behalf of the servicer of any funds paid to the servicer or its designee in respect of the securities or the Mortgage Assets, or deposited into or withdrawn from the principal and interest account or any other account by or on behalf of the servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

     The trustee or indenture trustee, each referred to as the "trustee", under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the servicer and its affiliates. The trustee may resign at any time in the manner set forth in the related agreement, in which event the servicer will be obligated to appoint a successor trustee. The trustee may be removed if it ceases to be eligible to continue as such under the related agreement or if it becomes insolvent. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until the acceptance of appointment by a successor trustee. The trustee may appoint separate trustees and co-trustees to the extent provided in the related agreement.



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



                          DESCRIPTION OF CREDIT SUPPORT

     For any series of securities, credit support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization, overcollateralization or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

     The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one pool of Mortgage Assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

     If credit support is provided with respect to one or more classes of securities of a series, or the related Mortgage Assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under such credit support,

     o any conditions to payment thereunder not otherwise described in this prospectus,

     o the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

     o    a brief description of its principal business activities,

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and
     o its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.



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



SUBORDINATE CERTIFICATES

     One or more classes of securities of a series may be subordinate securities. The rights of the holders of subordinate securities to receive distributions of principal and interest from the certificate account on any remittance date will be subordinated to the rights of the holders of senior securities to the extent specified in the related prospectus supplement. The subordination of a class may apply only in the event of, or may be limited to, certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series and the circumstances in which such subordination will be applied. If one or more classes of subordinate securities of a series are offered securities, the related prospectus supplement will provide information as to the sensitivity of distributions on those securities based on certain default assumptions.

CROSS-SUPPORT PROVISIONS

     If so provided in the related prospectus supplement, the Mortgage Assets for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series, and credit support may be provided by cross-support provisions requiring that distributions be made on certain classes of securities evidencing interests in one group of Mortgage Assets prior to distributions on other classes of securities evidencing interests in a different group of Mortgage Assets. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

     The prospectus supplement for a series of securities may provide that the Mortgage Assets in the related trust fund will be covered for various default risks by insurance policies, including FHA insurance or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on one or more classes of securities in a series of securities may be covered by one or more letters of credit, issued by a bank or financial institution specified in the related prospectus supplement. Under a letter of credit, the letter of credit bank will be obligated to honor draws in respect of such deficiencies in an amount specified in the related prospectus supplement upon presentation of documents required under the letter of credit. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and otherwise as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.



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



INSURANCE POLICIES AND SURETY BONDS WITH RESPECT TO THE SECURITIES

     Deficiencies in amounts otherwise payable on one or more classes of securities of a series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in, or determined in the manner specified in, the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUNDS OR SPREAD ACCOUNT

     Deficiencies in amounts otherwise payable on one or more classes of securities of a series may be covered by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the related prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets. A reserve fund for a series of securities which is funded over time by depositing therein a portion of the interest payment on each Mortgage Asset will be referred to as a "spread account" in the related prospectus supplement and the pooling and servicing agreement or indenture.

     Amounts on deposit in any reserve fund for a series of securities, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of or interest on the securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each remittance date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the securities.

     Moneys deposited in any reserve funds will be invested in permitted instruments, except as otherwise specified in the related prospectus supplement. Reinvestment income or other gain from these investments may be credited to the related reserve fund for the series, and any loss resulting from such investments will be charged to the reserve fund. However, this income may be payable to the servicer or another service provider as additional compensation.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the following:

     o    initial balance of the reserve fund,

     o    the balance required to be maintained in the reserve fund,

     o    the manner in which the required balance may decrease over time,



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



     o    the manner of funding the reserve fund,

     o the purposes for which funds in the reserve fund may be applied to make distributions to securityholders,

     o the use of any investment earnings and payment of any investment losses in respect of the reserve fund, and

     o whether or not the reserve fund will be a part of the Trust Fund or any REMIC.

OVERCOLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution in respect of principal to reduce the principal balance of one or more classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities relative to payments of principal on the related Mortgage Assets. Any excess of the principal balance of the Mortgage Assets over the principal balance of the related class of securities is referred to as "overcollateralization".

                    DESCRIPTION OF PRIMARY INSURANCE POLICIES

     Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

     Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and some approved expenses, over a specified percentage of the value of the related mortgaged property.

     As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

     o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection expenses and foreclosure and related costs,

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted), and

     o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.



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



PRIMARY HAZARD INSURANCE POLICIES

     Each servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim.
All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

     Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA INSURANCE

     The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, some of the mortgage loans will be insured by the FHA.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any such debenture.

     The servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

     Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender's FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

     Unless otherwise specified in the related prospectus supplement, the servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

     Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.



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



     If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of such assignment and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

     Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve with respect to loans insured under that Title I lender's contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

     Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

     The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

     Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of


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     o    the net unpaid principal amount and the uncollected interest earned to the date of default,

     o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

     o    uncollected court costs,

     o    title examination costs,

     o fees for required inspections by the lenders or its agents, up to $75, and

     o    origination fees up to a maximum of 5% of the loan amount.

     Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

     In general, the FHA will insure home improvement contracts up to $25,000 for a Single Family Property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

     With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

     Following a default on a Title I loan insured by the FHA, the servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating


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and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA GUARANTEES

     The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program pursuant to which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, some of the mortgage loans will be guaranteed by the VA.

     Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (1) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (2) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

     The servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.


                        LEGAL ASPECTS OF MORTGAGE ASSETS

     The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Assets is situated.

MORTGAGE LOANS

     The Single-Family Loans, multifamily loans, commercial loans and mixed use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon


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the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the mortgaged property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

MANUFACTURED HOME CONTRACTS

     Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the


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UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if


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the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the servicer will be obligated to take such steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any such liens with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

HOME IMPROVEMENT CONTRACTS

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests", each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the


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holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", i.e., without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

FORECLOSURE ON MORTGAGES

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available remedies under the mortgage. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to the sale, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a


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junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. In some cases a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorney's and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.



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     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to


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foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

     With respect to a trust fund for which a REMIC election has been made, the servicer, under the REMIC provisions of the Code and the pooling and servicing agreement, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the servicer.

     Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the trust fund for which a REMIC election has been made with respect to its acquisition (by foreclosure or otherwise) and disposition of REO Property, and any taxes or fees imposed may reduce Liquidation Proceeds with respect to such REO Property, as well as distributions payable to the securityholders.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other


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than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. Such payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOME CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. Unless a manufactured home has become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in some minimal ways, the general repossession procedure established by the UCC is as follows:

     o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession pursuant to court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self- help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.



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     o    Sale proceeds are to be applied first to repossession expenses such as those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. SEE "--FORECLOSURE ON MORTGAGES".

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

RIGHTS OF REDEMPTION

     MORTGAGE LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and some foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The


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effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     MANUFACTURED HOME CONTRACTS. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession of a manufactured home. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL PROPERTIES. Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount


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of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite some ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than such amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification pursuant to Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

     In the case of income-producing multifamily properties and commercial properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Some tax liens arising under the Code, may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon


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lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

     In addition, some of the mortgage loans included in a trust fund may also be subject to the Home Ownership and Equity Protection Act of 1994, if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     MANUFACTURED HOUSING CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS AND HOME IMPROVEMENT CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in- Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts or home improvement contracts are deemed high cost loans within the meaning of the Homeownership Act, they would be


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subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti- Deficiency Legislation and Other Limitations on Lenders" above.

     Manufactured housing contracts and home improvement contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the manufactured housing contracts and home improvement contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract or home improvement contract. If an obligor is successful in asserting any such claim or defense, and if the mortgage loan seller had or should have had knowledge of such claim or defense, the servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home improvement contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract or home improvement contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or


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affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF PROVISIONS

     The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in some states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

     TRANSFER OF MANUFACTURED HOMES UNDER MANUFACTURED HOUSING CONTRACTS

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contract by the obligee on the contract upon any sale or transfer that is not consented to. The servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the servicer desires to accelerate the maturity of the related manufactured housing contract, the servicer's ability to do so will depend


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on the enforceability under state law of the due-on-sale clause. The Garn-St
Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some cases the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

     PREPAYMENT CHARGES AND PREPAYMENTS

     The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.



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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of such state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on certain kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that notwithstanding


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any state law to the contrary, (1) state-chartered banks may originate
"alternative mortgage instruments", including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (3) all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of such provisions. Some states have taken this type of action.

     The depositor has been advised by counsel that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM Loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOMES

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any loan or contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related loan or contract and may be unable to collect amounts still due under the loan or contract. The successful assertion of such claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that (1) the mortgage loan seller breached its obligation to repurchase the loan or contract in the event an obligor is successful in asserting the claim, and (2) the mortgage loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to


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the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan or enforce rights under a manufactured housing contract or home improvement contract during the borrower's period of active duty status and under some circumstances during an additional three month period thereafter. Thus, if the Relief Act applies to any Mortgage Asset which goes into default, there may be delays in payment on the related securities. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Assets resulting from similar legislation or regulations may result in delays in payment or losses to securityholders if credit support has been exhausted or is no longer in effect or does not cover such shortfall.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under some state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who without participating in the management of a facility hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render


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the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the servicer has not made and will not make such evaluations prior to the origination of the mortgage loans. Neither the servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was at the time of execution of the mortgage "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.


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NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

INSTALLMENT CONTRACTS

     The trust fund may also consist of installment sales contracts. Under an installment sales contract the seller, referred to in this section as the "lender", retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower", for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able pursuant to state statute to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.


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                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following discussion is the opinion of Thacher Proffitt & Wood, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement as it relates to matters of law or legal conclusions. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of
Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose "functional currency" is not the United States dollar.

     The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

     The following discussion addresses securities of four general types:

     o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the Trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

     o    Notes constituting indebtedness for federal income tax purposes.

     o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made,



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     o    Partnership Certificates representing interests in a Partnership Trust
          Fund which is treated as a partnership for federal income tax purposes, and

The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

     The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. In some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

     CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar


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year. Interest, including original issue discount, on the REMIC Regular
Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

     The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the remittance of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending remittance is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.



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     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

     ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. "Qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.


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     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

     The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each remittance date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     If the accrued interest to be paid on the first remittance date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next remittance date), and that portion of the interest paid on the first remittance date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first remittance date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first remittance date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial


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interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

     As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each remittance date and begins on the first day following the immediately preceding accrual period, except the first accrual period, which begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the remittances remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the remittances made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining remittances referred to in the preceding sentence will be calculated (1) assuming that remittances on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that remittances on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any remittances made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption


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price will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, each daily portion will be reduced, if the cost of the certificate is in excess of its adjusted issue price in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The "adjusted issue price" of a REMIC Regular Certificate on any given day equals the sum of
(1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

     MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each remittance representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount generally will be required to allocate the portion of each remittance representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. SEE "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-- Original Issue


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Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic remittances throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.



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     PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in remittances attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to


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tax rules that differ significantly from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash remittances by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

     A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash remittances received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions


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against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash remittances received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and remittances may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method


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described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

     If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. "Issue premium" is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. SEE "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND REMITTANCES. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by remittances made, and by net losses allocated, to the REMIC Residual Certificateholder.


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     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any remittance on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a remittance on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to remittances early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the remittances will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the remittances to the REMIC Residual Certificateholders, and increases in initial bases either occur after the remittances or, together with their initial bases, are less than the amount of the remittances, gain will be recognized by the REMIC Residual Certificateholders on these remittances and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through remittances, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The "daily accruals" of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its


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ratable portion of the product of the adjusted issue price of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any remittances made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on remittances to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic


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REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is "noneconomic" unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future remittances, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive remittances with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the rule described in the first sentence of this paragraph, which would result in the retention of tax liability by the purchaser.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

     MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS recently issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be


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allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

     SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by remittances on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Remittances." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC


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Regular Certificate assuming that income had accrued thereon at a rate equal to
110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A "conversion transaction" generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or


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gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending remittance on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

     To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of (1) the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer,


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the transferor does not have actual knowledge that the affidavit is false.
Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity
(1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

     For these purposes, a "disqualified organization" means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

     o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.



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     TERMINATION. A REMIC will terminate immediately after the remittance date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last remittance on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last remittance on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The Trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

     The Trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to


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disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the Trustee or other party designated in the related prospectus supplement.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code at a rate of 31% if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a remittance to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a remittance on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, remittances of interest, including remittances in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.


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     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

     Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     NEW WITHHOLDING REGULATIONS

     The IRS has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. These regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding these regulations.

NOTES

     On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, in the opinion of counsel to the depositor, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

     STATUS AS REAL PROPERTY LOANS

     (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     TAXATION OF NOTEHOLDERS

     Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."


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GRANTOR TRUST FUNDS

  CLASSIFICATION OF GRANTOR TRUST FUNDS

     On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, in the opinion of counsel to the depositor, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor Trust Funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes buydown mortgage loans.


     GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, may suggest that this characterization


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is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the remittances made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a


                                       104

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retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate, compounded based on the regular interval between remittance dates, that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when


                                       105

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prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.



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     Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates-- If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to


                                       107

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those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have


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been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.



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     Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

     It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition,


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



the discussion below is subject to the discussion under "-- Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates-- Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate


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



is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

     POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

     The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

     Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any remittances with respect to the Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A "conversion transaction" generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each remittance a statement setting forth the amount of the remittance allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

     BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Certificates, in the opinion of counsel to the depositor, the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make remittances on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For federal income tax purposes, (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

     TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Ruled Do Not Apply--", "-- Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

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     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for due period, including interest accruing at the applicable pass-through rate for such due period and interest on amounts previously due on the Partnership Certificates but not yet distributed;
(2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient cash to make current cash remittances of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

     A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each


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mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

     DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." As stated in the previous paragraph, the Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any remittances received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

     Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The


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Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash remittances with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

     The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 REMITTANCES. In the case of any remittance to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to such Partnership Certificate exceeds the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any remittance to a certificateholder, no loss will be recognized except upon a remittance in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

     SECTION 754 ELECTION. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and


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tax purposes on an accrual basis and the fiscal year of the Partnership Trust
Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or


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business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING. Remittances made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the


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acquisition, ownership, and disposition of the securities offered hereunder.
State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which plans subject to ERISA are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code. ERISA and the Code prohibit a broad range of transactions involving assets of ERISA plans and tax plans which are collectively referred to in this prospectus as "Plans" and persons who have certain specified relationships to such plans, unless a statutory or administrative exemption is available with respect to the transaction.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans, and other assets included in a trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss.2510. 3-101 defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity, such as the trust fund, the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if:

          o    the entity is an operating company;

          o the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or



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          o    Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include plans, as well as any "employee benefit plan", as defined in Section 3(3) or ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features". Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a Certificate or a Note with "substantial equity features", and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust fund. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the trustee or any of their respective affiliates is or becomes a "Party in Interest" within the meaning of ERISA with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans, and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

     The DOL issued an individual prohibited transactions exemption, to certain underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) the underwriter, (b) any person directly or indirectly, through one or


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more intermediaries, controlling, controlled by or under common control with the underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

     The underwriters' exemption sets forth six general conditions which must be satisfied for the underwriters' exemption to apply. First, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the underwriters' exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the depositor, the trustee, the servicer, any sub-servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the underwriters' exemption states that the investing Plan or Plan Asset investor must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The underwriters' exemption also requires that the trust fund meet the following requirements:

          o the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the rating agencies named in the underwriters' exemption for at least one year prior to the acquisition of the certificates by or on behalf of a Plan or with Plan Assets; and

          o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of the certificates by or on behalf of a Plan or with Plan Assets.

     Any transferee of the certificates will be deemed to have represented that either (a) such transferee is not a Plan and is not purchasing such certificates by or on behalf of or with "Plan Assets" of any Plan or (b) the purchase of any such certificate by or on behalf of or with "Plan Assets" of any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the servicer, the depositor


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



or the trustee to any obligation in addition to those undertaken in the related agreement. A fiduciary of a Plan or any person investing Plan Assets to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

     If the general conditions of the underwriters' exemption are satisfied, the underwriters' exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of certificates in the initial issuance of such certificates or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets or the continued holding of a certificate acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the underwriters' exemption are also satisfied, the underwriters' exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets and (3) the continued holding of certificates acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

     Further, if certain specific conditions of the underwriters' exemption are satisfied, the underwriters' exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the underwriters' exemption required for this purpose will be satisfied with respect to the certificates so that the underwriters' exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the underwriters' exemption are satisfied.

     The underwriters' exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.


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     On July 21, 1997, the DOL published in the Federal Register an amendment to the underwriters' exemption, which will extend exemptive relief to certain mortgage-backed and asset- backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the certificates, the amendment will generally allow mortgage loans supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by a trust fund, to be transferred to such trust fund within a pre-funding period no longer than 90 days or three months following the closing date instead of requiring that all such mortgage loans be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of certificates which otherwise qualify for the underwriters' exemption, provided that the following general conditions are met:

          (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must be less than or equal to: (a) 40% for transactions occurring on or after January 1, 1992 but prior to May 23, 1997 and (b) 25% for transactions occurring on or after May 23, 1997;

          (2) all additional mortgage loans transferred to the related trust fund after the date of initial issuance of a series of securities must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the rating agencies named in the underwriters exemption;

          (3) the transfer of subsequent mortgage loans to the trust fund during the pre-funding period must not result in the certificates covered by the underwriters' exemptions receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund;

          (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the mortgage loans included in the trust fund on the closing date and subsequent mortgage loans in the trust fund at the end of the pre-funding period must not be more than 100 basis points lower than the weighted average interest rate for the mortgage loans which were transferred to the trust fund on the closing date;

          (5) for transactions occurring on or after May 23, 1997, either:

               (a) the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

               (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the rating agency rating the certificates, the Underwriter and the trustee) stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in this prospectus or the prospectus supplement and the governing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the closing date;



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          (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the agreement or an event of default occurs;

          (7) amounts transferred to any pre-funding account and capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agencies rating the certificates and must:

               (a) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States; or

               (b) have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the rating agencies named in the underwriters' exemption;

          (8) the prospectus or prospectus supplement must describe the duration of the pre- funding period;

          (9) the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of certificateholders of the trust fund, including employee benefit plans subject to ERISA.

     In addition to the underwriters' exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL, which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager. "

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets,


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unless (1) as otherwise provided by the Secretary of Labor in the 401(c)
Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN SECURITIES

     Because the exemptive relief afforded by the underwriters' exemption, or any similar exemption that might be available, will not apply to the purchase, sale or holding of securities such as: notes with "substantial equity features," subordinate securities, REMIC Residual Certificates and any securities which are not rated in one of the three highest generic rating categories by the rating agencies named in the underwriters' exemption, transfers of any such securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the servicer with an opinion of counsel satisfactory to the depositor, the trustee and the servicer, which opinion will not be at the expense of the depositor, the trustee or the servicer, that the purchase of such securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the related agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct:

     o    the transferee is an insurance company;

     o the source of funds used to purchase such securities is an "insurance company general account", as such term is defined in PTCE 95-60;

     o    the conditions set forth in PTCE 95-60 have been satisfied; and

     o there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer, or any "affiliate" thereof, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general


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          account, as determined under PTCE 95-60, as of the date of the acquisition of such securities.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the related agreement.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. SEE "FEDERAL INCOME TAX CONSEQUENCES--REMICS--TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES--EXCESS INCLUSIONS" ABOVE.

CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustee, the servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE UNDERWRITERS' EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE UNDERWRITERS' EXEMPTION, THE SECURITY CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE UNDERWRITERS' EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE UNDERWRITERS' EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.


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                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which classes of securities of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the securities would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities". The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled, "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which is applicable to thrift institutions regulated by the OTS. Thrift Bulletin 13a has an effective date of


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December 1, 1998. One of the primary purposes of Thrift Bulletin 13a is to require thrift institutions, prior to taking any investment position, to (1) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives and (2) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of Thrift Bulletin 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features. Accordingly, the offered securities may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, Thrift Bulletin 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. Thrift Bulletin 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

     Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. INVESTORS SHOULD CONSULT THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE SECURITIES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS OR ARE SUBJECT TO INVESTMENT, CAPITAL OR OTHER RESTRICTIONS, AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO SUCH INVESTOR.

                             METHODS OF DISTRIBUTION

     The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the depositor with institutional investors through dealers; and

          3. By direct placements by the depositor with institutional investors.


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     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

     The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION



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     The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

     It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

     Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

     The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

     This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the


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offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention: Secretary, or by telephone at (708) 916-4000. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.



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                                    GLOSSARY

ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

APPLICABLE FEDERAL RATE: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

CODE: The Internal Revenue Code of 1986, as amended.

COMMISSION: The Securities and Exchange Commission.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

CRIME CONTROL ACT: The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980.

DOL: The U.S. Department of Labor.

DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R. ss.2510. 3-101

DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.



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EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

FTC RULE: The "Holder in the Due Course" Rule of the Federal Trade Commission.

GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act of 1982.

GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor Trust Fund.

GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

HIGH COST LOAN: A Mortgage Asset subject to the Home Ownership and Equity Protection Act of 1994.

HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994.

INSURANCE PROCEEDS: Proceeds received with respect to a Mortgage Asset under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted Mortgage Asset, by foreclosure or otherwise.

MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.



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MORTGAGE ASSET: A mortgage loan, manufactured housing conditional sales contract or installment agreement or a home improvement installment sales contract or installment loan agreement.

NBRC: The National Bankruptcy Review Commission.

NCUA: The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a Mortgage Asset which the servicer determines is not ultimately recoverable from Related Proceeds.

OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership Trust Fund.

PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

PLANS: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the principal balance at the rate at which interest accrues on the mortgage loan from the date as to which interest was last paid to but not including the due date in the Due Period most recently ended prior to such date of purchase and
(3) any unreimbursed servicing advances or expenses payable or reimbursable to the servicer with respect to that mortgage loan, unless the prospectus supplement specifies otherwise.

RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

RELATED PROCEEDS: Recoveries on a Mortgage Asset related to amounts which the servicer has previously advanced to the related trust fund.

RELEASED MORTGAGED PROPERTY PROCEEDS: Proceeds received in connection with the taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or any


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release of a part of the mortgaged property from the lien of the related
Mortgage, whether by partial condemnation, sale or otherwise.

RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC PROVISIONS: Sections 860A through 860G of the Code.

REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

REO PROPERTY: A mortgaged property acquired for the benefit of securityholders by foreclosure or by deed-in-lieu of foreclosure or otherwise.

RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF: The Savings Association Insurance Fund.

SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Asset, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

SINGLE FAMILY LOANS: A loan secured by a first or junior lien on a Single Family Property.

SINGLE FAMILY PROPERTIES: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments, individual units in de minimus planned-unit developments or manufactured homes that are permanently affixed to their sites.

STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

STRIPPED INTEREST SECURITIES: A class of securities which are entitled to interest distributions, with disproportionate, nominal or no principal distributions.

UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3)

         The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing fee for registration statement.................. $   722,800.00
         Legal fees and expenses................................     200,000.00
         Accounting fees and expenses...........................      75,000.00
         Trustee's fees and expenses (including counsel fees)...      85,000.00
         Printing and engraving fees............................     100,000.00
         Rating agency fees.....................................     300,000.00
         Blue Sky and legal investment fees and expenses........      10,000.00
         Miscellaneous..........................................      25,000.00
                                                                 --------------
                  Total......................................... $ 1,517,800.00
                                                                 ==============


INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

         The pooling and servicing agreements pursuant to which each series of certificates being registered will be issued and the indenture, owner trust agreement and servicing agreement pursuant to which each series of notes being registered will be issued will provide that neither the Registrant nor any director, officer, employee or agent of the Registrant will be under any liability to the trust fund created thereunder or the holders of the securities issued thereunder for any action taken or for refraining from the taking of any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the Registrant nor any such person will be protected against any breach of warranties or representations made in the related agreement, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties thereunder. The agreements will further provide that the Registrant and any director, officer, employee or agent of the Registrant will be entitled to indemnification by the related trust fund and will be held harmless by the trust fund against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities issued thereunder, other than any loss, liability or expense (i) related to any specific mortgage loan or mortgage loans comprising the trust fund (except any such loss, liability or expense otherwise reimbursable pursuant to the related agreement); (ii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the agreement, or by reason of reckless disregard of such obligations or duties thereunder; (iii) incurred in connection with any violation by it of any state or federal securities laws; or
(iv) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the agreements.

         The underwriter who executes an Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Act from certain information furnished to the Registrant by or on behalf of such underwriter.

EXHIBITS (ITEM 16 OF FORM S-3)

EXHIBITS --

1.1      --   Form of Underwriting Agreement.*
4.1      --   Form of Pooling and Servicing Agreement.*
4.2      --   Form of Indenture, for a series consisting of mortgage-backed notes.
4.3      --   Form of Servicing Agreement for a series of mortgage-backed notes.
4.4      --   Form of Trust Agreement for a series of mortgage-backed notes.
5.1      --   Opinion of Thacher Proffitt & Wood with respect to legality.
8.1      --   Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included with Exhibit 5.1).
23.1    --    Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.1 and Exhibit 8.1).
25.1    --    Power of Attorney.**

---------

* Previously filed as an Exhibit to Registration Statement on Form S-11 and incorporated herein by reference.

** Previously filed on page II-4 of Registration Statement No. 333-61691 and incorporated herein by reference.

UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.       UNDERTAKINGS PURSUANT TO RULE 415.

         The undersigned Registrant hereby undertakes:

                  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.       UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, Superior Bank FSB certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirements contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on the 21st day of July, 1999.


                                          SUPERIOR BANK FSB


                                          By: /s/ William C. Bracken
                                              ---------------------------------
                                              Name:   William C. Bracken
                                              Title:  Senior Vice President and
                                                      Chief Financial Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


               SIGNATURE                                         TITLE                              DATE

                  *
           Neal T. Halleran                              President, Director                   July 21, 1999

 /s/ William C. Bracken
---------------------------------------                  Senior Vice President and             July 21, 1999
          William C. Bracken                              Chief Financial Officer
                                                          (Principal Financial and
                                                          Accounting Officer)


                  *                                            Director                        July 21, 1999
---------------------------------------
           Nelson Stephenson

                  *                                            Director                        July 21, 1999
              Glen Miller

                  *                                            Director                        July 21, 1999
---------------------------------------
            Marc A. Weisman


                  *
              Monte Kurs                                       Director                        July 21, 1999

         *By     /s/ William C. Bracken
---------------------------------------
                    William C. Bracken

         Attorney-in-fact pursuant to a power of attorney previously filed with the Registration Statement No. 333-61691 and incorporated herein by reference.


                                  EXHIBIT INDEX

EXHIBIT                                                                                         LOCATION OF EXHIBIT
SEQUENTIAL                                                                                            IN
NUMBER                                        DESCRIPTION OF DOCUMENT                              NUMBERING SYSTEM


  1.1      --         Form of Underwriting Agreement.*
  4.1      --         Form of Pooling and Servicing Agreement.*
  4.2      --         Form of Indenture for a series consisting of mortgage-backed notes.
  4.3      --         Form of Servicing Agreement for a series of mortgage-backed notes.
  4.4      --         Form of Trust Agreement for a series of mortgage-backed notes.
  5.1      --         Opinion of Thacher Proffitt & Wood with respect to
                      legality.
  8.1      --         Opinion of Thacher Proffitt & Wood with respect to
                      certain tax matters (included with Exhibit 5.1).
  23.1     --         Consent of Thacher Proffitt & Wood (included as part of
                      Exhibit 5.1 and Exhibit 8.1).
  25.1     --         Power of Attorney.**

-----------

* Previously filed as an Exhibit to Registration Statement on Form S-11 and incorporated herein by reference.

** Previously filed on page II-4 of Registration Statement No. 333-61691 and incorporated herein by reference.